UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
Gramercy Property Trust
GPT Operating Partnership LP
(Exact name of registrant as specified in charter)

Gramercy Property Trust	Maryland	56-2466617
GPT Operating Partnership LP	Delaware	56-2466618
	(State or other jurisdiction incorporation or organization)	(I.R.S. Employer of Identification No.)

90 Park Avenue, 32nd Floor, New York, NY 10016 (212) 297-1000 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Edward J. Matey Jr.
General Counsel, Secretary and Executive Vice President
Gramercy Property Trust
90 Park Avenue, 32nd Floor
New York, New York 10016
(212) 297-1000
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
James W. McKenzie, Jr.
Morgan, Lewis & Bockius LLP
1701 Market Street
Philadelphia, Pennsylvania 19103
(215) 963-5000

Approximate date of commencement of proposed sale to the public: From time to time following the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Emerging growth company ☐
Non-accelerated filer ☐	Smaller reporting company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.    ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered(1)	Amount to be Registered(2)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(2)(3)
Gramercy Property Trust:
Common Shares
Preferred Shares
Depositary Shares(4)
Warrants(5)
Rights
Guaranties (6)
GPT Operating Partnership LP:
Debt Securities

(1)    The securities covered by this registration statement may be sold or otherwise distributed separately, together or as units with other securities covered by this registration statement. This registration statement covers offers, sales and other distributions of the securities listed in this table from time to time at prices to be determined. Securities registered hereunder may be issued in primary offerings, by selling security holders, or upon exercise, conversion or exchange of other securities registered hereunder. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are represented by depositary shares.
(2)    This registration statement covers an indeterminate amount of the securities of each identified class of securities. An unspecified aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered at unspecified prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are represented by depositary shares.
(3)    In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the registrant is deferring payment of all of the registration fee.
(4)    Each depositary share will be issued under a deposit agreement, will represent an interest in a fractional preferred share and will be evidenced by a depositary receipt.
(5)    The warrants covered by this registration statement may be warrants for common shares, preferred shares or depositary shares representing preferred shares.
(6)    Guaranties of debt securities of GPT Operating Partnership LP.

PROSPECTUS
GRAMERCY PROPERTY TRUST
Common Shares
Preferred Shares
Depositary Shares
Warrants
Rights
Guaranties

GPT OPERATING PARTNERSHIP LP
Debt Securities

Gramercy Property Trust, a Maryland real estate investment trust (the “Trust”),or any selling security holder may offer and sell, from time to time, the Trust’s common shares of beneficial interest, preferred shares of beneficial interest, depositary shares representing interests in its preferred shares, warrants to purchase common shares and/or preferred shares, and the Trust may also offer and sell, from time to time, guaranties of the debt securities of its operating partnership, GPT Operating Partnership LP.

GPT Operating Partnership LP, a Delaware limited partnership (the “Operating Partnership”), may offer and sell, from time to time, its debt securities in one or more series.

We may offer the foregoing securities at prices and on terms to be set forth in one or more supplements to this prospectus. The securities may be offered directly, through agents on our behalf or through underwriters or dealers.

The terms of the securities may include limitations on ownership and restrictions on transfer thereof as may be appropriate to preserve the status of the Trust as a real estate investment trust for United States federal income tax purposes.

The Trust’s common shares of beneficial interest are listed on the New York Stock Exchange under the symbol “GPT.” The Trust’s 7.125% Series A Cumulative Redeemable Preferred Shares are listed on the New York Stock Exchange under the symbol “GPT-PA.”

An investment in these securities entails certain material risks and uncertainties that should be considered. See “Risk Factors” on page 4 of this prospectus for a description of risk factors that should be considered by purchasers of the securities described in this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 29, 2017.

You should rely only on the information provided or incorporated by reference in this prospectus, any applicable prospectus supplement or any free writing prospectus. We have not authorized anyone to provide you with different or additional information. We are not making an offer to sell these securities in any jurisdiction where the offer or sale of these securities is not permitted. You should not assume that the information appearing in this prospectus, any applicable prospectus supplement, any free writing prospectus or the documents incorporated by reference herein or therein is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

You should read carefully this entire prospectus, as well as the documents incorporated by reference in this prospectus, before making an investment decision.

ABOUT THIS PROSPECTUS

This prospectus describes certain securities of Gramercy Property Trust, which is a Maryland real estate investment trust (“REIT”), and GPT Operating Partnership LP, which is a Delaware limited partnership. We sometimes refer to Gramercy Property Trust and GPT Operating Partnership LP together, along with their subsidiaries and affiliates, using the words “we,” “our” or “us,” or as our “company.”

This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission (the “SEC”) in accordance with General Instruction I.D. of Form S-3, using a “shelf” registration process for the delayed offering and sale of securities pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”). Under the shelf registration process, we and/or the selling security holders may, from time to time, sell the offered securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we and/or the selling security holders may offer. Each time we and/or the selling security holders sell securities, we will provide a prospectus supplement containing specific information about the terms of the securities being offered and the specific manner in which they will be offered. The prospectus supplement may also add, update or change information contained in this prospectus. To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any prospectus supplement, on the other hand, you should rely on the information in the prospectus supplement.

This prospectus and any accompanying prospectus supplement do not contain all of the information included in the registration statement. We have omitted parts of the registration statement in accordance with the rules and regulations of the SEC. For further information, we refer you to the registration statement on Form S-3 of which this prospectus is a part, including its exhibits. Statements contained in this prospectus and any accompanying prospectus supplement about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC’s rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters.

You should read this prospectus together with any additional information you may need to make your investment decision. You should also read and carefully consider the information in the documents we have referred you to in “Where You Can Find More Information” below. Information incorporated by reference after the date of this prospectus may add, update or change information contained in this prospectus. Any information in such subsequent filings that is inconsistent with this prospectus will supersede the information in this prospectus or any earlier prospectus supplement.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING INFORMATION

This prospectus contains “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). You can identify forward-looking statements by the use of forward-looking expressions such as “may,” “will,” “should,” “expect,” “believe,” “anticipate,” “estimate,” “intend,” “plan,” “project,” “continue,” or any negative or other variations on such expressions. Forward-looking statements include information concerning possible or assumed future results of our operations, including any forecasts, projections, plans and objectives for future operations. Although we believe that our plans, intentions and expectations as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions or expectations will be achieved. We have listed below some important risks, uncertainties and contingencies which could cause our actual results, performance or achievements to be materially different from the forward-looking statements we make in this report. These risks, uncertainties and contingencies include, but are not limited to, the following:
• the success or failure of our efforts to implement our current business strategy;
• our ability to accomplish our office asset disposition plan subject to the REIT prohibited transaction tax limitations;
• our ability to identify and complete additional property acquisitions and risks of real estate acquisitions;
• availability of investment opportunities on real estate assets and real estate-related and other securities;
• the performance and financial condition of tenants and corporate customers;
• the adequacy of our cash reserves, working capital and other forms of liquidity;
• the availability, terms and deployment of short-term and long-term capital;
• demand for industrial and office space;
• the actions of our competitors and our ability to respond to those actions;
• the timing of cash flows from our investments;
• the cost and availability of our financings, which depends in part on our asset quality, the nature of our relationships with our lenders and other capital providers, our business prospects and outlook and general market conditions;
• unanticipated increases in financing and other costs, including a rise in interest rates;
• economic conditions generally and in the commercial finance and real estate markets;
• changes in governmental regulations, tax rates and similar matters;
• legislative and regulatory changes (including changes to real estate and zoning laws, laws governing the taxation of REITs or the exemptions from registration as an investment company);
• our international operations, including unfavorable foreign currency rate fluctuations, enactment or changes in laws relating to foreign ownership of property, and local economic or political conditions that could adversely affect our earnings and cash flows;
• reduction in cash flows received from our investments;
• volatility or reduction in the value or uncertain timing in the realization of our retained collateralized debt obligation bonds;
• our ability to profitably dispose of non-core assets;

• availability of, and ability to retain, qualified personnel and trustees;
• changes to our management and board of trustees;
• environmental and/or safety requirements and risks related to natural disasters;
• declining real estate valuations and impairment charges;
• our ability to satisfy complex rules in order for us to qualify as a REIT for U.S. federal income tax purposes and qualify for our exemption under the Investment Company Act of 1940, as amended, the Operating Partnership’s ability to satisfy the rules in order to qualify as a partnership for U.S. federal income tax purposes, and the ability of certain of our subsidiaries to qualify as REITs and certain of our subsidiaries to qualify as taxable REIT subsidiaries (“TRSs”) for U.S. federal income tax purposes, and our ability and the ability of our subsidiaries to operate effectively within the limitations imposed by these rules;
• uninsured or underinsured losses relating to our properties;
• our inability to comply with the laws, rules and regulations applicable to companies, and in particular, public companies;
• tenant bankruptcies and defaults on or non-renewal of leases by tenants;
• decreased rental rates or increased vacancy rates;
• the continuing threat of terrorist attacks on the national, regional and local economies; and
• other factors discussed under Item 1A, “Risk Factors” of the Trust’s Annual Report on Form 10-K for the year ended December 31, 2016, and those factors that may be contained in any subsequent filing we make with the SEC, which are or will be incorporated by reference herein.
We assume no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise. In evaluating forward-looking statements, you should consider these risks and uncertainties, together with the other risks described from time-to-time in our reports and documents which are filed with the SEC, and you should not place undue reliance on those statements.
The risks included here are not exhaustive. Other sections of this prospectus and the documents incorporated by reference herein may include additional factors that could adversely affect our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time and it is not possible for management to predict all such risk factors, nor can it assess the impact of all such risk factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results.

RISK FACTORS

An investment in our securities involves risk. You should carefully consider the risks described in the section captioned “Risk Factors” contained in the Trust’s Annual Report on Form 10-K for the year ended December 31, 2016, and in subsequent periodic reports that we file with the SEC, each of which are incorporated by reference herein, as well as other information in this prospectus and any applicable prospectus supplement before purchasing our securities. Each of the risks described could materially and adversely affect our business, financial condition, results of operations, or ability to make distributions to the Trust’s shareholders or the Operating Partnership’s partners. In such case, you could lose all or a portion of your original investment. See “Where You Can Find More Information” beginning on page 65 of this prospectus. These risks are not the only ones faced by us. Additional risks not presently known or that are currently deemed immaterial could also materially and adversely affect our financial condition, results of operations, business and prospects. In connection with the forward-looking statements that appear in this prospectus, you should carefully review the factors referred to above and the cautionary statements referred to in “Cautionary Note Regarding Forward-Looking Statements.” Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us described above and in the documents incorporated herein by reference.

THE TRUST AND THE OPERATING PARTNERSHIP

Gramercy Property Trust (the “Trust”) is a leading global investor and asset manager of commercial real estate. We specialize in acquiring and managing high quality, income producing commercial real estate leased to high quality tenants in major markets in the United States and Europe.

We were formed under the laws of the State of Maryland on March 30, 2004, and have elected to be taxed as a REIT under sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the “Code”), beginning with the taxable period ended December 31, 2004. We operated under the name Chambers Street Properties until December 17, 2015, when we completed a series of transactions (the “Merger”) with Gramercy Property Trust Inc., a Maryland corporation, that resulted in the combined company that we named Gramercy Property Trust. The Merger was accounted for as a reverse acquisition using the acquisition method of accounting and resulted with Gramercy Property Trust Inc. as the accounting acquirer. As a result, the historical financial information for the periods prior to the Merger is that of Gramercy Property Trust Inc.

We operate in an umbrella partnership REIT structure in which our operating partnership, GPT Operating Partnership LP, a Delaware limited partnership (the “Operating Partnership”), indirectly owns (i) all of our consolidated real estate investments, (ii) our interests in unconsolidated equity investments and (iii) the entities, primarily TRSs, that conduct our third-party asset management operations. The Trust is the sole general partner of the Operating Partnership.

The executive offices of the Trust and the Operating Partnership are located at 90 Park Avenue, 32nd Floor, New York, New York 10016. Our telephone number is (212) 297-1000, and our website is http://www.gptreit.com. Information included on or linked from our website is not incorporated into, and does not constitute part of, this Prospectus.

SECURITIES OFFERED BY THIS PROSPECTUS

Securities of the Trust

Using this prospectus, the Trust or any selling security holder may offer and sell, from time to time, in one or more series or classes, separately or together, and in amounts, at prices and at terms to be set forth in one or more supplements to this prospectus, the following securities:

•	common shares of beneficial interest, par value $0.01 per share;

•	preferred shares of beneficial interest, par value $0.01 per share;

•	depositary shares representing an entitlement to all rights and preferences of fractions of preferred shares of a specified class or series and represented by depositary receipts;

•	warrants to purchase common shares, preferred shares or depositary shares;

•	rights to purchase common shares or preferred shares; or

•	guaranties of debt securities issued by the Operating Partnership.

The Trust’s preferred shares may, at the option of the Trust, be issued in the form of depositary shares evidenced by depositary receipts, and may be convertible into or exchangeable for common shares or other securities of the Trust or the Operating Partnership.

The common shares, preferred shares, depositary shares, warrants to purchase common shares, preferred shares and depositary shares, rights to purchase common shares or preferred shares and any guaranties of the debt securities issued by the Operating Partnership are sometimes referred to in this prospectus, collectively, as “Trust Securities.”

Securities of the Operating Partnership

Using this prospectus, the Operating Partnership may offer from time to time, in one or more classes or series, together or separately, at prices and on terms to be determined at the time of offering, its debt securities, which may consist of the following securities:

•	debentures;

•	notes; or

•	other evidences of indebtedness.

These debt securities may have one or more of the following characteristics:

•	they may represent secured or unsecured obligations of the Operating Partnership;

•	they may be either senior or subordinated;

•	they may have the benefit of conditional or unconditional guaranties of the Trust; or

•	they may be convertible into or exchangeable for common shares, preferred shares, units of limited partnership interest of the Operating Partnership (“Units”) and other securities.

The debt securities and Units are referred to in this prospectus, together with Trust Securities, as “securities.”

USE OF PROCEEDS

Unless otherwise specified in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities for working capital and other general corporate purposes, which may include the repayment of existing indebtedness, new investment opportunities, the development or acquisition of additional properties (including through the acquisition of individual properties, portfolios and companies) as suitable opportunities arise and the renovation, expansion and improvement of our existing properties. Further details relating to the use of the net proceeds will be set forth in the applicable prospectus supplement.

Unless otherwise described in any applicable prospectus supplement, we will not receive the proceeds of sales by selling security holders, if any.

RATIO OF EARNINGS TO FIXED CHARGES AND COMBINED FIXED CHARGES AND PREFERRED SHARE DIVIDENDS

The following unaudited table presents the consolidated ratios of earnings to fixed charges and earnings to combined fixed charges and preferred share dividends as defined in Item 503(d) of Regulation S-K for the periods indicated. You should read these ratios in conjunction with Exhibit 12.1 and Exhibit 12.2 filed as exhibits to our reports filed with the SEC under Exchange Act and incorporated by reference into this prospectus.

	Three Months Ended March 31,	For the Years Ended December 31,
	2017 [1]	2016	2015 [1]	2014	2013	2012 [1]
Gramercy Property Trust:
Ratio of Earnings to Fixed Charges	0.7x	1.9x	(0.2x)	4.4x	1.7x	0.9x

Ratio of Earnings to Combined Fixed Charges and Preferred Share Dividends	0.6x	1.8x	(0.2x)	3.1x	1.2x	0.8x

GPT Operating Partnership LP:
Ratio of Earnings to Fixed Charges	0.7x	1.9x	(0.2x)	4.4x	1.7x	0.9x

1. For the three months ended March 31, 2017 and the years ended December 31, 2015 and 2012, earnings were not sufficient to cover fixed charges by $7.8 million, $41.5 million and $12.1 million, respectively. For the three months ended March 31, 2017 and the years ended December 31, 2015 and 2012, earnings were not sufficient to cover combined fixed charges and preferred share dividends by $9.4 million, $47.7 million and $19.3 million, respectively.

For the purpose of computing the ratios above, earnings have been calculated by taking pre-tax income from continuing operations before adjustment for income from equity investees and adding fixed charges, distributed income of equity investees and subtracting capitalized interest. Fixed charges consist of the sum of interest costs, whether expensed or capitalized, and amortized premiums, discounts and capitalized expenses related to indebtedness. Preferred share dividends are the amount of pre-tax earnings that are required to pay the dividends on outstanding preferred securities.

DESCRIPTION OF SHARES

General

Under the Trust’s declaration of trust (the “declaration of trust”), we have the authority to issue a total of 500,000,000 shares of beneficial interest. Of the total shares authorized, 490,000,000 shares are classified as common shares, par value $0.01 per share, or the common shares, and 10,000,000 shares are classified as preferred shares, par value $0.01 per share, or the preferred shares, of which 3,500,000 preferred shares are designated as 7.125% Series A Cumulative Redeemable Shares, liquidation preference $25.00 per share (the "Series A Preferred Shares"). In addition, a majority of the Trust’s entire board of trustees (the “board of trustees”) may, without shareholder approval, amend the declaration of trust from time to time to increase or decrease the aggregate number of authorized shares or the number of shares of any class or series that the Trust has authority to issue. As of April 28, 2017, 151,873,041 common shares were issued and outstanding, and 3,500,000 Series A Preferred Shares” were issued and outstanding. Under Maryland law, the Trust’s shareholders are generally not liable for its debts or obligations.

Description of Common Shares

Subject to the restrictions on transfer and ownership of shares contained in the declaration of trust and except as may otherwise be specified in the declaration of trust or provided by applicable law, the holders of common shares are entitled to one vote per share on all matters voted on by shareholders, including the election of the trustees. The declaration of trust does not provide for cumulative voting in the election of the trustees. Therefore, the holders of a majority of the outstanding common shares can elect the entire board of trustees. Subject to any preferential rights of any outstanding classes or series of preferred shares, the holders of common shares are entitled to such dividends as may be authorized from time to time by the board of trustees and declared by us out of legally available funds and, upon liquidation, are entitled to receive all assets available for distribution to the Trust’s shareholders. All common shares issued and outstanding are fully paid and nonassessable common shares of beneficial interest. Holders of common shares do not have preemptive rights and therefore will not have an automatic option to purchase any new shares that we issue. The declaration of trust authorizes the board of trustees, without shareholder approval, to classify or reclassify any unissued common shares from time to time into one or more classes or series of shares.

Shares are held in “uncertificated” form which eliminates the physical handling and safekeeping responsibilities inherent in owning transferable share certificates and eliminates the need to return a duly executed share certificate to effect a transfer. Transfers can be effected by following the procedures described below under “Restrictions on Ownership and Transfer.”

Power to Issue Additional Common Shares and Preferred Shares

We believe that the power of the board of trustees to issue additional common shares or preferred shares provides us with increased flexibility in making investment acquisitions and in meeting other needs which might arise. Additional common shares are available for issuance without further action by the Trust’s shareholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which shares may be listed or traded.

Number of Trustees; Vacancies

The declaration of trust and the Trust’s amended and restated bylaws (the “bylaws”) provide that the number of the trustees may be established by a majority of the entire board of trustees but may not be fewer than the number required by Maryland REIT law (which is one). The bylaws also provide that the number of trustees may not be more than ten. The board of trustees currently consists of nine trustees, eight of whom are independent, and one vacancy. Any vacancy on the board of trustees may be filled only by a majority of the remaining trustees, even if such a majority constitutes less than a quorum, and any trustee elected to fill a vacancy will serve for the remainder of the full term of the trusteeship in which the vacancy occurred. Although the number of trustees may be increased or decreased, a decrease shall not have the effect of shortening the term of any incumbent trustee.

Annual Elections

Each of the trustees is elected by the Trust’s shareholders to serve until the next annual meeting of shareholders and until his or her successor is duly elected and qualifies. Trustees will be elected by a plurality of the votes cast at a meeting of shareholders at which trustees are to be elected and at which a quorum is present. However, trustees who receive more "withheld" votes than "for" votes must tender their resignations in accordance with the trustee resignation policy in the Trust's corporate governance guidelines.

Meetings and Special Voting Requirements

An annual meeting of the shareholders is held each year, after delivery of the annual report, at a convenient location and on proper notice, on the date and at the time and place set by the board of trustees. Special meetings of shareholders may be called only upon the request of the trustees, the chairman of the board of trustees, the president or the chief executive officer and, subject to certain procedural requirements set forth in the bylaws, must be called by the secretary to act on any matter that may properly be considered at a meeting of shareholders upon the written request of shareholders entitled to cast at least a majority of the votes entitled to be cast on such matter at such meeting. The presence in person or by proxy of shareholders entitled to cast at least a majority of all the votes entitled to be cast at a meeting on any matter shall constitute a quorum. Generally, the affirmative vote of a majority of all votes cast at a meeting at which a quorum is present is necessary to take shareholder action, except as set forth in the next paragraph and except that a plurality of the votes cast at a meeting at which a quorum is present is sufficient to elect a trustee.

Under the Maryland REIT Law, a Maryland REIT generally cannot amend its declaration of trust or merge with or convert into another entity, unless declared advisable by its board of trustees and approved by the affirmative vote of shareholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter. However, a Maryland REIT may provide in its declaration of trust for approval of these matters by a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter. The declaration of trust provides for a majority vote in these situations. Under the Maryland REIT law, the declaration of trust of a Maryland REIT may permit the trustees, by a two-thirds vote of the entire board of trustees, to amend the declaration of trust from time to time to qualify as a REIT under the Code, or the Maryland REIT Law, without the affirmative vote or written consent of the shareholders. The declaration of trust permits such action by the board of trustees. Subject to the provisions of any class or series of shares outstanding, we may merge or consolidate with another entity or entities or sell, lease, exchange or otherwise transfer all or substantially all of our property, if approved by the board of trustees and, except as otherwise permitted by law, by the affirmative vote of not less than a majority of all the votes entitled to be cast on the matter. The declaration of trust provides that shareholders are not entitled to exercise appraisal rights unless the board of trustees determines that appraisal rights apply, with respect to all or any classes or series of shares, to a particular transaction or all transactions occurring after the date of such determination in connection with which shareholders would otherwise be entitled to exercise appraisal rights.

Restrictions on Ownership and Transfer

The declaration of trust, subject to certain exceptions, contains certain restrictions on the number of shares that a person may own. The declaration of trust prohibits, with certain exceptions, direct or constructive ownership by any person of more than 9.8% in number or value, whichever is more restrictive, of the aggregate of outstanding common shares or more than 9.8% in number or value, whichever is more restrictive, of the aggregate of any class or series of outstanding preferred shares. The declaration of trust further prohibits (i) any person from beneficially or constructively owning shares that would result in us being “closely held” under Section 856(h) of the Code (without regard to whether the ownership is held during the last half of a taxable year) or otherwise cause us to fail to qualify as a REIT and (ii) any person from transferring shares if such transfer would result in shares being beneficially owned by fewer than 100 persons (determined under the principles of Section 856(a)(2) of the Code.) The board of trustees, in its sole discretion, may exempt (prospectively or retroactively) a person from the share ownership limits if it determined (i) that such exemption will not result in us being “closely held” within the meaning of Section 856(h) of the Code or otherwise would result in us failing to qualify as a REIT and (ii) that such person does not and will not own, actually or constructively, an interest in of our tenants (or a tenant of any entity which we own or control) that would cause us to own, actually or constructively, more than a 9.8% interest in such tenant unless the revenue is derived by us from such tenant is sufficiently small that, in the opinion of the board of trustees, rent from such tenant would not adversely affect our ability to qualify as a REIT. The person seeking an exemption must represent to the satisfaction of the board of trustees that it will not violate the aforementioned restriction. The person also must agree that any failure to perform a covenant, misrepresentation, violation or attempted violation of any of the foregoing restrictions, or any representations and undertakings made by such person in connection with the exemption, will result in the automatic transfer of the shares causing such violation to a trust. The board of trustees may require a ruling from the Internal Revenue Service, or the IRS, or an opinion of counsel, in either case in form and substance satisfactory to the board of trustees in its sole discretion, to determine or ensure our qualification as a REIT.

Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of shares that will or may violate any of the foregoing restrictions on ownership and transfer, or any person who would have owned shares that resulted in a transfer of shares to a trust in the manner described below, is required to give notice immediately to us, or in the case of a proposed or attempted transaction, give at least 15 days prior written notice, and provide us with such other information as we may request in order to determine the effect, if any, of such transfer on us.

If any transfer of shares occurs which, if effective, would result in any person beneficially or constructively owning shares in excess or in violation of the share ownership limits or would result in us being “closely held” under Section 856(h) of the Code or otherwise failing to qualify as a REIT, then that number of shares, the beneficial or constructive ownership of which otherwise would cause such person to violate such limitations (rounded to the nearest whole share), shall be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries and the prohibited owner shall not acquire any rights in such shares. Such automatic transfer shall be deemed to be effective as of the close of business on the business day prior to the date of such violative transfer. If the transfer to the trust would not be effective for any reason to prevent the violation of such limitations, then the transfer of that number of shares that otherwise would cause such violation will be null and void and the prohibited owner will acquire no rights in such shares. Shares held in the trust shall be issued and outstanding shares. The prohibited owner shall not benefit economically from ownership of any shares held in the trust, shall have no rights to dividends and shall not possess any rights to vote or other rights attributable to the shares held in the trust. The trustee of the trust shall have all voting rights and rights to dividends or other distributions with respect to shares held in the trust, which rights shall be exercised for the exclusive benefit of the charitable beneficiary. Any dividend or other distribution paid prior to the discovery by us that shares have been transferred to the trustee shall be paid by the recipient of such dividend or other distribution to the trustee upon demand and any dividend or other distribution authorized but unpaid shall be paid when due to the trustee. Any dividend or other distribution so paid to the trustee shall be held in trust for the charitable beneficiary. The prohibited owner shall have no voting rights with respect to shares held in the trust and, subject to Maryland law, effective as of the date that such shares have been transferred to the trust, the trustee shall have the authority (at the trustee’s sole discretion) (i) to rescind as void any vote cast by a prohibited owner prior to the discovery by us that such shares have been transferred to the trust and (ii) to recast such vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary. However, if we have already taken irreversible trust action, then the trustee shall not have the authority to rescind and recast such vote. Any transfer of shares that, if effective, would result in shares being beneficially owned by fewer than 100 persons will be null and void and the intended transferee will acquire no rights in such shares.

Within 20 days after receiving notice from us that shares have been transferred to the trust, the trustee shall sell the shares held in the trust to a person designated by the trustee, whose ownership of the shares will not violate any of the ownership limitations set forth in the declaration of trust. Upon such sale, the interest of the charitable beneficiary in the shares sold shall terminate and the trustee shall distribute the net proceeds of the sale to the prohibited owner and to the charitable beneficiary as follows. The prohibited owner shall receive the lesser of (i) the price paid by the prohibited owner for the shares or, if the prohibited owner did not give value for the shares in connection with the event causing the shares to be held in the trust (e.g., a gift, devise or other such transaction), the market price, as defined in the declaration of trust, of such shares on the day of the event causing the shares to be held in the trust, and (ii) the price per share received by the trustee from the sale or other disposition of the shares held in the trust. The trustee may reduce the amount payable to the prohibited owner by the amount of dividends and other distributions which have been paid to the prohibited owner and are owed by the prohibited owner to the trustee. Any net sale proceeds in excess of the amount payable to the prohibited owner shall be paid immediately to the charitable beneficiary. If, prior to the discovery by us that shares have been transferred to the trust, such shares are sold by a prohibited owner, then (i) such shares shall be deemed to have been sold on behalf of the trust and (ii) to the extent that the prohibited owner received an amount for such shares that exceeds the amount that such prohibited owner was entitled to receive pursuant to the aforementioned distribution allocation, such excess shall be paid to the trustee upon demand.

In addition, shares held in the trust shall be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in such transfer to the trust (or, in the case of a gift or devise, the market price at the time of such gift or devise) and (ii) the market price on the date we, or our designee, accept such offer. We shall have the right to accept such offer until the trustee has sold the shares held in the trust. Upon such a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the prohibited owner. We may reduce the amount payable to the prohibited owner by the amount of dividends and other distributions which have been paid to the prohibited owner and are owed by the prohibited owner to the trustee. We may pay the amount of such reduction to the trustee for the benefit of the charitable beneficiary.

Every record holder of 5.0% or more (or such other percentage as required by the Code and the regulations promulgated by the U.S. Treasury Department, or the Treasury Regulations) of all classes or series of outstanding shares, including common shares on any dividend record date during each taxable year, within 30 days after the end of each taxable year, shall be required to give written notice to us stating the name and address of such record holder, the number of each class and series of shares that the record holder beneficially owns and a description of the manner in which such shares are held. Each such record holder shall provide to us such additional information as we may request in order to determine the effect, if any, of such beneficial ownership on our qualification as a REIT and to ensure compliance with the share ownership limits. In addition, each record holder shall upon demand be required to provide to us such information as we may request, in good faith, in order to determine our qualification as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

These ownership limits could delay, defer or prevent a change in control or other transaction of us that might involve a premium price for the common shares or otherwise be in the best interest of the shareholders.

Description of Preferred Shares

Preferred shares may be issued independently or together with any other securities and may be attached to or separate from the securities. The following description of the preferred shares sets forth general terms and provisions of the preferred shares to which any prospectus supplement may relate. The statements below describing the preferred shares are in all respects subject to and qualified in their entirety by reference to the applicable provisions of the declaration of trust and bylaws and any applicable articles supplementary designating and setting forth the terms of a class or series of preferred shares. The applicable articles supplementary will be filed with the SEC and incorporated by reference as an exhibit to the registration statement of which this prospectus is a part. The issuance of preferred shares could adversely affect the voting power, dividend rights and other rights of holders of common shares. The board of trustees could establish another class or series of preferred shares that could, depending on the terms of the class or series, delay, defer or prevent a transaction or a change in control of our company that might involve a premium price for the common shares or otherwise be in the best interest of the holders thereof. The issuance of preferred shares could have the effect of delaying or preventing a change in control of our company. The board of trustees has no present plans to issue additional preferred shares, but may do so at any time in the future without shareholder approval.

Terms

The declaration of trust authorizes the board of trustees, without shareholder approval, to classify any unissued preferred shares and reclassify any previously classified but unissued preferred shares of any series from time to time into one or more classes or series of shares. The board of trustees may determine the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption of each class or series of preferred shares so issued, which may be more beneficial than the rights, preferences and privileges attributable to the common shares. Reference is made to the prospectus supplement relating to the class or series of preferred shares offered thereby for the specific terms thereof, including:

·	the designation of the class and/or series of preferred shares;

·	the voting rights, if any, of the preferred shares;

·	the number of preferred shares, the liquidation preference per preferred share and the offering price of the preferred shares;

·	the dividend rate(s), period(s) and/or payment day(s) or method(s) of calculation thereof applicable to the preferred shares;

·	the date from which dividends on the preferred shares shall accumulate, if applicable;

·	the procedures for any auction and remarketing, if any, for the preferred shares;

·	the provision for a sinking fund, if any, for the preferred shares;

·	the provision for, and any restriction on, redemption or repurchase, if applicable, of the preferred shares;

·	any listing of the preferred shares on any securities exchange;

·
the terms and conditions, if applicable, upon which the preferred shares may or will be convertible into or exchangeable for common shares or other securities, including the conversion price or manner of calculation thereof;

·	the relative ranking and preferences of the preferred shares as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;

·	whether interests preferred shares would be represented by depositary shares;

·	any restrictions on ownership and transfer in addition to those described below;

·
any limitations on the issuance of any class or series of preferred shares ranking senior or equal to any series of preferred shares being offered as to dividend rights and rights upon liquidation, dissolution or the winding up of our affairs;

·	a discussion of U.S. federal income tax considerations applicable to the preferred shares; and

·
any other specific terms, preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of the preferred shares.

The terms of each class or series of preferred shares will be described in any prospectus supplement related to such class or series of preferred shares and will contain a discussion of any material Maryland law or material U.S. federal income tax considerations applicable to the preferred shares.
DESCRIPTION OF DEPOSITARY SHARES

The Trust may, at its option, elect to offer depositary shares representing fractional interests in the preferred shares rather than full preferred shares. In the event such option is exercised, each of the depositary shares will represent ownership of and entitlement to all rights and preferences of a fraction of a preferred share of a specified class or series (including dividend, voting, redemption and liquidation rights). The applicable fraction will be specified in a prospectus supplement relating to the offering of such depositary shares. The preferred shares represented by the depositary shares will be deposited with a depositary named in the applicable prospectus supplement under a deposit agreement, among our company, the depositary and the holders of the certificates evidencing depositary shares, or depositary receipts. Depositary receipts will be delivered to those persons purchasing depositary shares in the offering. The depositary will be the transfer agent, registrar and paying agent for the depositary shares. Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence and paying certain charges. The form of the deposit agreement and the form of the depositary receipt will be filed with the SEC and incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.

The summary of terms of the depositary shares contained in this prospectus does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of the deposit agreement and the form of designation for the applicable class or series of preferred shares. While the deposit agreement relating to a particular class or series of preferred shares may have provisions applicable solely to that class or series of preferred shares, all deposit agreements relating to preferred shares we issue will include the following provisions:

Dividends and Other Distributions

Each time we pay a cash dividend or make any other type of cash distribution with regard to the Trust’s preferred shares of a class or series, the depositary will distribute to the holder of record of each depositary share relating to that class or series of preferred shares an amount equal to the dividend or other distribution per depositary share that the depositary receives. If there is a distribution of property other than cash, the depositary either will distribute the property to the holders of depositary shares in proportion to the depositary shares held by each of them, or the depositary will, if we approve, sell the property and distribute the net proceeds to the holders of the depositary shares in proportion to the depositary shares held by them.

Withdrawal of Preferred Shares

A holder of depositary shares will be entitled to receive, upon surrender of depositary receipts representing depositary shares, the number of whole or fractional shares of the applicable class or series of preferred shares and any money or other property to which the depositary shares relate.

Redemption of Depositary Shares

Whenever we redeem preferred shares held by a depositary, the depositary will be required to redeem, on the same redemption date, depositary shares constituting, in total, the number of preferred shares held by the depositary which we redeem, subject to the depositary’s receiving the redemption price of those preferred shares. If fewer than all the depositary shares relating to a class or series of preferred shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or by another method we determine to be equitable.

Voting

Any time we send a notice of meeting or other materials relating to a meeting to the holders of a class or series of preferred shares to which depositary shares relate, we will provide the depositary with sufficient copies of those materials so they can be sent to all holders of record of the applicable depositary shares and the depositary will send those materials to the holders of record of the depositary shares on the record date for the meeting. The depositary will solicit voting instructions from holders of depositary shares and will vote or not vote the preferred shares to which the depositary shares relate in accordance with those instructions.

Liquidation Preference

Upon our liquidation, dissolution or winding up, the holder of each depositary share will be entitled to what the holder of the depositary share would have received if the holder had owned the number (or fraction of a share) of preferred shares that is represented by the depositary share.

Conversion

If a class or series of preferred shares is convertible into or exchangeable for common shares or other of our securities or property, holders of depositary shares relating to that class or series of preferred shares will, if they surrender depositary receipts representing depositary shares and appropriate instructions to convert or exchange them, receive the common shares or other securities or property into which the number of preferred shares (or fractions of shares) to which the depositary shares relate could at the time be converted or exchanged.

Amendment and Termination of a Deposit Agreement

We and the depositary may amend a deposit agreement, except that an amendment which materially and adversely affects the rights of holders of depositary shares, or would be materially and adversely inconsistent with the rights granted to the holders of the class or series of preferred shares to which they relate, must be approved by holders of at least two-thirds of the outstanding depositary shares. No amendment will impair the right of a holder of depositary shares to surrender the depositary receipts evidencing those depositary shares and receive the preferred shares to which they relate, except as required to comply with law. We may terminate a deposit agreement with the consent of holders of a majority of the depositary shares to which it relates. Upon termination of a deposit agreement, the depositary will make the whole or fractional preferred shares to which the depositary shares issued under the deposit agreement relate available to the holders of those depositary shares. A deposit agreement will automatically terminate if:

·	all outstanding depositary shares to which it relates have been redeemed or converted; or

·	the depositary has made a final distribution to the holders of the depositary shares issued under the deposit agreement upon our liquidation, dissolution or winding up.

Miscellaneous

There will be provisions: (i) requiring the depositary to forward to holders of record of depositary shares any reports or communications from us which the depositary receives with respect to the preferred shares to which the depositary shares relate, (ii) regarding compensation of the depositary, (iii) regarding resignation of the depositary, (iv) limiting our liability and the liability of the depositary under the deposit agreement (generally limited to failure to act in good faith, gross negligence or willful misconduct) and (v) indemnifying the depositary against certain possible liabilities.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of the Trust’s common shares, preferred shares or depositary shares and may issue warrants independently or together with common shares, preferred shares or depositary shares or attached to, or separate from, such securities. We will issue each series of warrants under a separate warrant agreement between us and a bank or trust company as warrant agent, as specified in the applicable prospectus supplement. The form of the warrant agreement and the form of the warrant certificate will be filed with the SEC and incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.

The warrant agent will act solely as our agent in connection with the warrants and will not act for or on behalf of warrant holders. The following sets forth certain general terms and provisions of the warrants that may be offered under this registration statement. Further terms of the warrants and the applicable warrant agreement will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will describe the terms of the warrants in respect of which this prospectus is being delivered, including, where applicable, the following:

·	the title of such warrants;

·	the aggregate number of such warrants;

·	the price or prices at which such warrants will be issued;

·	the type and number of securities purchasable upon exercise of such warrants;

·	the designation and terms of the other securities, if any, with which such warrants are issued and the number of such warrants issued with each such offered security;

·	the date, if any, on and after which such warrants and the related securities will be separately transferable;

·	the price at which each security purchasable upon exercise of such warrants may be purchased;

·	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

·	the minimum or maximum amount of such warrants that may be exercised at any one time;

·	information with respect to book-entry procedures, if any;

·	any anti-dilution protection;

·	a discussion of certain U.S. federal income tax considerations; and

·	any other terms of such warrants, including terms, procedures and limitations relating to the transferability, exercise and exchange of such warrants.

Warrant certificates will be exchangeable for new warrant certificates of different denominations and warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Prior to the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise or to any dividend payments or voting rights as to which holders of the common shares or preferred shares purchasable upon such exercise may be entitled.

Each warrant will entitle the holder to purchase for cash such number of common shares, preferred shares or depositary shares, at such exercise price as shall, in each case, be set forth in, or be determinable as set forth in, the applicable prospectus supplement relating to the warrants offered thereby. After the expiration date set forth in the applicable prospectus supplement, unexercised warrants will be void.

Warrants may be exercised as set forth in the applicable prospectus supplement relating to the warrants. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon such exercise. If less than all of the warrants are presented for exercise with respect to a warrant certificate, a new warrant certificate will be issued for the remaining amount of warrants.

DESCRIPTION OF RIGHTS

We may issue rights to the Trust’s shareholders for the purchase of the Trust’s common shares or preferred shares. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent, all as set forth in the prospectus supplement relating to the particular issue of rights. The rights agent will act solely as our agent in connection with the certificates relating to the rights of such series and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The form of the rights agreement and the form of the rights certificates relating to each series of rights will be filed with the SEC and incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.

The applicable prospectus supplement will describe the terms of the rights to be issued, including the following, where applicable:

·	the date for determining the shareholders entitled to the rights distribution;

·	the aggregate number of common shares or preferred shares of a specified class and/or series purchasable upon exercise of such rights and the exercise price;

·	the aggregate number of rights being issued;

·	the date, if any, on and after which such rights may be transferable separately;

·	the date on which the right to exercise such rights shall commence and the date on which such right shall expire;

·	any special U.S. federal income tax consequences; and

·	any other terms of such rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of such rights.

DESCRIPTION OF GUARANTIES

The Trust may fully and unconditionally guarantee the due and punctual payment of the principal of, and any premium and interest on, one or more series of debt securities, whether at maturity, by acceleration, redemption, repayment or otherwise, in accordance with the terms of such guaranty and the indenture or supplement thereto. In case of the failure of the Operating Partnership punctually to pay any principal, premium or interest on any guaranteed debt security, the Trust will cause any such payment to be made as it becomes due and payable, whether at maturity, upon acceleration, redemption, repayment or otherwise, and as if such payment were made by the Operating Partnership. The particular terms of the guaranty, if any, will be set forth in a prospectus supplement relating to the guaranteed debt securities and the applicable form of note.

DESCRIPTION OF DEBT SECURITIES

As used in this prospectus, debt securities means the debentures, notes, bonds and other evidences of indebtedness that the Operating Partnership may issue from time to time. The debt securities will either be senior debt securities or subordinated debt securities. Debt securities will be issued under an indenture (the “Indenture”) among the Operating Partnership, the Trust, as guarantor, and an indenture trustee” (the “Trustee”).

The form of Indenture is filed as an exhibit to the registration statement of which this prospectus forms a part. The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the Indenture and debt securities are summaries thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Indentures (and any amendments or supplements entered into from time to time which are permitted under each Indenture) and the debt securities, including the definitions therein of certain terms.

General

Unless otherwise specified in a prospectus supplement, the debt securities will be direct unsecured obligations of the Operating Partnership. Senior debt securities will rank equally with any other senior and unsubordinated debt of the Operating Partnership. Subordinated debt securities will be subordinate and junior in right of payment to any senior indebtedness.

The Indenture does not limit the aggregate principal amount of debt securities that the Operating Partnership may issue and provide that the Operating Partnership may issue debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. Unless indicated in a prospectus supplement, the Operating Partnership may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the Indenture.

Information in the Prospectus Supplement

The prospectus supplement for any offered series of debt securities will describe some or all of the following terms, as applicable:

·	the title or designation;

·	whether the debt is senior or subordinated;

·	whether the debt is guaranteed by the Trust;

·	the aggregate principal amount offered and authorized denominations;

·	the initial public offering price;

·	the maturity date or dates;

·	any sinking fund or other provision for payment of the debt securities prior to their stated maturity;

·	whether the debt securities are fixed-rate debt securities or floating rate debt securities or original issue discount debt securities;

·	if the debt securities are fixed-rate debt securities, the yearly rate at which the debt security will bear interest, if any;

·	if the debt securities are floating-rate debt securities, the method of calculating the interest rate;

·	if the debt securities are original issue discount debt securities, their yield to maturity;

·	the date or dates from which any interest will accrue, or how such date or dates will be determined, and the interest payment dates and any related record dates;

·	if other than in U.S. Dollars, the currency or currency unit in which payment will be made;

·	any provisions for the payment of additional amounts for taxes;

·	the denominations in which the currency or currency unit of the securities will be issuable if other than denominations of $1,000 and integral multiples thereof;

·	whether the debt securities will be convertible into or exchangeable for other securities and, if so, the terms and conditions upon which such debt securities will be convertible or exchangeable;

·	the terms and conditions on which the debt securities may be redeemed at the option of the Operating Partnership;

·
any obligation the Operating Partnership may have to redeem, purchase or repay the debt securities at the option of a holder upon the happening of any event and the terms and conditions of redemption, purchase or repayment;

·	the names and duties of any trustees, depositaries, auction agents, authenticating agents, calculation agents, paying agents, transfer agents or registrars for the debt securities;

·	any material provisions of the Indenture described in this prospectus that do not apply to the debt securities;

·	the ranking of the specific series of debt securities relative to other outstanding indebtedness, including subsidiaries’ debt;

·
if the debt securities are subordinated, the aggregate amount of outstanding indebtedness, as of a recent date, that is senior to the subordinated securities, and any limitation on the issuance of additional senior debt;

·	the place where the Operating Partnership will pay principal and interest;

·	additional provisions, if any, relating to the defeasance of the debt securities;

·	any U.S. federal income tax consequences relating to the offered securities, if material;

·	the dates on which premiums, if any, will be paid;

·	the right of the Operating Partnership, if any, to defer payment of interest and the maximum length of this deferral period;

·	any listing of the debt securities on a securities exchange; and

·	any other specific terms of the debt securities.

Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.

Unless otherwise specified in the applicable prospectus supplement, debt securities will be issued in fully-registered form without coupons.

Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. The applicable prospectus supplement will describe the federal income tax consequences and special considerations applicable to any such debt securities. The debt securities may also be issued as indexed securities or securities denominated in foreign currencies, currency units or composite currencies, as described in more detail in the prospectus supplement relating to any of the particular debt securities. The prospectus supplement relating to specific debt securities will also describe any special considerations and certain additional tax considerations applicable to such debt securities.

Subordination

The prospectus supplement relating to any offering of subordinated debt securities will describe the specific subordination provisions. However, unless otherwise noted in the prospectus supplement, subordinated debt securities will be subordinate and junior in right of payment to any existing senior indebtedness.

In general, the holders of all senior debt securities are first entitled to receive payment of the full amount unpaid on senior indebtedness before the holders of any of the subordinated debt securities are entitled to receive a payment on account of the principal or interest on the indebtedness evidenced by the subordinated debt securities in certain events.

If the Operating Partnership defaults in the payment of any principal, premium, interest or other monetary amounts due and payable on any senior indebtedness, after any applicable grace period, the Operating Partnership cannot make a payment on account of, redeem or otherwise acquire the subordinated debt securities unless and until the default is cured, waived or ceases to exist.

If there is any insolvency, bankruptcy, liquidation or other similar proceeding relating to the Operating Partnership or its property, then all senior indebtedness must be paid in full before any payment may be made to any holders of subordinated debt securities.

Furthermore, if the Operating Partnership defaults in the payment of the principal of and accrued interest on any subordinated debt securities that are declared due and payable upon an event of default, holders of all senior indebtedness of the Operating Partnership will first be entitled to receive payment in full in cash before holders of such subordinated debt can receive any payments.

Unless otherwise specified in the applicable prospectus supplement, “senior indebtedness” means:

·
the principal, interest and any other amounts owing in respect of the Operating Partnership’s indebtedness for borrowed money or indebtedness of others that the Operating Partnership guarantees and indebtedness evidenced by bonds, notes, debentures or other similar instruments or letters of credit issued by the Operating Partnership, including any senior debt securities issued under the Indenture, or letters of credit;

·	all capitalized lease obligations;

·	all hedging obligations;

·	all obligations representing the deferred purchase price of property; and

·	all deferrals, renewals, extensions and refundings of obligations of the type referred to above.

However, “senior indebtedness” does not include:

·	subordinated debt securities; and

·	any indebtedness that by its terms is subordinated to, or ranks on an equal basis with, the Operating Partnership’s subordinated debt securities.

Certain series of the subordinated debt securities may be subject to supplemental indentures that alter the definitions of indebtedness and senior indebtedness as defined in the Indenture. Because the definitions of indebtedness and senior indebtedness applicable to some of the series of subordinated debt may differ in a number of respects from the definitions applicable to other series, it is possible that holders of certain series of subordinated debt securities may receive more or less upon our bankruptcy, liquidation or dissolution or upon an acceleration of the corresponding series of subordinated debt securities than holders of other series of subordinated debt securities.

Consolidation, Merger, Sale of Assets and Other Transactions

The Operating Partnership may not, in a single transaction or a series of related transactions:

·	consolidate or merge with or into any other person or permit any other person to consolidate or merge with or into the Operating Partnership; or

·	transfer, sell, lease or otherwise dispose of all or substantially all of the Operating Partnership’s assets,

unless, in either such case:

·
The Operating Partnership is the surviving entity or, in a transaction in which the Operating Partnership does not survive or in which the Operating Partnership sells, leases or otherwise disposes of all or substantially all of the Operating Partnership’s assets, the successor entity to the Operating Partnership is organized under the laws of the United States, or any state thereof or the District of Columbia, and expressly assumes, by supplemental indenture, all of the Operating Partnership’s obligations under the Indenture;

·	immediately after giving effect to the transaction, no default on the debt securities exists; and

·	an officer’s certificate and an opinion of counsel concerning certain matters are delivered to the Trustee.

In addition, any offered series of debt securities may have additional covenants which will be described in the applicable prospectus supplement.

Modification of the Indenture

Under the Indenture, the Operating Partnership and the Trustee may amend the Indenture for certain purposes which would not materially adversely affect the interests or rights of the holders of debt securities of a series without the consent of those holders. The Operating Partnership and the Trustee may, with the consent of the holders of at least a majority in aggregate principal amount of the debt securities of a series or such other percentage as may be specified in the applicable prospectus supplement, modify the applicable Indenture or the rights of the holders of the securities of such series. However, no such modification may, without the consent of each holder of an affected debt security:

·	change the fixed maturity of any such debt securities or the date on which any payment of interest on the debt securities is due and payable;

·	reduce the principal amount or interest rate on any debt security;

·	reduce the premium payable upon any redemption of the debt securities;

·	reduce the amount of principal payable on the acceleration of any debt securities issued originally at a discount;

·	change the place of payment of, or type of currency for payment of, debt securities;

·
impair the right to sue for the enforcement of any payment of principal, or any installment of interest or premium on or after the maturity (including in connection with a redemption, on or after the redemption date) of the debt securities;

·	reduce the percentage of debt securities of a series whose holders need to consent to a modification or a waiver;

·
modify any of the provisions in the Indenture related to modifications that require the consent of the holders of at least a majority in aggregate principal amount of the debt securities of a series or provisions in the Indenture related to the waiver of past defaults by the holders of debt securities, except to increase any such percentage or provide that certain other provisions may not be modified without the consent of each holder of the debt securities; or

·	in the case of subordinated debt, modify any provision affecting the subordination or ranking of the securities in a manner which adversely affects the holders.

Events of Default

Unless otherwise specified in an applicable prospectus supplement, each Indenture provides that events of default regarding any series of debt securities will be:

·	the failure to pay interest on any debt security of such series when due and payable, continued for 30 days;

·	the failure to pay principal on any debt security of such series when due;

·	the failure to make any deposit of any sinking fund payment when due on debt securities of such series;

·	the failure to observe or perform any other of the covenants or agreements with respect to such debt securities for 90 days after receiving notice of such failure; and

·	certain events of bankruptcy or insolvency, whether voluntary or not, with respect to the Operating Partnership or any material subsidiary.

In addition, the applicable prospectus supplement will describe any other event of default set forth in the applicable Indenture.

If an event of default regarding debt securities of any series issued under the Indenture should occur and be continuing, either the Trustee or the holders of at least 25% in the principal amount of outstanding debt securities of such series may declare the principal amount of each debt security of that series due and payable. If an event of default regarding debt securities results from certain events of bankruptcy, insolvency or reorganization with respect to the Operating Partnership or any material subsidiary, such amount with respect to the debt securities will be due and payable immediately without any declaration or other act on the part of the holders of outstanding debt securities or the Trustee.

No event of default regarding one series of debt securities issued under an Indenture is necessarily an event of default regarding any other series of debt securities.

Holders of a majority in principal amount of the outstanding debt securities of any series will be entitled to control certain actions of the Trustee under the Indenture and to waive certain past defaults regarding such series. The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by the Indenture at the request or direction of any of the holders of debt securities, unless one or more of such holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by the Trustee in compliance with such request or direction.

Before any holder of any series of debt securities may institute action for any remedy, the holders of not less than 25% in principal amount of the debt securities of that series outstanding must request the Trustee to take action. Holders must also offer reasonable indemnity satisfactory to the Trustee against liabilities incurred by the Trustee for taking such action, and the Trustee must have failed to institute any proceeding within 60 days after receiving such notice and offer of indemnity. These limitations do not apply if the holders of a majority of the debt securities of the applicable series give an inconsistent direction. In addition, these limitations also do not apply to a suit by a holder of any series of debt securities to enforce payment of principal, interest or premium, if any.

The Trustee will, within 90 days after any default occurs, give notice of the default to the holders of the debt securities of that series, unless the default was already cured or waived. Unless there is a default in paying principal, interest or any premium when due, the Trustee can withhold giving notice to the holders if it determines in good faith that the withholding of notice is in the interest of the holders.

The Operating Partnership is required to furnish to the Trustee an annual statement as to compliance with all conditions and covenants under the Indenture.

Defeasance

The Operating Partnership may discharge or defease its obligations under the Indenture as set forth below, unless otherwise indicated in the applicable prospectus supplement.

The Operating Partnership may discharge certain obligations to holders of any series of debt securities issued under the Indenture which have not already been delivered to the Trustee for cancellation by irrevocably depositing with the Trustee money in an amount sufficient to pay and discharge the entire indebtedness on such debt securities not previously delivered to the Trustee for cancellation, for principal and any premium and interest to the date of such deposit (in the case of debt securities which have become due and payable) or to the stated maturity or redemption date, as the case may be and all other sums payable under the applicable Indenture have been paid.

If indicated in the applicable prospectus supplement, the Operating Partnership may elect either (i) to defease and be discharged from any and all obligations with respect to the debt securities of or within any series (except as otherwise provided in the relevant Indenture) (“defeasance”) or (ii) to be released from its obligations with respect to certain covenants applicable to the debt securities of or within any series (“covenant defeasance”), upon the deposit with the relevant Trustee, in trust for such purpose, of money and/or government obligations which through the payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any) or interest on such debt securities to maturity or redemption, as the case may be, and any mandatory sinking fund or analogous payments thereon. As a condition to defeasance or covenant defeasance, the Operating Partnership must deliver to the Trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of defeasance under clause (i) above, must refer to and be based upon a ruling of the IRS or a change in applicable federal income tax law occurring after the date of the relevant Indenture. In addition, in the case of either defeasance or covenant defeasance, the Operating Partnership shall have delivered to the Trustee (i) an officers’ certificate to the effect that the relevant debt securities exchange(s) have informed the Operating Partnership `that neither such debt securities nor any other debt securities of the same series, if then listed on any securities exchange, will be delisted as a result of such deposit and (ii) an officers’ certificate and an opinion of counsel, each stating that all conditions precedent with respect to such defeasance or covenant defeasance have been complied with.

The Operating Partnership may exercise our defeasance option with respect to such debt securities notwithstanding its prior exercise of our covenant defeasance option.

Payment and Paying Agents

Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a debt security on any interest payment date will be made to the person in whose name a debt security is registered at the close of business on the record date for the interest. Unless otherwise indicated in the applicable prospectus supplement, principal, interest and premium on the debt securities of a particular series will be payable at the office of such paying agent or paying agents as the Operating Partnership may designate for such purpose from time to time. Notwithstanding the foregoing, at the Operating Partnership’s option, payment of any interest may be made by check mailed to the address of the person entitled thereto as such address appears in the security register.

Unless otherwise indicated in the applicable prospectus supplement, a paying agent designated by the Operating Partnership will act as paying agent for payments with respect to debt securities of each series. All paying agents initially designated by the Operating Partnership for the debt securities of a particular series will be named in the applicable prospectus supplement. The Operating Partnership may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that the Operating Partnership will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

All moneys paid by the Operating Partnership to a paying agent for the payment of the principal, interest or premium on any debt security which remain unclaimed at the end of two years after such principal, interest or premium has become due and payable will be repaid to the Operating Partnership upon request, and the holder of such debt security thereafter may look only to the Operating Partnership for payment thereof.

Denominations, Registrations and Transfer

Unless an accompanying prospectus supplement states otherwise, debt securities will be represented by one or more global certificates registered in the name of a nominee for The Depository Trust Company, or DTC. In such case, each holder’s beneficial interest in the global securities will be shown on the records of DTC, and transfers of beneficial interests will only be effected through DTC’s records.

A holder of debt securities may only exchange a beneficial interest in a global security for certificated securities registered in the holder’s name if:

·
DTC notifies the Operating Partnership that it is unwilling or unable to continue serving as the depositary for the relevant global securities or DTC ceases to maintain certain qualifications under the Exchange Act, and no successor depositary has been appointed for 90 days;

·	an event of default exists with respect to such global security;

·	the Operating Partnership directs the applicable Trustee to do so; or

·	the Operating Partnership determines, in its sole discretion, that the global security shall be exchangeable.

If debt securities are issued in certificated form, they will only be issued in the minimum denomination specified in the accompanying prospectus supplement and integral multiples of such denomination. Transfers of debt securities in certificated form may be registered at the Trustee’s corporate office or at the offices of any paying agent or Trustee appointed by the Operating Partnership under the Indenture. Exchanges of debt securities for an equal aggregate principal amount of debt securities in different denominations may also be made at such locations. Holders will not have to pay any service charge for any registration of transfer or exchange of debt securities, but the Operating Partnership may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with such registration of transfer or exchange of debt securities.

Trustee

The Trustee shall be named in the applicable prospectus supplement.

Conversion or Exchange Rights

The prospectus supplement will describe the terms, if any, on which a series of debt securities may be convertible into or exchangeable for units of limited partnership or other debt securities of the Operating Partnership, or common shares, preferred shares or debt securities of the Trust. These terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at the option of the Operating Partnership. These provisions may allow or require the number of shares of our common shares or other securities to be received by the holders of such series of debt securities to be adjusted.

Governing Law

Unless otherwise stated in the applicable prospectus supplement, the debt securities and the Indenture will be governed by the law of the State of New York, without regard to its principles of conflicts of laws.

DESCRIPTION OF GLOBAL SECURITIES

The Trust or the Operating Partnership may issue securities offered pursuant to this prospectus and any accompanying prospectus supplement in the form of one or more global securities ( the “global securities”), that will be deposited with or on behalf of a depositary. Unless otherwise indicated in the applicable prospectus supplement, the depositary with respect to the global securities will be DTC, and the following is a summary of the depositary arrangements applicable to those global securities.

Each global security will be deposited with or on behalf of DTC or its nominee and will be registered in the name of a nominee of DTC. DTC will thus be the only registered holder of these securities. That means that we, the Operating Partnership, any Trustee, issuing and paying agent, registrar, or any other agent for the securities will be entitled to treat the registered holder, DTC, as the holder of the securities for all purposes. Except under the limited circumstances described below, global securities will not be exchangeable for definitive securities.

Only institutions that have accounts with DTC (“DTC participants”), or persons that may hold interests through DTC participants may own beneficial interests in a global security. DTC will maintain records reflecting ownership of beneficial interests in the global securities by persons that hold through those DTC participants and transfers of those ownership interests within those DTC participants. DTC will have no knowledge of the actual beneficial owners of the securities. The laws of some jurisdictions require that some types of purchasers take physical delivery of securities in definitive form. Those laws may impair your ability to transfer beneficial interests in a global security.

Upon the issuance of a global security and the deposit of that global security with or on behalf of DTC, DTC will credit on its book-entry registration and transfer system, the respective liquidation amount represented by that global security to the accounts of the DTC participants.

The Trust or the Operating Partnership will make distributions and other payments on the global securities to DTC or its nominee as the registered owner of the global security. We expect that DTC will, upon receipt of any distribution, redemption or other payment on a global security, immediately credit the DTC participants’ accounts with payments in proportion to their beneficial interests in the global security, as shown on the records of DTC or its nominee. We also expect that standing instructions and customary practices will govern payments by DTC participants to owners of beneficial interests in the global securities held through those participants, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name.” The DTC participants will be responsible for those payments.

The Trust or the Operating Partnership and the paying agent or the registrar, or any of their respective agents, will have any responsibility or liability for any aspect of the records of DTC, any nominee or any DTC participant relating to beneficial interests in a global security or for any payments made on any global security.

Except as provided below, as an owner of a beneficial interest in a global security, you will not be entitled to receive physical delivery of securities in definitive form and will not be considered a holder of the securities for any purpose. Accordingly, you must rely on the procedures of DTC and the DTC participant through which you own your interest to exercise any rights of a holder of the securities pursuant to the instruments governing the securities.

We understand that, under existing industry practices, in the event that the issuer of a global security requests any action of holders, or an owner of a beneficial interest in a global security desires to take any action that a holder is entitled to take, DTC would authorize the DTC participants holding the relevant beneficial interests to take that action, and those DTC participants would authorize beneficial owners owning through them to take that action or would otherwise act upon the instructions of the beneficial owners owning through them.

Unless otherwise indicated in the applicable prospectus supplement, a global security is exchangeable for definitive securities registered in the name of persons other than DTC only if:

·	DTC is unwilling or unable to continue as depositary, and we are not able to locate a qualified successor depositary;

·	we determine in our sole discretion that the securities issued in the form of one or more global securities will no longer be represented by a global security; or

·
if applicable to the particular type of security, after the occurrence of an event of default, owners of beneficial interests in the securities aggregating at least a majority in stated amount of the securities advise us in writing that the continuation of a book-entry system is no longer in their best interest.

A global security that is exchangeable as described in the preceding paragraph will be exchangeable in whole for definitive, certificated securities in registered form of like tenor and of an equal aggregate stated amount and in a denomination equal to the stated amount security specified in the applicable prospectus supplement or in integral multiples of that denomination. The registrar will register the definitive securities in the name or names instructed by DTC. We expect that those instructions may be based upon directions received by DTC from DTC participants with respect to ownership of beneficial interests in the global securities.

DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the Exchange Act. DTC holds the securities of its participants and facilitates the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of its participants. The electronic book-entry system eliminates the need for physical certificates. DTC’s participants include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and certain other organizations, some of which, and/or their representatives, own DTC. Banks, brokers, dealers, trust companies and others that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly, also have access to DTC’s book-entry system. The rules applicable to DTC and its participants are on file with the SEC.

CERTAIN PROVISIONS OF MARYLAND LAW AND OF THE DECLARATION OF TRUST AND BYLAWS

The Trust is organized as a real estate investment trust, or REIT, under the laws of the State of Maryland. As a Maryland REIT, the Trust is governed by the Maryland REIT Law, certain provisions of the Maryland General Corporation Law, or the MGCL, and the Trust’s declaration of trust and bylaws. The following summary of certain provisions of Maryland law and the Trust’s declaration of trust and bylaws does not purport to be complete and is subject to, and qualified in its entirety by, reference to Maryland law and to the Trust’s declaration of trust and bylaws.

Removal of Trustees

The Trust’s declaration of trust provides that a trustee may be removed from office only for cause and only by the affirmative vote of at least a majority of the votes entitled to be cast by shareholders generally in the election of trustees. "Cause," as defined in the declaration of trust, means the conviction of a felony or a final judgment of a court of competent jurisdiction holding that a trustee caused demonstrable material harm to the Trust through bad faith or active and deliberate dishonesty.

Limitation of Liability and Indemnification

Maryland law permits a Maryland REIT to include in its declaration of trust a provision eliminating the liability of its trustees and officers to the REIT and its shareholders for money damages, except for liability resulting from (i) actual receipt of an improper benefit or profit in money, property or services, or (ii) active and deliberate dishonesty established by a final judgment as being material to the cause of action. The declaration of trust contains a provision that eliminates such liability to the maximum extent permitted by Maryland law.

The Maryland REIT law permits a Maryland REIT to indemnify and advance expenses to its trustees, officers, employees and agents to the same extent as permitted for directors and officers of Maryland corporations. The MGCL permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made, or threatened to be made, a party by reason of their service in those or other capacities, unless it is established that (i) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty, (ii) the director or officer actually received an improper personal benefit in money, property or services, or (iii) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. Under the MGCL, a Maryland corporation may not indemnify a director or officer in a suit by the corporation or in its right in which the director or officer was adjudged liable to the corporation or in a suit in which the director or officer was adjudged liable on the basis that a personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by the corporation or in its right, or for a judgment of liability on the basis that a personal benefit was improperly received, is limited to expenses. In addition, the MGCL permits a Maryland corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of (1) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and (2) a written undertaking by or on his or her behalf to repay the amount paid or reimbursed by the corporation if it shall ultimately be determined that the standard of conduct was not met.

The declaration of trust requires us, to the maximum extent permitted by Maryland law, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (i) any individual who is a present or former trustee or officer and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity, (ii) any individual who, while a trustee or officer and at our request, serves or has served as a trustee, director, officer, member, manager or partner of another REIT, corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or any other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity and (iii) CBRE Global Investors, LLC, a Delaware limited liability company, CBRE Advisors LLC, a Delaware limited liability company, any of their affiliates or any of their respective directors, officers, partners, managers, members, trustees, agents, advisors and employees in connection with any third party proceeding, including any third party proceeding brought derivatively on behalf of us, or in our right, to which any of them is made or threatened to be made a party by reason of the performance of advisory, management, transitional or other services for us under any written agreement in place on or prior to July 1, 2012 to which we were a party. The declaration of trust also permits us, with the approval of the board of trustees, to indemnify and advance expenses to any person who served our predecessor in any of the capacities described above and any employee or agent of us or our predecessor. The rights to indemnification and advance of expenses set forth in our declaration of trust vest immediately upon an individual's election as a trustee or officer.

We have entered into indemnification agreements with each of the trustees and executive officers. The indemnification agreements require, among other things, that we indemnify such persons to the maximum extent permitted by law, and advance to such persons all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. Under these agreements, we must also indemnify and advance all expenses incurred by such persons seeking to enforce their rights under the indemnification agreements, and may cover the trustees and executive officers under the trustees’ and officers’ liability insurance.

Maryland Business Combination Act

Under the MGCL, as applicable to REITs, certain “business combinations” between a Maryland REIT and an “interested shareholder” or an affiliate of an interested shareholder are prohibited for five years after the most recent date on which the interested shareholder becomes an interested shareholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested shareholder is defined as:

·	any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the trust’s outstanding voting shares of beneficial interest; and

·
an affiliate or associate of the trust who, at any time within the two-year period prior to the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding shares of beneficial interest of the trust.

A person is not an interested shareholder under the statute if the board of trustees approved in advance the transaction by which the person otherwise would have become an interested shareholder.

After the five-year prohibition, any business combination between the Maryland REIT and an interested shareholder generally must be recommended by the board of trustees of the trust and approved by the affirmative vote of at least:

·	80% of the votes entitled to be cast by holders of outstanding voting shares of beneficial interest; and

·
two-thirds of the votes entitled to be cast by holders of outstanding voting shares of beneficial interest other than shares held by the interested shareholder or with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested shareholder.

These super-majority vote requirements do not apply if the trust’s common shareholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested shareholder for its shares.

The statute permits various exemptions from its provisions, including business combinations that are exempted by the board of trustees prior to the time that the interested shareholder becomes an interested shareholder. Pursuant to the statute, our board of trustees has by resolution exempted business combinations between us and any other person. Consequently, the five-year prohibition and the supermajority vote requirements will not apply to a business combination between us and any other person. However, such resolution can be altered or repealed, in whole or in part, at any time by the board of trustees. If such resolution is repealed, the business combination statute could have the effect of discouraging offers to acquire us and of increasing the difficulty of consummating these offers, even if our acquisition would be in the Trust’s shareholders’ best interests.

Maryland Control Share Acquisitions Act

The MGCL, as applicable to Maryland REITs, provides that “control shares” of a Maryland REIT acquired in a “control share acquisition” have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares owned by the acquiror, by officers or by employees who are trustees of the trust. “Control shares” are voting shares which, if aggregated with all other such shares previously acquired by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing trustees within one of the following ranges of voting power: (i) one-tenth or more, but less than one-third; (ii) one-third or more, but less than a majority; or (iii) a majority or more of all voting power. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained shareholder approval or shares acquired directly from the REIT. A “control share acquisition” means the acquisition of issued and outstanding control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses and make an "acquiring person statement" as described in the MGCL), may compel the board of trustees to call a special meeting of shareholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, we may present the question at any shareholders meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the Maryland Control Share Acquisition Act, then, subject to certain conditions and limitations, we may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of any meeting of shareholders at which the voting rights of such shares are considered and not approved or, if no such meeting is held, as of the date of the last control share acquisition by the acquiror. If voting rights for control shares are approved at a shareholders’ meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other shareholders may exercise appraisal rights. This means that a shareholder would be able to force us to redeem the holder’s shares for fair value. Under Maryland law, the fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

The control share acquisition statute does not apply (i) to shares acquired in a merger, consolidation or share exchange if we are a party to the transaction or (ii) to acquisitions approved or exempted by the declaration of trust or bylaws.

The bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of our shares. This provision may be amended or eliminated at any time in the future. If such provision is eliminated, the control share acquisition statute could have the effect of discouraging offers to acquire us and increasing the difficulty of consummating any such offers, even if our acquisition would be in the Trust’s shareholders’ best interests.

Amendment of Bylaws

The board of trustees has the exclusive power to adopt, alter or repeal any provision of the bylaws and to make new bylaws.

Amendment to the Declaration of Trust

Except for those amendments permitted to be made without shareholder approval under Maryland law or by specific provision in the declaration of trust, including amendments to qualify as a REIT under the Code or the Maryland REIT Law, to change our name or the name or other designation or the par value of any class or series of shares or the aggregate par value of all shares or to increase or decrease the aggregate number of our authorized shares of beneficial interest or the number of authorized shares of beneficial interest of any class or series, the declaration of trust may be amended only if the amendment is declared advisable by the board of trustees and approved by the Trust’s shareholders by the affirmative vote of not less than a majority of all of the votes entitled to be cast on the matter.

Termination

Our termination must be approved by a majority of our entire board of trustees and by the Trust’s shareholders by the affirmative vote of not less than a majority of all of the votes entitled to be cast on the matter.

Advance Notice of Trustee Nominations and New Business

The bylaws provide that with respect to an annual meeting of shareholders, nominations of individuals for election to the board of trustees and the proposal of business to be considered by shareholders may be made only (i) pursuant to our notice of the meeting, (ii) by or at the direction of the board of trustees; or (iii) by a shareholder who is a shareholder of record as of the record date set by the board of trustees for the purpose of determining shareholders entitled to vote at the meeting, at the time of giving the advance notice required by the bylaws and at the time of the meeting, who is entitled to vote at the meeting in the election of each individual so nominated, or on such other business, and who has complied with the advance notice procedures set forth in the bylaws. The bylaws provide that with respect to special meetings of the Trust’s shareholders, only the business specified in our notice of meeting may be brought before the meeting, and nominations of individuals for election to the board of trustees may be made only (1) by or at the direction of the board of trustees, or (2) provided that the special meeting has been called in accordance with the bylaws for the purpose of electing trustees, by a shareholder who is a shareholder of record as of the record date set by the board of trustees for the purpose of determining shareholders entitled to vote at the meeting, at the time of giving the advance notice required by the bylaws and at the time of the meeting, who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the advance notice provisions set forth in the bylaws.

Subtitle 8

Subtitle 8 of Title 3 of the MGCL, as applicable to REITs, permits a Maryland REIT with a class of equity securities registered under the Exchange Act and at least three independent trustees to elect to be subject, by provision in its declaration of trust or bylaws or a resolution of its board of trustees and notwithstanding any contrary provision in the declaration of trust or bylaws, to any or all of five provisions:

·	a classified board,

·	a two-thirds vote requirement for removing a trustee,

·	a requirement that the number of trustees be fixed only by vote of the trustees,

·	a requirement that a vacancy on the board be filled only by the remaining trustees and for the remainder of the full term of the class of trustees in which the vacancy occurred, and

·	a majority requirement for the calling of a shareholder-requested special meeting of shareholders.

Through provisions in the declaration of trust and bylaws unrelated to Subtitle 8, we already (i) vest in the board the exclusive power to fix the number of trustees and (ii) require, unless called by the board of trustees, the chairman of the board of trustees, our president or our chief executive officer, the request of shareholders entitled to cast at least a majority of the votes entitled to be cast on any matter that may properly be considered at a meeting of shareholders to call a special meeting to act on such matter. Pursuant to Subtitle 8, we have elected that, except as may be provided by the board of trustees in setting the terms of any class or series of preferred shares, any and all vacancies on the board of trustees may be filled only by the affirmative vote of a majority of the remaining trustees in office, even if the remaining trustees do not constitute a quorum, and any trustee elected to fill a vacancy will serve for the remainder of the full term of the trusteeship in which the vacancy occurred.

PARTNERSHIP AGREEMENT OF THE OPERATING PARTNERSHIP

The following summary of the terms of the agreement of limited partnership of the Operating Partnership does not purport to be complete and is subject to and qualified in its entirety by reference to the Fourth Amended and Restated Agreement of Limited Partnership of the Operating Partnership, as amended (the “Partnership Agreement”).

Our company is considered an umbrella partnership real estate investment trust, or UPREIT, in which all of our assets are owned in the Operating Partnership. The Trust directly owns all of the general partnership interests of the Operating Partnership and has discretion in the day-to-day management and control of the Operating Partnership. This structure permits the acquisition of real property from owners who desire to defer taxable gain otherwise required to be recognized by them upon the disposition of their properties. Such owners may also desire to achieve diversity in their investment and other benefits afforded to shareholders in a REIT.

For purposes of satisfying the asset and income tests for qualification as a REIT for tax purposes, the REIT’s proportionate share of the assets and income of a partnership, such as the Operating Partnership, are deemed to be assets and income of the REIT. The property owner’s tax-deferral goals are accomplished because a property owner may contribute property to a partnership in exchange for limited partnership interests on a tax-deferred basis.

We have summarized certain provisions of the Partnership Agreement. This summary is not complete and is qualified by the provisions of the Partnership Agreement.

Partnership Interests

The Trust is the sole general partner of the Operating Partnership. Interests in the Operating Partnership are in the form of partnership units or other partnership interests in one or more classes, or in one or more series of any of such classes, with such designations, preferences and relative, participating, optional or other special rights, powers and duties, all as are determined, subject to applicable Delaware law, by the general partner in its sole and absolute discretion.

The Operating Partnership is structured to make distributions with respect to limited partnership units that are intended to be equivalent to the distributions made to the Trust’s shareholders. Holders of limited partnership units do not have the same voting interest as the Trust’s shareholders. The Operating Partnership is structured to permit limited partners in the Operating Partnership to redeem their limited partnership units for cash equal to the value of an equivalent number of shares on the basis of the conversion factor then in effect, or, at our option, we may purchase their limited partnership units by issuing an equivalent number of shares at such conversion factor for each limited partnership unit redeemed (in a taxable transaction) and, if the shares are then listed, achieve liquidity for their investment.

Management Liability and Indemnification

Neither the general partner nor its trustees and officers are liable to the Operating Partnership, the limited partners or assignees for losses sustained, liabilities incurred or benefits not derived as a result of errors in judgment or mistakes of fact or law or of any act or omission, so long as such person acted in good faith. The Partnership Agreement provides for indemnification of the general partner, the limited partners, a trustee, director or officer of the Operating Partnership or the general partner, and such other persons (including affiliates of the general partner, a limited partner or the Operating Partnership) as the general partner may designate from time to time in its sole and absolute discretion, from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including, without limitation, attorneys’ fees and other legal fees and expenses), judgments, fines, settlements and other amounts arising from or in connection with any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative incurred by the indemnitee and relating to the Operating Partnership or the general partner or the formation or operations of, or the ownership of property by, either of them, as set forth in the Partnership Agreement in which any such indemnitee may be involved, or is threatened to be involved, as a party or otherwise, provided that the Operating Partnership will not indemnify such person, for (i) an act or omission of the indemnitee that was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty, (ii) any transaction for which the indemnitee actually received an improper personal benefit in money, property or services or (iii) in the case of a criminal proceeding, the person had reasonable cause to believe the act or omission was unlawful (subject to the exceptions described below under “Fiduciary Responsibilities”).

Fiduciary Responsibilities

The Trust’s trustees and officers have duties under applicable Maryland law to manage the Trust in a manner consistent with our best interests. At the same time, as general partner, the Trust has fiduciary duties under applicable Delaware law to manage the Operating Partnership in a manner beneficial to the Operating Partnership and its limited partners. The Trust’s duties, as the general partner, to the Operating Partnership and its limited partners, therefore, may come into conflict with the duties of the trustees to the Trust. The Trust will be under no obligation to give priority to the separate interests of the limited partners of the Operating Partnership or the Trust’s shareholders in deciding whether to cause the Operating Partnership to take or decline to take any actions. In the event of a conflict in the duties owed by the trustees to the Trust and the fiduciary duties owed by the Trust, in its capacity as general partner of the Operating Partnership, to such limited partners, the Trust shall endeavor in good faith to resolve the conflict in a manner not adverse to either its shareholders or the limited partners provided, however, that for so long as the Trust owns a controlling interest in the Operating Partnership, any such conflict that cannot be resolved in a manner not adverse to either the Trust’s shareholders or the limited partners shall be resolved in favor of the shareholders. The Trust shall not be liable for monetary damages or otherwise for losses sustained, liabilities incurred or benefits not derived by limited partners in connection with such decisions, provided that the Trust has acted in good faith.

Capital Contributions

The Partnership Agreement provides that the partners will have no obligation to make any additional capital contributions or provide any additional funding to the Operating Partnership if the Operating Partnership requires additional funds at any time in excess of funds available to the Operating Partnership from borrowing or capital contributions. If the Operating Partnership acquires any property by the merger of any other person into the Operating Partnership, persons who receive partnership interests in exchange for their interests in the person merging into the Operating Partnership will become partners and will be deemed to have made capital contributions to the Operating Partnership. As general partner, the Trust is authorized to cause the Operating Partnership to issue partnership units or other interests in one or more classes or series.

The Trust transfers substantially all of the net proceeds of any offering that it conducts to the Operating Partnership as a capital contribution in exchange for limited partnership units; however, the Trust deemed to have made capital contributions in the amount of the gross offering proceeds received from investors. The Operating Partnership is deemed to have simultaneously paid the offering costs associated with the offering. If the Operating Partnership requires additional funds at any time in excess of capital contributions made by the Trust or from borrowing, the Trust may borrow funds from a financial institution or other lender and lend such funds to the Operating Partnership on comparable terms and conditions, including interest rate, repayment schedule and costs and expenses, as are applicable to our borrowing of such funds. In addition, the Trust is authorized to issue its equity securities or New Securities (as defined below) for less than fair market value, and is authorized to cause the Operating Partnership to issue corresponding partnership interests to the Trust for less than fair market value, as long as (a) the Trust concludes in good faith that such issuance is in the interests of the general partner and the Operating Partnership, and (b) the Trust transfers all proceeds from any such issuance to the Operating Partnership as an additional capital contribution.

Operations

The Trust is the sole general partner of the Operating Partnership. Pursuant to the Partnership Agreement, the general partner has full, exclusive and complete responsibility and discretion in the management and control of the Operating Partnership, including the ability to cause the Operating Partnership to enter into certain major transactions including acquisitions, dispositions, refinancings and selection of tenants, to make distributions to partners and to cause changes in the Operating Partnership’s business activities. Therefore, the Trust exercises discretion in the management and control of the Operating Partnership.

In addition to the administrative and operating costs and expenses incurred by the Operating Partnership, the Operating Partnership generally will pay all of the administrative costs and expenses of the general partner, including:

·	all expenses relating to its continuity of existence and the general partner’s subsidiaries’ operations;

·	all expenses relating to offerings and registration of securities;

·	all expenses associated with the preparation and filing of any of the general partner’s periodic or other reports and communications under federal, state or local laws or regulations;

·	all expenses associated with the general partner’s compliance with laws, rules and regulations promulgated by any regulatory body; and

·	all of the general partner’s other operating or administrative costs incurred in the ordinary course of business on behalf of the Operating Partnership.

These expenses, however, do not include any of the Trust’s administrative and operating costs and expenses incurred that are attributable to properties that are owned by the general partner directly rather than by the Operating Partnership or its subsidiaries.

The Partnership Agreement requires that the Operating Partnership be operated in a manner that enables the Trust (1) to satisfy the requirements for being classified as a REIT, (2) to avoid any federal income or excise tax liability imposed by the Code (other than any federal income tax liability associated with our retained capital gains) and (3) to ensure that the partnership will not be classified as a “publicly-traded partnership” taxable as a corporation under Section 7704 of the Code.

Distributions and Allocations

The Partnership Agreement provides that the Operating Partnership will make distributions to the partners of the Operating Partnership generally in accordance with their relative percentage interests at such times and in such amounts as the general partner may determine. Distributions are made (i) first, to each holder of a partnership interest that is entitled to any preference in distribution, in accordance with the rights of any such class of partnership interests, and (ii) thereafter, to the holders of Class A Units and each other class of partnership interests ranking in parity to the Class A Units (including, without limitation, the LTIP Units if and to the extent they are then entitled to participate in such distributions), in proportion to the relative percentage interests of each such class of partnership interests. All distributions within a class of partnership units shall be pro rata in proportion to the respective percentage interests.

Similarly, the Partnership Agreement provides that taxable income is allocated to the partners of the Operating Partnership generally in accordance with their relative percentage interests such that a holder of one unit of limited partnership interest in the Operating Partnership will be allocated taxable income for each taxable year in an amount substantially equal to the amount of taxable income to be recognized by a holder of the Trust’s common shares, subject to compliance with the provisions of Sections 704(b) and 704(c) of the Code and corresponding Treasury Regulations and other special allocations referenced in the Partnership Agreement. Losses, if any, are generally allocated among the partners in accordance with their respective percentage interests in the Operating Partnership.

Upon liquidation of the Operating Partnership, after payment of debts and obligations, any remaining assets of the Operating Partnership will be distributed to partners entitled to any preference in distribution in accordance with the rights of any such class or series and finally to partners with positive capital accounts in accordance with their respective positive capital account balances.

Profits of the Operating Partnership for each fiscal year generally will be allocated (i) first, to the general partner to the extent net losses previously allocated to it exceed net income, (ii) second, to holders of any class of units that are provided a preference on distribution in accordance with the Partnership Agreement and its amendments, and (iii) third, pro rata to the other limited partners in accordance with the respective percentage interests in the partnership. Notwithstanding the foregoing, the Operating Partnership will allocate gain on the sale of all or substantially all of its assets first to holders of LTIP Units, and will, upon the occurrence of certain specified events, revalue its assets with any net increase in valuation allocated first to the LTIP Units, in each case to equalize the capital accounts of such holders with the average capital account per unit of the general partner’s partnership units. All of the foregoing allocations are subject to compliance with the provisions of Sections 704(b) and 704(c) of the Code and Treasury Regulations promulgated thereunder. To the extent Treasury Regulations promulgated pursuant to Section 704(c) of the Code permit, the general partner will have the authority to elect the method to be used by the Operating Partnership for allocating items with respect to contributed property acquired in connection with any offering for which fair market value differs from the adjusted tax basis at the time of contribution, and such election will be binding on all partners.

Redemption

Pursuant to the Partnership Agreement, holders of each class of partnership units may have redemption rights. The holders of Class A Units have redemption rights which enable them to cause the Operating Partnership to redeem their units in exchange for cash equal to the value of an equivalent number of shares on the basis of the conversion factor then in effect, or, at the Trust’s option, it may purchase their Class A Units by issuing an equivalent number of shares at such conversion factor for each Class A Unit redeemed, as is more specifically detailed in the Partnership Agreement. Notwithstanding the foregoing, a Class A limited partner will not be entitled to exercise its redemption rights if the delivery of common shares to the redeeming limited partner would (i) be prohibited under the organizational documents of the general partner or (ii) be prohibited under applicable federal or state securities laws or regulations, provided the common shares are publicly traded.

Issuance of Shares and Additional Partnership Units

Pursuant to the Partnership Agreement, as general partner, the Trust shall not grant, award or issue any additional shares, other equity securities or New Securities (as defined below), unless it (i) shall cause the Operating Partnership to issue to the general partner partnership interests or rights, options, warrants or securities of the Operating Partnership having designations, preferences and other rights, all such that the economic interests are substantially the same as those additional shares, other equity securities or New Securities, as the case may be, and (ii) shall transfer to the Operating Partnership, as an additional capital contribution, the proceeds from the grant, award, or issuance of such additional shares, other equity securities or New Securities, as the case may be, or from the exercise of rights contained in such equity securities or New Securities, as the case may be. “New Securities” means (1) any rights, options, warrants or convertible or exchangeable securities having the right to subscribe for or purchase shares of capital stock (or other comparable equity interest) of the general partner, excluding grants under any stock option plan, or (2) any debt issued by the general partner that provides any of the rights described in clause (1). In addition, the general partner may cause the Operating Partnership to issue additional operating partnership units or other partnership interests and to admit additional limited partners to the Operating Partnership from time to time, on such terms and conditions and for such capital contributions as it may establish in its sole and absolute discretion.

Tax Matters

The Partnership Agreement provides that the general partner of the Operating Partnership is the “tax matters partner” for purposes of the Code (as in effect prior to the repeal of such concept pursuant to the Bipartisan Act of 2015) and the “partnership representative” of the Operating Partnership for purposes of Section 6223 of the Code and, as such, has authority to handle tax audits and to make tax elections under the Code on behalf of the Operating Partnership.

LTIP Units

In general, the LTIP Units are a class of partnership units in the Operating Partnership. The LTIP Units may be issued subject to vesting, forfeiture and additional restrictions on transfer in the sole discretion of the general partner. LTIP Unit holders shall be entitled to receive if, when and as authorized by the general partner out of funds legally available for the payment of distributions, regular cash distributions in an amount per unit equal to the distribution payable on each Class A Unit for the corresponding quarterly or other period. In addition, LTIP units will be entitled to receive an amount per unit equal to the amount distributed to Class A Units upon a sale or disposition of substantially all of the assets of the Operating Partnership. LTIP Unit holders have the right to convert LTIP Units into Class A Units once they have vested or upon the submission of a conversion notice to the Operating Partnership when the holder is notified of the expected occurrence of an event that will cause his or her unvested LTIP Units to become vested. The general partner has the right to convert the LTIP Units of any holder into Class A Units at any time once they are vested. Notwithstanding the foregoing, the conversion of vested LTIP Units into Class A Units is subject to certain capital account limitations.

Transferability of Interests

The general partner may not voluntarily withdraw from the Operating Partnership or transfer or assign its interest in the Operating Partnership or engage in any merger, consolidation or other combination, or sale of all or substantially all of its assets in a transaction which results in a change of control of the general partner unless:

·	the transfer is to a wholly-owned subsidiary; or

·
the general partner receives the consent of the partners holding more than 50% of the partnership interests of the then outstanding percentage interests, and in connection with which as a result of such transaction, all limited partners will receive or have the right to receive for each partnership unit an amount of cash, securities or other property equal or substantially equivalent in value to the product of the conversion factor and the greatest amount of cash, securities or other property paid in the transaction to a holder of one common share, provided that if, in connection with the transaction, a purchase, tender or exchange offer will have been made to and accepted by the holders of more than 50% of the outstanding common shares, each holder of partnership units will be given the option to exchange its partnership units for an amount of cash, securities or other property equal or substantially equivalent in value to the greatest amount of cash, securities or other property that a limited partner would have received had it (1) exercised its redemption right (described below) and (2) sold, tendered or exchanged pursuant to the offer common shares received upon exercise of the redemption right immediately prior to the expiration of the offer.

The general partner may merge with or into or consolidate with another entity if immediately after such merger or consolidation (1) substantially all of the assets of the successor or surviving entity, other than partnership units held by the general partner, are contributed, directly or indirectly, to the partnership as a capital contribution in exchange for partnership units with a fair market value equal to the value of the assets so contributed as determined by the survivor in good faith and (2) the survivor expressly agrees to assume all of the general partner’s obligations under the Partnership Agreement and the Partnership Agreement will be amended after any such merger or consolidation so as to arrive at a new method of calculating the amounts payable upon exercise of the redemption right that approximates the existing method for such calculation as closely as reasonably possible.

Term

The Operating Partnership will continue until December 31, 2103, or until sooner dissolved upon:

·
an event of withdrawal of the general partner, unless, within ninety (90) days after the withdrawal a “majority in interest” of the remaining partners consent in writing to continue the business of the partnership;

·	an election by the general partner on or after January 1, 2054;

·	entry of a decree of judicial dissolution of the partnership;

·
a final and nonappealable judgment is entered by a court of competent jurisdiction ruling that the general partner is bankrupt or insolvent, unless prior to or within ninety (90) days after the judgment a “majority interest” of the remaining partners consent in writing to continue the business of the partnership; or

·	the passage of ninety (90) days after the sale or other disposition of all or substantially all of the assets of the partnership.

Amendments

Amendments to the Partnership Agreement may be proposed by the general partner or by any limited partners holding 25% or more of the partnership interests. Following such proposal, the general partner shall submit any proposed amendment to the limited partners. The general partner shall seek the written vote of the partners on the proposed amendment or shall call a meeting to vote thereon. For purposes of obtaining a written vote, the general partner may require a response within a reasonable specified time, but not less than 15 days, and failure to respond in such time period shall constitute a vote which is consistent with the general partner’s recommendation with respect to the proposal.

Generally, the Partnership Agreement may be amended with the general partner’s approval and it receives the consent of partners holding a majority of the percentage interests of the limited partners (including limited partnership interests held by the general partner). Certain amendments that would, among other things, have the following effects, must be approved by each partner adversely affected thereby:

·	convert a limited partner’s interest into a general partner’s interest;

·	modify the limited liability of a limited partner;

·	alter or modify the consent requirement that restricts the general partner’s authority;

·	amend the distributions or allocations provisions of the Partnership Agreement, or the balance due to the partners upon a winding up of the partnership (subject to certain exceptions);

·	alter or modify the redemption rights provided by Partnership Agreement; or

·	amend the section guaranteeing the approval rights for the above.

Moreover, the Partnership Agreement may be amended by the general partner to provide that certain limited partners, upon the liquidation of their interests in the partnership, shall have the obligation to restore to the partnership the amounts of any negative capital account balances (for the benefit of creditors of the partnership or partners with positive capital account balances or both) with the consent of only such limited partners and of any other limited partners already subject to such a restoration obligation whose restoration obligation may be affected by such amendment.

Notwithstanding the foregoing, the general partner will have the power, without the consent of the limited partners, to amend the Partnership Agreement as may be required to:

·	add to the obligations of the general partner or surrender any right or power granted to the general partner or any affiliate of the general partner for the benefit of the limited partners;

·	reflect the admission, substitution, termination or withdrawal of any partner in accordance with the Partnership Agreement;

·	set forth the designations, rights, powers, duties, and preferences of the holders of any additional partnership interests issued;

·
reflect a change that does not adversely affect any of the limited partners in any material respect, or to cure any ambiguity, correct or supplement any provision in the Partnership Agreement not inconsistent with law or with other provisions, or make other changes with respect to matters arising under the Partnership Agreement that will not be inconsistent with law or with the provisions of the Partnership Agreement or as may be expressly provided by any other provisions of the Partnership Agreement;

·	adjust the terms in the Partnership Agreement to reflect any specially distributed assets (as contemplated in section 7.05.A of the Partnership Agreement); and

·	satisfy any requirements, conditions, or guidelines contained in any order, directive, opinion, ruling or regulation of a federal, state or local agency or contained in federal, state or local law.

Certain provisions affecting the issuance of partnership interests, the rights and duties of the general partner, either directly or indirectly (e.g., removal of the general partner by the limited partners, restrictions relating to certain extraordinary transactions involving the general partner or the operating partnership, liability of the general partner), transfers of the partnership interests of the general partner, dissolution of the partnership, amendments requiring limited partner approval or meetings of the partners may not be amended without the approval of a majority of the limited partnership units (excluding limited partnership units held by the general partner).
U.S. FEDERAL INCOME TAX CONSIDERATIONS

This section summarizes the material U.S. federal income tax considerations with respect to the Trust and the Operating Partnership that you, as a security holder, may consider relevant to the acquisition, ownership, and disposition of the securities offered by this prospectus. Morgan, Lewis & Bockius LLP has reviewed this summary and is of the opinion that this discussion is accurate in all material respects. Because this section is a summary, it does not address all aspects of taxation that may be relevant to particular holders of our securities in light of their personal investment or tax circumstances, or to certain types of holders that are subject to special treatment under the U.S. federal income tax laws, such as:

•	insurance companies;

•	tax-exempt organizations (except, with respect to common shares, to the limited extent discussed in “- Taxation of Holders of Securities - Taxation of Tax-Exempt Shareholders” below);

•	financial institutions or broker-dealers;

•	non-U.S. individuals and foreign corporations (except to the limited extent discussed in “- Taxation of Non-U.S. Shareholders” below);

•	U.S. expatriates;

•	persons who mark-to-market our securities;

•	subchapter S corporations;

•	U.S. Shareholders (as defined below) whose functional currency is not the U.S. dollar;

•	regulated investment companies and REITs;

•	trusts and estates;

•	holders who receive our securities through the exercise of employee stock options or otherwise as compensation;

•	persons holding our securities as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment;

•	persons subject to the alternative minimum tax provisions of the Code; and

•	persons holding our securities through a partnership or similar pass-through entity.
This summary of certain material U.S. federal income tax consequences assumes that holders of our securities hold our securities as capital assets for U.S. federal income tax purposes, which generally means property held for investment.
The statements in this section are not intended to be, and should not be construed as, tax advice. The statements in this section are based on the Code, current, temporary and proposed Treasury Regulations, the legislative history of the Code, current administrative interpretations and practices of the IRS, and court decisions. The reference to IRS interpretations and practices includes the IRS practices and policies endorsed in private letter rulings, which are not binding on the IRS except with respect to the taxpayer that receives the ruling. In each case, these sources are relied upon as they exist on the date of this discussion. Future legislation, Treasury Regulations, administrative interpretations and court decisions could change the current law or adversely affect existing interpretations of current law on which the information in this section is based. Any such change could apply retroactively. We have not received any rulings from the IRS concerning our qualification as a REIT. Accordingly, even if there is no change in the applicable law, no assurance can be provided that the statements made in the following discussion, which do not bind the IRS or the courts, will not be challenged by the IRS or will be sustained by a court if so challenged.
WE URGE YOU TO CONSULT YOUR TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO YOU OF THE PURCHASE, OWNERSHIP AND SALE OF OUR SECURITIES AND OF OUR ELECTION TO BE TAXED AS A REIT. SPECIFICALLY, YOU ARE URGED TO CONSULT YOUR TAX ADVISOR REGARDING THE FEDERAL, STATE, LOCAL, FOREIGN, AND OTHER TAX CONSEQUENCES OF SUCH PURCHASE, OWNERSHIP, SALE AND ELECTION, AND REGARDING POTENTIAL CHANGES IN APPLICABLE TAX LAWS.
Taxation of the Trust
The Trust was formed in March 2004 as a Maryland real estate investment trust. We have elected to be taxed as a REIT for U.S. federal income tax purposes commencing with our taxable year ended December 31, 2004. We believe that, commencing with such taxable year, we have been organized and have operated in such a manner as to qualify as a REIT under the U.S. federal income tax laws, and we intend to continue to operate in such a manner, but no assurances can be given that we have operated or will operate in a manner so as to qualify or remain qualified as a REIT. This section discusses the laws governing the U.S. federal income tax treatment of a REIT and holders of its securities. These laws are highly technical and complex.
On December 17, 2015, we completed the Merger with Gramercy Property Trust Inc., a Maryland corporation, that resulted in the combined company named Gramercy Property Trust. The Trust operates in an umbrella partnership REIT structure in which our Operating Partnership, GPT Operating Partnership LP, indirectly owns substantially all of the properties acquired on our behalf. The Trust directly owns all of the general partnership interests of the Operating Partnership. Gramercy Property Trust Inc. was formed in April 2004 as a Maryland corporation and also elected to be taxable as a REIT for U.S. federal income tax purposes commencing with its taxable year ended December 31, 2004.
Prior to its dissolution during the Merger, Gramercy Property Trust Inc. owned substantially all of its assets through its operating partnership, which held a substantial amount of its assets in two majority-owned subsidiaries that are referred to as the private REITs. The private REITs are also organized to qualify as REITs for U.S. federal income tax purposes.  Subsequent to the Merger, the Trust also now owns the interests that were formerly held by Gramercy Property Trust Inc., including the private REITs.
Accordingly, our continued qualification and taxation as a REIT depends on, in addition to the Trust’s ability to meet, on a continuing basis, through actual results of operations, distribution levels and diversity of share ownership, various qualification requirements imposed upon REITs by the Code, the private REITs’ operating results, organizational structure and their ability to meet, on a continuing basis through actual annual results of operations, the various qualification requirements imposed upon REITs by the Code (including satisfying both the 95% and 75% gross income tests on an annual basis and the REIT asset tests at the close of each calendar quarter, as described below). For the remainder of this discussion of the taxation of our Company, unless otherwise noted, references to the Trust also include the two private REITs.
The law firm of Morgan, Lewis & Bockius LLP has acted as our counsel in connection with the filing of this prospectus.  In the opinion of Morgan, Lewis & Bockius LLP, commencing with our taxable year ended December 31, 2004, through our taxable year ended December 31, 2016, we have been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and our current and proposed method of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT under the Code for our taxable year ended December 31, 2017. It must be emphasized that the opinion of Morgan, Lewis & Bockius LLP will be based on various assumptions relating to our organization and operation, including that all factual representations and statements set forth in all relevant documents, records and instruments are true and correct, all actions described herein are completed in a timely fashion and that we will at all times operate in accordance with the method of operation described in our organizational documents and registration statement. Additionally, the opinion of Morgan, Lewis &

Bockius LLP is conditioned upon factual representations and covenants made by our management regarding our organization, assets, and present and future conduct of our business operations and other items regarding our ability to meet the various requirements for qualification as a REIT, and assumes that such representations and covenants are accurate and complete and that we will take no action that could adversely affect our qualification as a REIT. Although we believe we have been organized and operated so that we have qualified as a REIT commencing with our taxable year ended December 31, 2004, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances or applicable law, no assurance can be given by Morgan, Lewis & Bockius LLP or us that we will continue to qualify for any particular year. Morgan, Lewis & Bockius LLP will have no obligation to advise us or the holders of our securities of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the IRS or any court, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinions. Morgan, Lewis & Bockius LLP’s opinion does not foreclose the possibility that the Trust or the private REITs may have to utilize one or more REIT savings provisions discussed below, which could require us or the private REITs to pay an excise or penalty tax (which could be significant in amount) in order to maintain our REIT qualification.
In connection with issuing its opinion, Morgan Lewis & Bockius LLP will rely in part on the opinion of our prior counsel Clifford Chance US LLP that was issued in connection with the Merger, that since December 31, 2011, and through the Merger that the Trust has been organized and operated in conformity with the requirements for qualification as a REIT.  In addition, because the Trust will indirectly own the private REITs of Gramercy Property Trust Inc. which have survived the Merger, Morgan, Lewis & Bockius LLP will also assume the accuracy of certain conclusions of Maryland counsel with respect to issues of Maryland law and various other opinions issued by other law firms, which previously served as counsel to the private REITs to conclude that, if the IRS successfully challenged those opinions, our private REITs would maintain their status as REITs because they would have reasonable cause for any related REIT qualification failures.
Taxation of REITs in General
If we qualify as a REIT, we generally will not be subject to U.S. federal corporate income tax on the taxable income that we timely distribute to the Trust’s shareholders. The benefit of that tax treatment is that it avoids the “double taxation,” or taxation at both the corporate and shareholder levels, that generally results from owning shares in a corporation. However, the Trust will be subject to federal tax in the following circumstances:

•
The Trust will pay U.S. federal income tax on any taxable income, including undistributed net capital gain that it does not distribute to shareholders during, or within a specified time period after, the calendar year in which the income is earned.

•	The Trust may be subject to the “alternative minimum tax” on any items of tax preference including any deductions of net operating losses.

•	The Trust will pay income tax at the highest corporate rate on:

•	net income from the sale or other disposition of property acquired through foreclosure (“foreclosure property”) that it holds primarily for sale to customers in the ordinary course of business, and

•	other non-qualifying income from foreclosure property.

•
The Trust will pay a 100% tax on net income from sales or other dispositions of property, other than foreclosure property, that it holds primarily for sale to customers in the ordinary course of business.

•
If the Trust fails to satisfy one or both of the 75% gross income test or the 95% gross income test, as described below under “- Gross Income Tests,” and nonetheless continues to qualify as a REIT because it meets other requirements, the Trust will pay a 100% tax on:

•	the gross income attributable to the greater of the amount by which the Trust fails the 75% gross income test or the 95% gross income test, in either case, multiplied by

•	a fraction intended to reflect the Trust’s profitability.

•
If the Trust fails to distribute during a calendar year at least the sum of (1) 85% of its REIT ordinary income for the year, (2) 95% of its REIT capital gain net income for the year, and (3) any undistributed taxable income required to be distributed from earlier periods, the Trust will pay a 4% nondeductible excise tax on the excess of the required distribution over the sum of (a) the amount the Trust actually distributed and (b) the amounts the Trust retained and upon which it paid income tax at the corporate level.

•
The Trust may elect to retain and pay income tax on its net long-term capital gain. In that case, a shareholder would be taxed on its proportionate share of the Trust’s undistributed long-term capital gain (to the extent that the Trust made a timely designation of such gain to the shareholders) and would receive a credit or refund for its proportionate share of the tax the Trust paid.

•	The Trust will be subject to a 100% excise tax on transactions with any TRSs that are not conducted on an arm’s-length basis.

•
If the Trust fails to satisfy any of the asset tests, other than a de minimis failure of the 5% asset test, the 10% vote test or 10% value test, as described below under “- Asset Tests,” as long as the failure was due to reasonable cause and not to willful neglect, the Trust files a description of each asset that caused such failure with the IRS, and the Trust disposes of the assets causing the failure or otherwise complies with the asset tests within six months after the last day of the quarter in which it identifies such failure, the Trust will pay a tax equal to the greater of $50,000 or the highest U.S. federal income tax rate then applicable to U.S. corporations (currently 35%) on the net income from the non-qualifying assets during the period in which it failed to satisfy the asset tests.

•
If the Trust fails to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, and such failure is due to reasonable cause and not to willful neglect, it will be required to pay a penalty of $50,000 for each such failure.

•
If the Trust acquires any asset from a C corporation, or a corporation that generally is subject to full corporate-level tax, in a merger or other transaction in which the Trust acquires a basis in the asset that is determined by reference either to the C corporation’s basis in the asset or to another asset, the Trust will pay tax at the highest regular corporate rate applicable if it recognizes gain on the sale or disposition of the asset generally during the 5-year period after it acquires the asset provided no election is made for the transaction to be taxable on a current basis. The amount of gain on which the Trust will pay tax is the lesser of:

•	the amount of gain that the Trust recognizes at the time of the sale or disposition, and

•	the amount of gain that the Trust would have recognized if it had sold the asset at the time it acquired it.

•
The Trust may be required to pay monetary penalties to the IRS in certain circumstances, including if it fails to meet record-keeping requirements intended to monitor its compliance with rules relating to the composition of a REIT’s shareholders, as described below in “- Recordkeeping Requirements.”

•	The earnings of the Trust’s lower-tier entities that are subchapter C corporations, including its TRSs, will be subject to federal corporate income tax.
In addition, notwithstanding the Trust’s qualification as a REIT, the Trust may also have to pay certain state and local income taxes because not all states and localities treat REITs in the same manner that they are treated for U.S. federal income tax purposes. Moreover, as further described below, any TRSs are subject to federal, state and local corporate income tax on their taxable income.
Requirements for Qualification
A REIT is a corporation, trust, or association that meets each of the following requirements:
1.    It is managed by one or more trustees or directors.
2.    Its beneficial ownership is evidenced by transferable shares, or by transferable certificates of beneficial interest.
3.    It would be taxable as a domestic corporation, but for the REIT provisions of the U.S. federal income tax laws.

4.    It is neither a financial institution nor an insurance company subject to special provisions of the U.S. federal income tax laws.
5.    At least 100 persons are beneficial owners of its shares or ownership certificates.
6.    Not more than 50% in value of its outstanding shares or ownership certificates is owned, directly or indirectly, by five or fewer individuals, which the Code defines to include certain entities, during the last half of any taxable year.
7.    It elects to be a REIT, or has made such election for a previous taxable year, and satisfies all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT status.
8.    It meets certain other qualification tests, described below, regarding the nature of its income and assets and the amount of its distributions to shareholders.
9.    It uses a calendar year for U.S. federal income tax purposes and complies with the recordkeeping requirements of the U.S. federal income tax laws.
We must meet requirements 1 through 4, 8 and 9 during our entire taxable year and must meet requirement 5 during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. If we comply with all the requirements for ascertaining the ownership of our outstanding shares in a taxable year and have no reason to know that we violated requirement 6, we will be deemed to have satisfied requirement 6 for that taxable year. For purposes of determining share ownership under requirement 6, an “individual” generally includes a supplemental unemployment compensation benefits plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes. An “individual,” however, generally does not include a trust that is a qualified employee pension or profit sharing trust under the U.S. federal income tax laws, and beneficiaries of such a trust will be treated as holding the Trust’s shares in proportion to their actuarial interests in the trust for purposes of requirement 6.
The Trust’s declaration of trust provides restrictions regarding the transfer and ownership of its shares of capital stock. See “Description of Shares - Description of Common Shares - Restrictions on Ownership and Transfer.” The Trust believes that it has issued sufficient shares with sufficient diversity of ownership to allow it to satisfy requirements 5 and 6 above. The restrictions in the Trust’s declaration of trust are intended (among other things) to assist the Trust in continuing to satisfy requirements 5 and 6 above. These restrictions, however, may not ensure that the Trust will, in all cases, be able to satisfy such share ownership requirements. If the Trust fails to satisfy these share ownership requirements, the Trust’s qualification as a REIT may terminate.
Effect of Subsidiary Entities
Qualified REIT Subsidiaries.  A corporation that is a “qualified REIT subsidiary” is not treated as a corporation separate from its parent REIT. All assets, liabilities, and items of income, deduction, and credit of a “qualified REIT subsidiary” are treated as assets, liabilities, and items of income, deduction, and credit of the REIT. A “qualified REIT subsidiary” is a corporation, other than a TRS, all of the stock of which is owned by the REIT. Thus, in applying the requirements described herein, any “qualified REIT subsidiary” that the Trust owns will be ignored, and all assets, liabilities, and items of income, deduction, and credit of such subsidiary will be treated as the Trust’s assets, liabilities, and items of income, deduction, and credit.
Other Disregarded Entities and Partnerships.  An unincorporated domestic entity, such as a limited liability company that has a single owner, generally is not treated as an entity separate from its owner for U.S. federal income tax purposes. An unincorporated domestic entity with two or more owners is generally treated as a partnership for U.S. federal income tax purposes. In the case of a REIT that is a partner in a partnership that has other partners, the REIT is treated as owning its proportionate share of the assets of the partnership and as earning its allocable share of the gross income of the partnership for purposes of the applicable REIT qualification tests. The Trust’s proportionate share for purposes of the 10% value test (see “- Asset Tests”) is based on its proportionate interest in the equity interests and certain debt securities issued by the partnership. For all of the other asset and income tests, the Trust’s proportionate share is based on its proportionate interest in the capital interests in the partnership. The Trust’s proportionate share of the assets, liabilities, and items of income of any partnership, joint venture, or limited liability company that is treated as a partnership for U.S. federal income tax purposes in which the Trust acquires an equity interest, directly or indirectly, is treated as the Trust’s assets and gross income for purposes of applying the various REIT qualification requirements.

The Trust has control of the Operating Partnership and the Trust intends to operate any subsidiary partnerships in a manner consistent with the requirements for its qualification as a REIT. The Trust may from time to time be a limited partner or non-managing member in some of its partnerships and limited liability companies. If a partnership or limited liability company in which the Trust owns an interest takes or expects to take actions that could jeopardize the Trust’s status as a REIT or require it to pay tax, the Trust may be forced to dispose of its interest in such entity. In addition, it is possible that a partnership or limited liability company could take an action which could cause the Trust to fail a gross income or asset test, and that the Trust would not become aware of such action in time to dispose of its interest in the partnership or limited liability company or take other corrective action on a timely basis. In that case, the Trust could fail to qualify as a REIT unless it was entitled to relief, as described below.
Taxable REIT Subsidiaries.  A REIT may own up to 100% of the capital stock of one or more TRSs. A TRS is a fully taxable corporation that may earn income that would not be qualifying income if earned directly by the parent REIT. The subsidiary and the REIT must jointly elect to treat the subsidiary as a TRS. A corporation of which a TRS directly or indirectly owns more than 35% of the voting power or value of the stock will automatically be treated as a TRS. The Trust is not treated as holding the assets of a TRS or as receiving any income that the TRS earns. Rather, the stock issued by a TRS to the Trust is an asset in the Trust’s hands, and the Trust treats the distributions paid to it from such TRS, if any, as income. This treatment may affect the Trust’s compliance with the gross income and asset tests. Because the Trust does not include the assets and income of TRSs in determining its compliance with the REIT requirements, the Trust may use such entities to indirectly undertake activities, such as earning fee income that the REIT rules might otherwise preclude it from doing directly or through pass-through subsidiaries. Overall, no more than 25% (or 20% with respect to taxable years beginning before July 30, 2008 and after December 31, 2017) of the value of a REIT’s assets may consist of stock or securities of one or more TRSs.
A TRS pays income tax at regular corporate rates on any income that it earns. In addition, the “earnings stripping” rules of Section 163(j) of the Code may limit the deductibility of interest paid or accrued by a TRS to its parent REIT to assure that the TRS is subject to an appropriate level of corporate taxation. Further, the TRS rules impose a 100% excise tax on REITs for transactions between a TRS and its parent REIT or the REIT’s tenants that are not conducted on an arm’s-length basis.
A TRS may not directly or indirectly operate or manage any health care facilities assets or lodging facilities or provide rights to any brand name under which any health care facility or lodging facility is operated. A TRS is not considered to operate or manage a “qualified health care property” or “qualified lodging facility” solely because the TRS directly or indirectly possesses a license, permit, or similar instrument enabling it to do so.
Rent that the Trust receives from a TRS will qualify as “rents from real property” as long as (1) at least 90% of the leased space in the property is leased to persons other than TRSs and related-party tenants, and (2) the amount paid by the TRS to rent space at the property is substantially comparable to rents paid by other tenants of the property for comparable space, as described in further detail below under “- Gross Income Tests - Rents from Real Property.” If the Trust leases space to a TRS in the future, it will seek to comply with these requirements.
The Trust has elected to treat certain subsidiary corporations as TRSs. As explained below in “- Gross Income Tests - Fee Income,” fee income earned by a REIT is generally not qualifying income for purposes of the 75% and 95% gross income tests. A TRS may also provide services with respect to the Trust’s properties to the extent the Trust determines that having a TRS provide those services will assist the Trust in complying with the gross income tests applicable to REITs. See “- Gross Income Tests - Rents From Real Property.” In addition, if the Trust decides to acquire properties opportunistically in anticipation of immediate resale, the Trust will need to conduct that activity through a TRS to avoid the 100% prohibited transactions tax. See “- Gross Income Tests - Prohibited Transactions.” The Trust may form one or more additional TRSs in the future.
Taxable Mortgage Pools.  An entity, or a portion of an entity, may be classified as a taxable mortgage pool (“TMP”) under the Code if:

•	substantially all of its assets consist of debt obligations or interests in debt obligations;

•	more than 50% of those debt obligations are real estate mortgage loans or interests in real estate mortgage loans as of specified testing dates;

•	the entity has issued debt obligations that have two or more maturities; and

•	the payments required to be made by the entity on its debt obligations “bear a relationship” to the payments to be received by the entity on the debt obligations that it holds as assets.
Under Treasury Regulations, if less than 80% of the assets of an entity (or a portion of an entity) consists of debt obligations, these debt obligations are considered not to comprise “substantially all” of its assets, and therefore the entity would not be treated as a TMP.
To the extent we make or have made significant investments in mortgage loans or mortgage-backed securities (“MBS”), we may convey one or more pools of real estate mortgage loans to a trust or other special purpose entity, which issues several classes of mortgage-backed bonds having different maturities, and the cash flow on the real estate mortgage loans will be the sole source of payment of principal and interest on the several classes of mortgage-backed bonds. We would not likely make a REMIC election with respect to such securitization transactions, and, as a result, each such transaction would be a TMP.
A TMP generally is treated as a corporation for U.S. federal income tax purposes. However, special rules apply to a REIT, a portion of a REIT, or a qualified REIT subsidiary that is a TMP. If a REIT owns directly, or indirectly through one or more qualified REIT subsidiaries or other entities that are disregarded as a separate entity for U.S. federal income tax purposes, 100% of the equity interest in the TMP, the TMP will be a qualified REIT subsidiary and, therefore, ignored as an entity separate from the parent REIT for U.S. federal income tax purposes and would not generally affect the tax qualification of the REIT. Rather, the consequences of the TMP classification would generally, except as described below, be limited to the REIT’s shareholders. See “- Excess Inclusion Income.”
If we own less than 100% of the ownership interests in a subsidiary that is a TMP, the foregoing rules would not apply. Rather, the subsidiary would be treated as a corporation for U.S. federal income tax purposes, and would potentially be subject to U.S. federal corporate income tax. In addition, this characterization would alter our REIT income and asset test calculations and could adversely affect our compliance with those requirements. We do not expect that we would form any subsidiary in which we own some, but less than all, of the ownership interests that would become a TMP, and we intend to monitor the structure of any TMPs in which we have an interest to ensure that they will not adversely affect our qualification as a REIT.
In general, we currently own and expect to own 100% of the equity in entities that are TMPs. Such entities are and will be held through our private REITs so that they are qualified REIT subsidiaries of our private REITs and their assets and liabilities are treated as assets and liabilities of our private REITs. Consequently, the net income from such assets and liabilities would not be subject to corporate-level tax, even if they were to be treated as a TMP, although the excess inclusion rules described below apply. Although no assurance can be provided, we have concluded that our existing financings are not expected to generate excess inclusion income in 2017 or any future year.
Gross Income Tests
The Trust must satisfy two gross income tests annually to maintain its qualification as a REIT. First, at least 75% of the Trust’s gross income for each taxable year must consist of defined types of income that it derives, directly or indirectly, from investments relating to real property or mortgages on real property or qualified temporary investment income. Qualifying income for purposes of that 75% gross income test generally includes:

•	rents from real property;

•	interest on debt secured by mortgages on real property, or on interests in real property;

•	dividends or other distributions on, and gain from the sale of, shares in other REITs;

•	gain from the sale of real estate assets;

•	income and gain derived from foreclosure property; and

•
income derived from the temporary investment of new capital that is attributable to the issuance of the Trust’s shares or a public offering of the Trust’s debt with a maturity date of at least five years and that the Trust receives during the one-year period beginning on the date on which it received such new capital.

Although a debt instrument issued by a “publicly offered REIT” (i.e., a REIT that is required to file annual and periodic reports with the SEC under the Exchange Act) is treated as a “real estate asset” for the asset tests for taxable years beginning after December 31, 2015, the interest income and gain from the sale of such debt instruments is not treated as qualifying income for the 75% gross income test unless the debt instrument is secured by real property or an interest in real property.
Second, in general, at least 95% of the Trust’s gross income for each taxable year must consist of income that is qualifying income for purposes of the 75% gross income test, other types of interest and dividends, gain from the sale or disposition of shares or securities, or any combination of these. Gross income from our sale of property that the Trust holds primarily for sale to customers in the ordinary course of business is excluded from both the numerator and the denominator in both gross income tests. In addition, income and gain from “hedging transactions” that the Trust enters into to hedge indebtedness incurred or to be incurred to acquire or carry real estate assets and that are clearly and timely identified as such will be excluded from both the numerator and the denominator for purposes of the 75% and 95% gross income tests. In addition, certain foreign currency gains will be excluded from gross income for purposes of one or both of the gross income tests. See “- Foreign Currency Gain.” The following paragraphs discuss the specific application of the gross income tests to the Trust.
Rents from Real Property.  Rent that the Trust receives from its real property will qualify as “rents from real property,” which is qualifying income for purposes of the 75% and 95% gross income tests, only if the following conditions are met:

•	First, the rent must not be based, in whole or in part, on the income or profits of any person, but may be based on a fixed percentage or percentages of receipts or sales.

•
Second, neither the Trust nor a direct or indirect owner of 10% or more of the Trust’s shares may own, actually or constructively, 10% or more of a tenant from whom the Trust receives rent, other than a TRS. If the tenant is a TRS, such TRS may not directly or indirectly operate or manage the related property. Instead, the property must be operated on behalf of the TRS by a person who qualifies as an “independent contractor” and who is, or is related to a person who is, actively engaged in the trade or business of operating lodging facilities for any person unrelated to the Trust and the TRS. See “-Taxable REIT Subsidiaries.”

•
Third, if the rent attributable to personal property leased in connection with a lease of real property is 15% or less of the total rent received under the lease, then the rent attributable to personal property will qualify as rents from real property. However, if the 15% threshold is exceeded, the rent attributable to personal property will not qualify as rents from real property.

•
Fourth, the Trust generally must not operate or manage its real property or furnish or render services to its tenants, other than through an “independent contractor” who is adequately compensated and from whom the Trust does not derive revenue. However, the Trust need not provide services through an “independent contractor,” but instead may provide services directly to its tenants, if the services are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not considered to be provided for the tenants’ convenience. In addition, the Trust may provide a minimal amount of “noncustomary” services to the tenants of a property, other than through an independent contractor, as long as its income from the services (valued at not less than 150% of the Trust’s direct cost of performing such services) does not exceed 1% of The Trust’s income from the related property. Furthermore, the Trust may own up to 100% of the stock of a TRS which may provide customary and noncustomary services to its tenants without tainting its rental income for the related properties.

If a portion of the rent that the Trust receives from a property does not qualify as “rents from real property” because the rent attributable to personal property exceeds 15% of the total rent for a taxable year, the portion of the rent that is attributable to personal property will not be qualifying income for purposes of either the 75% or 95% gross income test. Thus, if such rent attributable to personal property, plus any other income that is non-qualifying income for purposes of the 95% gross income test, during a taxable year exceeds 5% of the Trust’s gross income during the year, the Trust would lose its REIT qualification. If, however, the rent from a particular property does not qualify as “rents from real property” because either (1) the rent is considered based on the income or profits of the related tenant, (2) the tenant either is a related party tenant or fails to qualify for the exceptions to the related party tenant rule for qualifying TRSs or (3) the Trust furnishes noncustomary services to the tenants of the property, or manages or operates the property, other than through a qualifying independent contractor or a TRS, none of the rent from that property would qualify as “rents from real property.”

Interest.  The term “interest” generally does not include any amount received or accrued, directly or indirectly, if the determination of such amount depends in whole or in part on the income or profits of any person. However, interest generally includes the following:

•	an amount that is based on a fixed percentage or percentages of receipts or sales; and

•
an amount that is based on the income or profits of a debtor, as long as the debtor derives substantially all of its income from the real property securing the debt from leasing substantially all of its interest in the property, and only to the extent that the amounts received by the debtor would be qualifying “rents from real property” if received directly by a REIT.

If a loan contains a provision that entitles a REIT to a percentage of the borrower’s gain upon the sale of the real property securing the loan or a percentage of the appreciation in the property’s value as of a specific date, income attributable to that loan provision will be treated as gain from the sale of the property securing the loan, which generally is qualifying income for purposes of both gross income tests.
Interest income constitutes qualifying mortgage interest for purposes of the 75% gross income test to the extent that the obligation is secured by a mortgage on real property. If we receive interest income with respect to a mortgage loan that is secured by both real property and other property, and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that we acquired or originated the mortgage loan, the interest income will be apportioned between the real property and the other property, and our income from the arrangement will qualify for purposes of the 75% gross income test only to the extent that the interest is allocable to the real property. In addition, for taxable years beginning after December 31, 2015, in the case of a loan that is secured by both real property and personal property, if the fair market value of such personal property does not exceed 15% of the total fair market value of all such property securing the loan, then the personal property securing the loan will be treated as real property for purposes of determining whether the interest on such loan is qualifying income for purposes of the 75% gross income test. Even if a loan is not secured by real property or is under secured, the income that it generates may nonetheless qualify for purposes of the 95% gross income test.
To the extent that the terms of a loan provide for contingent interest that is based on the cash proceeds realized upon the sale of the property securing the loan, or a shared appreciation provision, income attributable to the participation feature will be treated as gain from sale of the underlying property, which generally will be qualifying income for purposes of both the 75% and 95% gross income tests, provided that the property is not inventory or dealer property in the hands of the borrower or us.
To the extent that we derive interest income from a loan where all or a portion of the amount of interest payable is contingent, such income generally will qualify for purposes of the gross income tests only if it is based upon the gross receipts or sales and not the net income or profits of any person. This limitation does not apply, however, to a mortgage loan where the borrower derives substantially all of its income from the property from the leasing of substantially all of its interest in the property to tenants, to the extent that the rental income derived by the borrower would qualify as rents from real property had it been earned directly by us.
Any amount includible in our gross income with respect to a regular or residual interest in a REMIC generally is treated as interest on an obligation secured by a mortgage on real property. If, however, less than 95% of the assets of a REMIC consists of real estate assets (determined as if we held such assets), we will be treated as receiving directly our proportionate share of the income of the REMIC for purposes of determining the amount that is treated as interest on an obligation secured by a mortgage on real property. The IRS has also issued guidance providing that, among other things, if a REIT holds a regular interest in an “eligible REMIC,” or a residual interest in an “eligible REMIC” that informs the REIT that at least 80% of the REMIC’s assets constitute real estate assets, then the REIT may treat 80% of the gross income received with respect to the interest in the REMIC as interest on an obligation secured by a mortgage on real property for the purpose of the 75% gross income test. For this purpose, a REMIC is an “eligible REMIC” if: (i) the REMIC has received a guarantee from the Federal National Mortgage Association or the Federal Home Loan Mortgage Corporation that will allow the REMIC to make any principal and interest payments on its regular and residual interests; and (ii) all of the REMIC’s mortgages and pass-through certificates are secured by interests in single-family dwellings. If we were to acquire an interest in an “eligible REMIC” less than 95% of the assets of which constitute real estate assets, the IRS guidance described above may generally allow us to treat 80% of the gross income derived from the interest as qualifying income for the purposes of 75% REIT gross income test. Although the portion of the income from such a REMIC interest that does not qualify would likely be qualifying income for the purpose of the 95% REIT gross income test, the remaining 20% of the REMIC interest generally would not qualify as a real estate asset, which could adversely affect our ability to satisfy the REIT asset tests.
Among the assets we hold are certain mezzanine loans secured by equity interests in a pass-through entity that directly or indirectly owns real property, rather than a direct mortgage on the real property. The IRS has issued Revenue Procedure 2003-65 (the “Revenue Procedure”), which provides a safe harbor pursuant to which a mezzanine loan, if it meets each of the requirements contained in the Revenue Procedure, will be treated by the IRS as a real estate asset for purposes of the REIT asset tests, and interest derived from it will be treated as qualifying mortgage interest for purposes of the 75% gross income test (described above). Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. Moreover, the mezzanine loans that we have originated or acquired typically do not meet all of the requirements for reliance on this safe harbor. Hence, there can be no assurance that the IRS will not challenge the qualification of such assets as real estate assets for purposes of the REIT asset tests or the interest generated by these loans as qualifying income under the 75% gross income test (described above). To the extent we make corporate mezzanine loans, such loans will not qualify as real estate assets and interest income with respect to such loans will not be qualifying income for the 75% gross income test (described above).
We believe that the interest, original issue discount, and market discount income that we receive from our mortgage-related securities generally will be qualifying income for purposes of both gross income tests. However, to the extent that we own non-REMIC collateralized mortgage obligations, non-REMIC pay-through bonds and pass-through debt instruments, such as collateralized mortgage obligations or CMOs, or other debt instruments secured by mortgage loans (rather than by real property) or secured by non-real estate assets, or debt securities that are not secured by mortgages on real property or interests in real property, the interest income received with respect to such securities generally will be qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. In addition, the loan amount of a mortgage loan that we own may exceed the value of the real property securing the loan. In that case, a portion of the income from the loan will be qualifying income for purposes of the 95% gross income test, but not the 75% gross income test.
In connection with our legacy special finance business, we may hold certain participation interests, including B-Notes, in mortgage loans and mezzanine loans. B-Notes are interests in underlying loans created by virtue of participations or similar agreements to which the originators of the loans are parties, along with one or more participants. The borrower on the underlying loan is typically not a party to the participation agreement. The performance of this investment depends upon the performance of the underlying loan and, if the underlying borrower defaults, the participant typically has no recourse against the originator of the loan. The originator often retains a senior position in the underlying loan and grants junior participations which absorb losses first in the event of a default by the borrower. We generally expect to treat our participation interests as qualifying real estate assets for purposes of the REIT asset tests described below and interest that we derive from such investments as qualifying mortgage interest for purposes of the 75% gross income test. The appropriate treatment of participation interests for U.S. federal income tax purposes is not entirely certain, however, and no assurance can be given that the IRS will not challenge our treatment of our participation interests. In the event of a determination that such participation interests do not qualify as real estate assets, or that the income that we derive from such participation interests does not qualify as mortgage interest for purposes of the REIT asset and income tests, we could be subject to a penalty tax, or could fail to qualify as a REIT.
Many of the terms of our mortgage loans, mezzanine loans and subordinated mortgage interests and the loans supporting our mortgage-backed securities in connection with our legacy special finance business have been modified and may in the future be modified. Under the Code, if the terms of a loan are modified in a manner constituting a “significant modification,” such modification triggers a deemed exchange of the original loan for the modified loan. IRS Revenue Procedure 2014-51 provides a safe harbor pursuant to which the Trust will not be required to redetermine the fair market value of the real property securing a loan for purposes of the gross income and asset tests in connection with a loan modification that is: (1) occasioned by a borrower default; or (2) made at a time when the Trust reasonably believes that the modification to the loan will substantially reduce a significant risk of default on the original loan. No assurance can be provided all of the Trust’s loan modifications have or will qualify for the safe harbor in Revenue Procedure 2014-51. It is unclear how the safe harbor in Revenue Procedure 2014-51 is affected by the recent legislative changes regarding the treatment of loans secured by both real property and personal property where the fair market value of the personal property does not exceed 15% of the sum of the fair market values of the real property and personal property securing the loan. To the extent the Trust significantly modifies loans in a manner that does not qualify for that safe harbor, the Trust will be required to redetermine the value of the real property securing the loan at the time it was significantly modified. In determining the value of the real property securing such a loan, the Trust generally will not obtain third-party appraisals but rather will rely on internal valuations. No assurance can be provided that the IRS will not successfully challenge the Trust’s internal valuations. If the terms of the Trust’s mortgage loans, mezzanine loans and subordinated mortgage interests and loans supporting our mortgage-backed securities are significantly modified in a manner that does not qualify for the safe harbor in Revenue Procedure 2014-51 and the fair market value of the real property securing such loans has decreased significantly, the Trust could fail the 75% gross income test, the 75% asset test and/or the 10% value test.
COD Income.  From time-to-time, the Trust and its subsidiaries recognize COD income in connection with repurchasing debt at a discount. COD income is excluded from gross income for purposes of both the 75% and 95% gross income tests.
Excess Inclusion Income.  If we acquire a residual interest in a REMIC, we may realize excess inclusion income. If we are deemed to have issued debt obligations having two or more maturities, the payments on which correspond to payments on mortgage loans owned by us, such arrangement will be treated as a TMP for U.S. federal income tax purposes. See above “- Taxable Mortgage Pools.” If all or a portion of our company is treated as a TMP, our qualification as a REIT generally should not be impaired. However, to the extent that all or a portion of our company is treated as a TMP, or we make investments or enter into financing and securitization transactions that give rise to us being considered to own an interest in one or more TMPs, a portion of our REIT taxable income may be characterized as excess inclusion income and allocated to the Trust’s shareholders, generally in a manner set forth under the Code and the applicable Treasury Regulations. Although no assurance can be provided, we have concluded that our existing financings are not expected to generate excess inclusion income in 2017 or any future year. If a portion of our dividends constitute excess inclusion income, it would likely increase the tax liability of tax-exempt shareholders, non U.S. shareholders and shareholders with net operating losses. The Treasury Department has issued guidance governing the tax treatment of shareholders of a REIT that owns an interest in a TMP, is also a TMP, or is a holder of a residual interest in a REMIC. Excess inclusion income is an amount, with respect to any calendar quarter, equal to the excess, if any, of (i) income tax allocable to the holder of a residual interest in a REMIC during such calendar quarter over (ii) the sum of amounts allocated to each day in the calendar quarter equal to its ratable portion of the product of (a) the adjusted issue price of the interest at the beginning of the quarter multiplied by (b) 120% of the long term federal rate (determined on the basis of compounding at the close of each calendar quarter and properly adjusted for the length of such quarter). Our excess inclusion income would be allocated among the Trust’s shareholders that hold our common shares in record name in proportion to dividends paid to such shareholders. A shareholder’s share of any excess inclusion income:

•	could not be offset by net operating losses of a shareholder;

•
in the case of a shareholder who is a REIT, a RIC, a common trust fund or other pass-through entity, would be considered excess inclusion income of such entity and such entity will be subject to tax at the highest corporate rate on any excess inclusion income allocated to their owners that are disqualified organizations;

•	would be subject to tax as unrelated business taxable income to a tax-exempt holder;

•
would be subject to the application of the U.S. federal income tax withholding (without reduction pursuant to any otherwise applicable income tax treaty) with respect to amounts allocable to non-U.S. shareholders; and

•
would be taxable (at the highest corporate tax rates) to us, rather than the Trust’s shareholders, to the extent allocable to our shares held in record name by disqualified organizations (generally, tax-exempt entities not subject to unrelated business income tax, including governmental organizations). Nominees or other broker/dealers who hold our shares on behalf of disqualified organizations are subject to this tax on the portion of our excess inclusion income allocable to shares held on behalf of disqualified organizations.

The manner in which excess inclusion income would be allocated among shares of different classes of stock is not clear under current law. Tax-exempt investors, RIC or REIT investors, foreign investors and taxpayers with net operating losses should carefully consider the tax considerations described above and are urged to consult their tax advisors.
Prohibited Transactions.  A REIT will incur a 100% tax on the net income (including foreign currency gain) derived from any sale or other disposition of property, other than foreclosure property, that the REIT holds primarily for sale to customers in the ordinary course of a trade or business. We believe that none of our assets are held primarily for sale to customers and that a sale of any of our assets will not be in the ordinary course of our business. Whether a REIT holds an asset “primarily for sale to customers in the ordinary course of a trade or business” depends, however, on the facts and circumstances in effect from time to time, including those related to a particular asset. A safe harbor to the characterization of the sale of property by a REIT as a prohibited transaction and the 100% prohibited transaction tax is available if the following requirements are met:

•	REIT has held the property for not less than two years;

•
the aggregate expenditures made by the REIT, or any partner of the REIT, during the two-year period preceding the date of the sale that are includable in the basis of the property do not exceed 30% of the selling price of the property;

•
either (1) during the year in question, the REIT did not make more than seven sales of property other than foreclosure property or sales to which Section 1033 of the Code applies, (2) the aggregate adjusted bases of all such properties sold by the REIT during the year did not exceed 10% of the aggregate bases of all of the assets of the REIT at the beginning of the year (3) the aggregate fair market value of all such properties sold by the REIT during the year did not exceed 10% of the aggregate fair market value of all of the assets of the REIT at the beginning of the year, (4) with respect to taxable years beginning after December 31, 2015, (a) the aggregate adjusted bases of all such properties sold by the REIT during the year did not exceed 20% of the aggregate adjusted bases of all property of the REIT at the beginning of the year and (b) the 3-year average percentage of assets sold by the REIT compared to all the REIT’s properties (measured by adjusted bases) taking into account the current and two prior years did not exceed 10% or (5) with respect to taxable years beginning after December 31, 2015, (a) the aggregate fair market value of all such properties sold by the REIT during the year did not exceed 20% of the aggregate fair market value of all the assets of the REIT at the beginning of the year and (b) the 3-year average percentage of properties sold by the REIT compared to all the REIT’s properties (measured by fair market value) taking into account the current and two prior years did not exceed 10%;

•	in the case of property not acquired through foreclosure or lease termination, the REIT has held the property for at least two years for the production of rental income; and

•
if the REIT has made more than seven sales of non-foreclosure property during the taxable year, substantially all of the marketing and development expenditures with respect to the property were made through an independent contractor from whom the REIT derives no income or, with respect to taxable years beginning after December 31, 2015, a TRS.

We will attempt to comply with the terms of the safe-harbor provisions in the U.S. federal income tax laws prescribing when an asset sale will not be characterized as a prohibited transaction. We cannot make any assurances, however, that we can comply with the safe-harbor provisions or that we will avoid owning property that may be characterized as property that we hold “primarily for sale to customers in the ordinary course of a trade or business.” The 100% tax will not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be taxed to the corporation at regular corporate income tax rates. If we decide to acquire properties opportunistically in anticipation of immediate resale, we will need to conduct that activity through a TRS to avoid the prohibited transactions tax. No assurance can be given, however, that the IRS will respect the transaction by which any such properties are contributed to a TRS and even if the contribution transaction is respected, a TRS may incur a significant tax liability as a result of any such sales.
Dividends.  The Trust’s share of any dividends received from any corporation (including any TRS, but excluding any REIT) in which we own an equity interest will qualify for purposes of the 95% gross income test but not for purposes of the 75% gross income test. The Trust’s share of any dividends received from any other REIT, including our private REITS, in which we own an equity interest, if any, will be qualifying income for purposes of both gross income tests.
Fee Income.  We receive various fees in connection with our operations. The fees will be qualifying income for purposes of both the 75% and 95% gross income tests if they are received in consideration for entering into an agreement to make a loan secured by real property and the fees are not determined by income and profits. Other fees are not qualifying income for purposes of either gross income test. We currently earn certain management fees through TRSs, and any fees earned by TRSs are not included for purposes of the gross income tests.
Foreclosure Property.  The Trust will be subject to tax at the maximum corporate rate on any income from foreclosure property, which includes certain foreign currency gains and related deductions, other than income that otherwise would be qualifying income for purposes of the 75% gross income test, less expenses directly connected with the production of that income. However, gross income from foreclosure property will qualify under the 75% and 95% gross income tests. Foreclosure property is any real property, including interests in real property, and any personal property incident to such real property:

•
that is acquired by a REIT as the result of the REIT having bid on such property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law, after there was a default or default was imminent on a lease of such property or on indebtedness that such property secured;

•	for which the related loan was acquired by the REIT at a time when the default was not imminent or anticipated; and

•	for which the REIT makes a proper election to treat the property as foreclosure property.
A REIT will not be considered to have foreclosed on a property where the REIT takes control of the property as a mortgagee-in-possession and cannot receive any profit or sustain any loss except as a creditor of the mortgagor. Property generally ceases to be foreclosure property at the end of the third taxable year (or, with respect to qualified health care property, the second taxable year) following the taxable year in which the REIT acquired the property, or longer if an extension is granted by the Secretary of the Treasury. However, this grace period terminates and foreclosure property ceases to be foreclosure property on the first day:

•
on which a lease is entered into for the property that, by its terms, will give rise to income that does not qualify for purposes of the 75% gross income test, or any amount is received or accrued, directly or indirectly, pursuant to a lease entered into on or after such day that will give rise to income that does not qualify for purposes of the 75% gross income test;

•
on which any construction takes place on the property, other than completion of a building or any other improvement, where more than 10% of the construction was completed before default became imminent; or

•
which is more than 90 days after the day on which the REIT acquired the property and the property is used in a trade or business which is conducted by the REIT, other than through an independent contractor from whom the REIT itself does not derive or receive any income or, with respect to taxable years beginning after December 31, 2015, a TRS.

Hedging Transactions.  From time to time, the Trust or the Operating Partnership may enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase such items, and futures and forward contracts. Income and gain from “hedging transactions” will be excluded from gross income for purposes of both the 75% and 95% gross income tests provided we satisfy the identification requirements discussed below. A “hedging transaction” means (1) any transaction entered into in the normal course of the Trust’s or the Operating Partnership’s trade or business primarily to manage the risk of interest rate changes, price changes, or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, (2) any transaction entered into primarily to manage the risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% gross income test (or any property which generates such income or gain) or (3) any transaction entered into after December 31, 2015 to “offset” a transaction described in (1) or (2) if a portion of the hedged indebtedness is no longer serving as a hedge. We are required to clearly identify any such hedging transaction before the close of the day on which it was acquired, originated, or entered into and to satisfy other identification requirements. We intend to continue to structure any hedging transactions in a manner that does not jeopardize the Trust’s qualification as a REIT.
Foreign Currency Gain.   Because we make investments outside the United States, we are subject to foreign currency gains and losses. These foreign currency gains will be excluded from gross income for purposes of one or both of the gross income tests. “Real estate foreign exchange gain” will be excluded from gross income for purposes of the 75% and 95% gross income tests. Real estate foreign exchange gain generally includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 75% gross income test, foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations secured by mortgages on real property or an interest in real property and certain foreign currency gain attributable to certain “qualified business units” of a REIT. “Passive foreign exchange gain” will be excluded from gross income for purposes of the 95% gross income test. Passive foreign exchange gain generally includes real estate foreign exchange gain as described above, and also includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 95% gross income test and foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations. These exclusions for real estate foreign exchange gain and passive foreign exchange gain do not apply to any certain foreign currency gain derived from dealing, or engaging in substantial and regular trading, in securities. Such gain is treated as non-qualifying income for purposes of both the 75% and 95% gross income tests.
Failure to Satisfy Gross Income Tests.   If the Trust fails to satisfy one or both of the gross income tests for any taxable year, the Trust nevertheless may qualify as a REIT for that year if it qualifies for relief under certain provisions of the U.S. federal income tax laws. Those relief provisions are available if:

•	the Trust’s failure to meet those tests is due to reasonable cause and not to willful neglect; and

•	following such failure for any taxable year, the Trust files a schedule of the sources of its income in accordance with regulations prescribed by the Secretary of the U.S. Treasury.
We cannot predict, however, whether in all circumstances the Trust would qualify for the relief provisions. In addition, as discussed above in “- Taxation of the Trust,” even if the relief provisions apply, the Trust would incur a 100% tax on the gross income attributable to the greater of the amount by which it fails the 75% gross income test or the 95% gross income test multiplied, in either case, by a fraction intended to reflect the Trust’s profitability.
Asset Tests
To qualify as a REIT, the Trust also must satisfy the following asset tests at the end of each quarter of each taxable year. First, at least 75% of the value of the Trust’s total assets must consist of:

•	cash or cash items, including certain receivables, certain money market funds and, in certain circumstances, foreign currencies;

•	government securities;

•
interests in real property, including leaseholds and options to acquire real property and leaseholds, and, for taxable years beginning after December 31, 2015, personal property to the extent such personal property is leased in connection with real property and rents attributable to such personal property are treated as “rents from real property”;

•	interests in mortgage loans secured by real property;

•	stock in other REITs and debt instruments issued by “publicly offered REITs”;

•
investments in stock or debt instruments during the one-year period following the Trust’s receipt of new capital that it raises through equity offerings or public offerings of debt with at least a five-year term; and

•
regular or residual interests in a REMIC (however, if less than 95% of the assets of a REMIC consists of assets that are qualifying real estate-related assets under the U.S. federal income tax laws, determined as if we held such assets, we will be treated as holding directly our proportionate share of the assets of such REMIC).

Second, of the Trust’s investments not included in the 75% asset class, the value of the Trust’s interest in any one issuer’s securities may not exceed 5% of the value of the Trust’s total assets, or the 5% asset test.
Third, of the Trust’s investments not included in the 75% asset class, the Trust may not own more than 10% of the voting power of any one issuer’s outstanding securities or 10% of the value of any one issuer’s outstanding securities, or the 10% vote test or the 10% value test, respectively.
Fourth, no more than 25% (or 20% with respect to taxable years beginning on or before July 30, 2008 and after December 31, 2015) of the value of the Trust’s total assets may consist of the securities of one or more TRSs.
Fifth, no more than 25% of the value of our total assets may consist of debt instruments issued by “publicly offered REITs” to the extent such debt instruments are not secured by real property or interests in real property.

For purposes of the 5% asset test, the 10% vote test and the 10% value test, the term “securities” does not include shares in another REIT, debt of “publicly offered REITs”, equity or debt securities of a qualified REIT subsidiary or TRS, mortgage loans that constitute real estate assets, or equity interests in a partnership. The term “securities,” however, generally includes debt securities issued by a partnership or another REIT (other than a “publicly offered REIT”), except that for purposes of the 10% value test, the term “securities” does not include:

•
“Straight debt” securities, which is defined as a written unconditional promise to pay on demand or on a specified date a sum certain in money if (1) the debt is not convertible, directly or indirectly, into equity, and (2) the interest rate and interest payment dates are not contingent on profits, the borrower’s discretion or similar factors. “Straight debt” securities do not include any securities issued by a partnership or a corporation in which the Trust or any controlled TRS (i.e., a TRS in which the Trust owns directly or indirectly more than 50% of the voting power or value of the stock) hold non-“straight debt” securities that have an aggregate value of more than 1% of the issuer’s outstanding securities. However, “straight debt” securities include debt subject to the following contingencies:

•
a contingency relating to the time of payment of interest or principal, as long as either (1) there is no change to the effective yield of the debt obligation, other than a change to the annual yield that does not exceed the greater of 0.25% or 5% of the annual yield or (2) neither the aggregate issue price nor the aggregate face amount of the issuer’s debt obligations held by the Trust exceeds $1 million and no more than 12 months of unaccrued interest on the debt obligations can be required to be prepaid; and

•	a contingency relating to the time or amount of payment upon a default or prepayment of a debt obligation, as long as the contingency is consistent with customary commercial practice;

•	Any loan to an individual or an estate;

•	Any “section 467 rental agreement,” other than an agreement with a related party tenant;

•	Any obligation to pay “rents from real property”;

•	Certain securities issued by governmental entities;

•	Any security issued by a REIT;

•
Any debt instrument issued by an entity treated as a partnership for U.S. federal income tax purposes in which the Trust is a partner to the extent of its proportionate interest in the equity and debt securities of the partnership; and

•
Any debt instrument issued by an entity treated as a partnership for U.S. federal income tax purposes not described in the preceding bullet points if at least 75% of the partnership’s gross income, excluding income from prohibited transactions, is qualifying income for purposes of the 75% gross income test described above in “- Gross Income Tests.”

For purposes of the 10% value test, the Trust’s proportionate share of the assets of a partnership is its proportionate interest in any securities issued by the partnership, without regard to the securities described in the last two bullet points above.
We will monitor the status of our assets for purposes of the various asset tests and will manage our portfolio in order to comply at all times with such tests. However, we cannot assure you that we will not inadvertently fail to comply with such tests. If the Trust fails to satisfy the asset tests at the end of a calendar quarter, the Trust will not lose its REIT qualification if:

•	the Trust satisfied the asset tests at the end of the preceding calendar quarter; and

•
the discrepancy between the value of the Trust’s assets and the asset test requirements arose from changes in the market values of the Trust’s assets and was not wholly or partly caused by the acquisition of one or more non-qualifying assets.

If the Trust did not satisfy the condition described in the second item, above, the Trust still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose.
If the Trust violates the 5% asset test, the 10% vote test or the 10% value test described above, the Trust will not lose its REIT qualification if (1) the failure is de minimis (up to the lesser of 1% of its assets or $10 million) and (2) the Trust disposes of assets causing the failure or otherwise complies with the asset tests within six months after the last day of the quarter in which it identifies such failure. In the event of a failure of any of the asset tests (other than de minimis failures described in the preceding sentence), as long as the failure was due to reasonable cause and not to willful neglect, the Trust will not lose its REIT qualification if the Trust (1) disposes of assets causing the failure or otherwise complies with the asset tests within six months after the last day of the quarter in which it identifies the failure, (2) files a description of each asset causing the failure with the IRS and (3) pays a tax equal to the greater of $50,000 or 35% of the net income from the assets causing the failure during the period in which the Trust failed to satisfy the asset tests.
The Trust believes that its holdings of securities and other assets comply with the foregoing asset tests, and the Trust intends to monitor compliance on an ongoing basis. However, independent appraisals have not been obtained to support the Trust’s conclusions as to the value of its assets or the value of any particular security or securities. Moreover, values of some assets, including instruments issued in CDO transactions, may not be susceptible to a precise determination, and values are subject to change in the future. Furthermore, the proper classification of an instrument as debt or equity for U.S. federal income tax purposes may be uncertain in some circumstances, which could affect the application of the asset tests. As described above, Revenue Procedure 2003-65 provides a safe harbor pursuant to which certain mezzanine loans secured by a first priority security interest in ownership interests in a partnership or limited liability company will be treated as qualifying assets for purposes of the 75% asset test (and therefore, are not subject to the 5% asset test and the 10% vote or value test). See “- Gross Income Tests.” Although the Trust’s mezzanine loans typically do not qualify for that safe harbor, the Trust believes our mezzanine loans should be treated as qualifying assets for the 75% asset test or should be excluded from the definition of securities for purposes of the 10% vote or value test.
The Trust believes that the stock it owns in the private REITs will be qualifying assets for purposes of the 75% asset test. If a REIT in which the Trust owns stock fails to qualify as a REIT in any year, however, the stock in such REIT will not be a qualifying asset for purposes of the 75% asset test. Instead, the Trust would be subject to the 5% asset test, the 10% vote or value test and the 25% securities test described above with respect to its investment in such a disqualified REIT. Consequently, if a REIT in which the Trust owns stock fails to qualify as a REIT, the Trust could fail one or more of the asset tests described above unless the Trust avails itself of certain relief provisions.

Sale Leaseback Transactions.  A portion of our investments may be in the form of sale leaseback transactions. We intend to treat these transactions as true leases for U.S. federal income tax purposes. However, depending on the terms of any specific transaction, the IRS might take the position that the transaction is not a true lease but is more properly treated in some other manner. If such recharacterization were successful, we would not be entitled to claim the depreciation deductions available to an owner of the property. In addition, the recharacterization of one or more of these transactions might cause the Trust to fail to satisfy the asset tests or the income tests described above and such failure could result in the Trust failing to qualify as a REIT. Alternatively, the amount or timing of income inclusion or the loss of depreciation deductions resulting from the recharacterization might cause the Trust to fail to meet the distribution requirement described below for one or more taxable years absent the availability of the deficiency dividend procedure or might result in a larger portion of the Trust’s dividends being treated as ordinary income to its shareholders.
Distribution Requirements
Each year, the Trust must distribute dividends, other than capital gain dividends and deemed distributions of retained capital gain, to its shareholders in an aggregate amount at least equal to the sum of:

·	90% of its “REIT taxable income,” computed without regard to the dividends paid deduction and its net capital gain or loss, and

·	90% of its after-tax net income, if any, from foreclosure property, minus

·	the sum of certain items of non-cash income.

The Trust must pay such distributions in the taxable year to which they relate, or in the following taxable year if either (1) the Trust declares the distribution before it timely files its U.S. federal income tax return for the year and pays the distribution on or before the first regular dividend payment date after such declaration or (2) the Trust declares the distribution in October, November or December of the taxable year, payable to shareholders of record on a specified day in any such month, and the Trust actually pays the dividend before the end of January of the following year. The distributions under clause (1) are taxable to the shareholders in the year in which paid, and the distributions in clause (2) are treated as paid on December 31st of the prior taxable year. In both instances, these distributions relate to the Trust’s prior taxable year for purposes of the 90% distribution requirement.
With respect to our 2014 taxable year and prior taxable years, in order for our distributions to be counted as satisfying the annual distribution requirement for REITs and to provide us with the REIT-level tax deduction, such distributions must not have been “preferential dividends.”  A dividend is not a preferential dividend if that distribution is (1) pro rata among all outstanding shares within a particular class and (2) in accordance with the preferences among different classes of shares as set forth in our organizational documents.  However, for taxable years beginning after December 31, 2014, the preferential dividend rule does not apply to “publicly offered REITs.”  Thus, so long as we continue to qualify as a “publicly offered REIT,” the preferential dividend rule will not apply to our 2015 and subsequent taxable years. It is not expected that our private REITs will be considered to be “publicly offered” and accordingly will continue to be subject to the rules regarding “preferential dividends.”
The Trust will pay U.S. federal income tax on taxable income, including net capital gain that it does not distribute to shareholders. Furthermore, if the Trust fails to distribute during a calendar year, or by the end of January following the calendar year in the case of distributions with declaration and record dates falling in the last three months of the calendar year, at least the sum of:

·	85% of its REIT ordinary income for such year,

·	95% of its REIT capital gain net income for such year, and

·	any undistributed taxable income from prior periods,
the Trust will incur a 4% nondeductible excise tax on the excess of such required distribution over the sum of (a) the amounts it actually distributes and (b) the amounts it retains and upon which it pays income tax at the corporate level.
The Trust may elect to retain and pay income tax on the net long-term capital gain it receives in a taxable year. If the Trust so elects, it will be treated as having distributed any such retained amount for purposes of the 4% nondeductible excise tax described above. The Trust intends to make timely distributions sufficient to satisfy the annual distribution requirements and to avoid corporate income tax and the 4% nondeductible excise tax.
It is possible that, from time to time, the Trust may experience timing differences between the actual receipt of income and actual payment of deductible expenses and the inclusion of that income and deduction of such expenses in arriving at its REIT taxable income. For example, the Trust may not deduct recognized capital losses from its “REIT taxable income.” Further, it is possible that, from time to time, the Trust may be allocated a share of net capital gain attributable to the sale of depreciated property that exceeds its allocable share of cash attributable to that sale. As a result of the foregoing, the Trust may have less cash than is necessary to distribute taxable income sufficient to avoid corporate income tax and the excise tax imposed on certain undistributed income or even to meet the 90% distribution requirement. In such a situation, we may need to borrow funds or, if possible, the Trust may need to pay taxable dividends of its shares or debt securities.
The Trust may satisfy the 90% distribution test with taxable distributions of its shares or debt securities. The IRS has issued private letter rulings to other REITs treating certain distributions that are paid partly in cash and partly in stock as dividends that would satisfy the REIT annual distribution requirement and qualify for the dividends paid deduction for U.S. federal income tax purposes. Those rulings may be relied upon only by taxpayers whom they were issued, but the Trust could request a similar ruling from the IRS. In addition, the IRS previously issued a revenue procedure authorizing publicly traded REITs to make elective cash/stock dividends, but that revenue procedure is no longer in effect. Accordingly, it is unclear whether and to what extent the Trust will be able to make taxable dividends payable in cash and shares. The Trust has no current intention to make a taxable dividend payable in its shares.
Under certain circumstances, the Trust may be able to correct a failure to meet the distribution requirement for a year by paying “deficiency dividends” to its shareholders in a later year. The Trust may include such deficiency dividends in its deduction for dividends paid for the earlier year. Although the Trust may be able to avoid income tax on amounts distributed as deficiency dividends, it will be required to pay interest to the IRS based upon the amount of any deduction it takes for deficiency dividends.
The Trust owns retained CDO interests, which could continue to generate taxable income for us despite the fact that we will not receive cash distributions on our equity and subordinated note holdings from such retained CDO interests until overcollateralization tests are met, if at all. Additionally, we do not control or have influence over the factors that most directly affect the overcollateralization and interest coverage tests of the respective retained CDO interests. Should these retained CDO interests continue to generate taxable income with no corresponding receipt of cash flow, our taxable income would continue to be recognized on each underlying investment in the relevant CDO. We would continue to be required to distribute 90% of our REIT taxable income (determined without regard to the dividends paid deduction and excluding net capital gain) from these transactions to continue to qualify as a REIT, despite the fact that we may not receive cash distributions on our equity and subordinated note holdings from the retained CDO interests.
Recordkeeping Requirements
The Trust must maintain certain records in order to maintain our qualification as a REIT. In addition, to avoid a monetary penalty, the Trust must request on an annual basis information from its shareholders designed to disclose the actual ownership of its outstanding shares. The Trust intends to comply with these requirements.
Failure to Qualify
If the Trust fails to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, the Trust could avoid disqualification if its failure is due to reasonable cause and not to willful neglect and it pays a penalty of $50,000 for each such failure. In addition, there are relief provisions for a failure of the gross income tests and asset tests, as described in “- Gross Income Tests” and “- Asset Tests.”
If the Trust failed to qualify as a REIT in any taxable year and did not qualify for certain statutory relief provisions, the Trust would be subject to U.S. federal income tax and any applicable alternative minimum tax on its taxable income at regular corporate rates. In calculating the Trust’s taxable income in a year in which it fails to qualify as a REIT, the Trust would not be able to deduct amounts paid out to shareholders. In addition, the Trust would not be required to distribute any amounts to shareholders in that year. In such event, to the extent of the Trust’s current and accumulated earnings and profits, distributions to shareholders generally would be taxable as ordinary income. Subject to certain limitations of the U.S. federal income tax laws, corporate shareholders may be eligible for the dividends received deduction and shareholders taxed at individual rates may be eligible for the reduced U.S. federal income tax rate of up to 20% on such dividends. Unless the Trust qualified for relief under specific statutory provisions, it also would be disqualified from taxation as a REIT for the four taxable years following the year during which it ceased to qualify as a REIT. We cannot predict whether in all circumstances the Trust would qualify for such statutory relief.
Taxation of Holders of Securities
Taxation of Taxable U.S. Shareholders
A “U.S. Shareholder” is a beneficial owner of our shares and that for U.S. federal income tax purposes is:

·	an individual citizen or resident of the United States;

·	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof or the District of Columbia;

·	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

·
a trust, if (i) a U.S. court can exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (ii) it has a valid election in place to be treated as a U.S. person.

If a partnership, or an entity or arrangement treated as a partnership for U.S. federal income tax purposes, is a beneficial owner of our shares, the treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. If you are a partner in a partnership holding shares, you should consult your tax advisor regarding the consequences of the purchase, ownership and disposition of the shares by the partnership.
As long as the Trust qualifies as a REIT, a taxable U.S. shareholder must generally take into account as ordinary income distributions made out of the Trust’s current or accumulated earnings and profits that it does not designate as capital gain dividends or retained long-term capital gain. A U.S. shareholder will not qualify for the dividends received deduction generally available to corporations. In addition, dividends paid to a U.S. shareholder generally will not qualify for the 20% tax rate for “qualified dividend income.” The maximum tax rate for qualified dividend income received by U.S. shareholders taxed at individual rates is 20%. The maximum tax rate on qualified dividend income is lower than the maximum tax rate on ordinary income, which is currently 39.6%. Qualified dividend income generally includes dividends paid by domestic C corporations and certain qualified foreign corporations to U.S. shareholders that are taxed at individual rates. Because the Trust is not generally subject to U.S. federal income tax on the portion of its REIT taxable income distributed to its shareholders (see “- Taxation of the Trust” above), the Trust’s dividends generally will not be eligible for the 20% rate on qualified dividend income. As a result, the Trust’s ordinary REIT dividends will be taxed at the higher tax rate applicable to ordinary income. However, the 20% tax rate for qualified dividend income will apply to the Trust’s ordinary REIT dividends (1) attributable to dividends received by the Trust from non REIT corporations, such as its TRSs, and (2) to the extent attributable to income upon which the Trust has paid corporate income tax (e.g., to the extent that the Trust distributes less than 100% of its taxable income). In general, to qualify for the reduced tax rate on qualified dividend income, a shareholder must hold shares for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which shares becomes ex-dividend.
A U.S. shareholder generally will take into account as long-term capital gain any distributions that the Trust designates as capital gain dividends without regard to the period for which the U.S. shareholder has held our shares. The Trust generally will designate its capital gain dividends as either 20% or 25% rate distributions. See “- Capital Gains and Losses.” A corporate U.S. shareholder, however, may be required to treat up to 20% of certain capital gain dividends as ordinary income.
The Trust may elect to retain and pay income tax on the net long-term capital gain that it receives in a taxable year. In that case, to the extent that the Trust designates such amount in a timely notice to such shareholder, a U.S. shareholder would be taxed on its proportionate share of the Trust’s undistributed long-term capital gain. The U.S. shareholder would receive a credit for its proportionate share of the tax the Trust paid. The U.S. shareholder would increase the basis in its shares by the amount of its proportionate share of the Trust’s undistributed long-term capital gain, minus its share of the tax it paid.
A U.S. shareholder will not incur tax on a distribution in excess of the Trust’s current and accumulated earnings and profits if the distribution does not exceed the adjusted basis of the U.S. shareholder’s shares. Instead, the distribution will reduce the adjusted basis of such shares. A U.S. shareholder will recognize a distribution in excess of both the Trust’s current and accumulated earnings and profits and the U.S. shareholder’s adjusted basis in his or her shares as long-term capital gain, or short-term capital gain if the shares have been held for one year or less, assuming the shares are a capital asset in the hands of the U.S. shareholder. In addition, if the Trust declares a distribution in October, November or December of any year that is payable to a U.S. shareholder of record on a specified date in any such month, such distribution shall be treated as both paid by the Trust and received by the U.S. shareholder on December 31 of such year, provided that the Trust actually pays the distribution during January of the following calendar year.
U.S. shareholders may not include in their individual income tax returns any of the Trust’s net operating losses or capital losses. Instead, these losses are generally carried over by us for potential offset against our future income. Taxable distributions from the Trust and gain from the disposition of shares will not be treated as passive activity income and, therefore, shareholders generally will not be able to apply any “passive activity losses,” such as losses from certain types of limited partnerships in which the U.S. shareholder is a limited partner, against such income. In addition, taxable distributions from the Trust and gain from the disposition of shares generally will be treated as investment income for purposes of the investment interest limitations. The Trust will notify U.S. shareholders after the close of our taxable year as to the portions of the distributions attributable to that year that constitute ordinary income, return of capital and capital gain.
Medicare Tax.  Certain individuals, trusts and estates whose income exceeds certain thresholds are subject to a 3.8% Medicare tax on some or all of their “net investment income,” which generally will include, among other items, dividends and capital gain distributions (including capital gains realized on the sale or exchange of shares). U.S. shareholders should consult their tax advisors regarding the applicability of this tax in respect of their ownership of our shares.
Disposition of Shares.  A U.S. shareholder who is not a dealer in securities must generally treat any gain or loss realized upon a taxable disposition of Trust shares as long-term capital gain or loss if the U.S. shareholder has held shares for more than one year and otherwise as short-term capital gain or loss. In general, a U.S. shareholder will realize gain or loss in an amount equal to the difference between the sum of the fair market value of any property and the amount of cash received in such disposition and the U.S. shareholder’s adjusted tax basis. A shareholder’s adjusted tax basis generally will equal the U.S. shareholder’s acquisition cost, increased by the excess of net capital gains deemed distributed to the U.S. shareholder (discussed above) less tax deemed paid on such gains and reduced by any returns of capital. However, a U.S. shareholder must treat any loss upon a sale or exchange of shares held by such shareholder for six months or less as a long-term capital loss to the extent of capital gain dividends and any other actual or deemed distributions from the Trust that such U.S. shareholder treats as long-term capital gain. All or a portion of any loss that a U.S. shareholder realizes upon a taxable disposition of shares may be disallowed if the U.S. shareholder purchases other shares within 30 days before or after the disposition.
Taxation of U.S. Shareholders on a Redemption of Preferred Shares. A redemption of Trust preferred shares will be treated under Section 302 of the Code as a distribution that is taxable as dividend income (to the extent of the Trust’s current or accumulated earnings and profits), unless the redemption satisfies certain tests set forth in Section 302(b) of the Code enabling the redemption to be treated as a sale of the preferred shares (in which case the redemption will be treated in the same manner as a sale described above in “-Disposition of Shares”). The redemption will satisfy such tests if it (1) is “substantially disproportionate” with respect to the U.S. shareholder’s interest in the Trust’s shares, (2) results in a “complete termination” of the U.S. shareholder’s interest in all of the Trust’s classes of shares, or (3) is “not essentially equivalent to a dividend” with respect to the shareholder, all within the meaning of Section 302(b) of the Code. In determining whether any of these tests have been met, shares considered to be owned by the holder by reason of certain constructive ownership rules set forth in the Code, as well as shares actually owned, generally must be taken into account. Because the determination as to whether any of the three alternative tests of Section 302(b) of the Code described above will be satisfied with respect to any particular U.S. shareholder of the preferred shares depends upon the facts and circumstances at the time that the determination must be made, prospective investors are urged to consult their tax advisors to determine such tax treatment. If a redemption of Trust preferred shares does not meet any of the three tests described above, the redemption proceeds will be treated as a taxable dividend, as described above “-Taxation of Taxable U.S. Shareholders.” In that case, a U.S. shareholder’s adjusted tax basis in the redeemed preferred shares will be transferred to such U.S. shareholder’s remaining shareholdings in the Trust. If the U.S. shareholder does not retain any of Trust shares, such basis could be transferred to a related person that holds Trust shares or it may be lost.

Under proposed Treasury regulations, if any portion of the amount received by a U.S. shareholder on a redemption of any class of Trust preferred shares is treated as a distribution with respect to Trust shares but not as a taxable dividend, then such portion will be allocated to all shares of the redeemed class held by the redeemed shareholder just before the redemption on a pro-rata, share-by-share, basis. The amount applied to each share will first reduce the redeemed shareholder’s basis in that share and any excess after the basis is reduced to zero will result in taxable gain. If the redeemed shareholder has different bases in its shares, then the amount allocated could reduce some of the basis in certain shares while reducing all the basis and giving rise to taxable gain in others. Thus the redeemed shareholder could have gain even if such shareholder’s basis in all its shares of the redeemed class exceeded such portion.

The proposed Treasury regulations permit the transfer of basis in the redeemed preferred shares to the redeemed shareholder’s remaining, unredeemed preferred shares of the same class (if any), but not to any other class of shares held (directly or indirectly) by the redeemed shareholder. Instead, any unrecovered basis in the redeemed preferred shares would be treated as a deferred loss to be recognized when certain conditions are satisfied. The proposed Treasury regulations would be effective for transactions that occur after the date the regulations are published as final Treasury regulations. There can, however, be no assurance as to whether, when and in what particular form such proposed Treasury regulations will ultimately be finalized.

Taxation of U.S. Shareholders on a Conversion of Preferred Shares. Except as provided below, (1) a shareholder generally will not recognize gain or loss upon the conversion of preferred shares into Trust common shares, and (2) a shareholder’s basis and holding period in Trust common shares received upon conversion generally will be the same as those of the converted preferred shares (but the basis will be reduced by the portion of adjusted tax basis allocated to any fractional share exchanged for cash). Any of the Trust common shares received in a conversion that are attributable to accumulated and unpaid dividends on the converted preferred shares will be treated as a distribution that is potentially taxable as a dividend. Cash received upon conversion in lieu of a fractional common share generally will be treated as a payment in a taxable exchange for such fractional common share, and gain or loss will be recognized on the receipt of cash in an amount equal to the difference between the amount of cash received and the adjusted tax basis allocable to the fractional common share deemed exchanged. This gain or loss will be long-term capital gain or loss if the U.S. shareholder has held the preferred shares for more than one year. U.S. shareholders should consult with their tax advisors regarding the U.S. federal income tax consequences of any transaction by which such holder exchanges common shares received on a conversion of preferred shares for cash or other property.

Capital Gains and Losses.  A taxpayer generally must hold a capital asset for more than one year for gain or loss derived from its sale or exchange to be treated as long-term capital gain or loss. The highest marginal individual income tax rate is 39.6%. The maximum tax rate on long-term capital gain applicable to taxpayers taxed at individual rates is 20% for sales and exchanges of assets held for more than one year. The maximum tax rate on long-term capital gain from the sale or exchange of “Section 1250 property,” or depreciable real property, is 25%, which applies to the lesser of the total amount of the gain or the accumulated depreciation on the Section 1250 property. Individuals, trusts and estates whose income exceeds certain thresholds are also subject to a 3.8% Medicare tax on gain from the sale of shares.
With respect to distributions that the Trust designates as capital gain dividends and any retained capital gain that the Trust is deemed to distribute, the Trust generally may designate whether such a distribution is taxable to U.S. shareholders taxed at individual rates currently at a 20% or 25% rate. Thus, the tax rate differential between capital gain and ordinary income for those taxpayers may be significant. In addition, the characterization of income as capital gain or ordinary income may affect the deductibility of capital losses. A non-corporate taxpayer may deduct capital losses not offset by capital gains against its ordinary income only up to a maximum annual amount of $3,000. A non-corporate taxpayer may carry forward unused capital losses indefinitely. A corporate taxpayer must pay tax on its net capital gain at ordinary corporate rates. A corporate taxpayer may deduct capital losses only to the extent of capital gains, with unused losses being carried back three years and forward five years.
Tax Consequences of the Exercise of Exchange Rights. If you exercise your right to require the Operating Partnership to acquire all or part of your Operating Partnership units, and we elect to acquire some or all of your Operating Partnership units in exchange for our common shares, the exchange will be a taxable transaction. You generally will recognize gain in an amount equal to the value of our common shares received, plus the amount of liabilities of the Operating Partnership allocable to your Operating Partnership units being exchanged, less your tax basis in those units. The recognition of any loss is subject to a number of limitations set forth in the Code. The character of any gain or loss as capital or ordinary will depend on the nature of the assets of Operating Partnership at the time of the exchange. The tax treatment of any acquisition of your Operating Partnership units by Operating Partnership in exchange for cash may be similar, depending on your circumstances.
Taxation of Tax-Exempt Shareholders
Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. However, they are subject to taxation on their unrelated business taxable income, or UBTI. Although many investments in real estate generate UBTI, the IRS has issued a ruling that dividend distributions from a REIT to an exempt employee pension trust do not constitute UBTI so long as the exempt employee pension trust does not otherwise use the shares of the REIT in an unrelated trade or business of the pension trust. Based on that ruling, amounts that the Trust distributes to tax-exempt shareholders generally should not constitute UBTI. However, if a tax-exempt shareholder were to finance (or be deemed to finance) its acquisition of shares with debt, a portion of the income that it receives from the Trust would constitute UBTI pursuant to the “debt-financed property” rules. Moreover, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans that are exempt from taxation under special provisions of the U.S. federal income tax laws are subject to different UBTI rules, which generally will require them to characterize distributions that they receive from the Trust as UBTI. Finally, in certain circumstances, a qualified employee pension or profit sharing trust that owns more than 10% of the Trust’s shares must treat a percentage of the dividends that it receives from the Trust as UBTI. Such percentage is equal to the gross income the Trust derives from an unrelated trade or business, determined as if the Trust were a pension trust, divided by the Trust’s total gross income for the year in which it pays the dividends. That rule applies to a pension trust holding more than 10% of the Trust’s shares only if:

·	the percentage of the Trust’s dividends that the tax-exempt trust must treat as UBTI is at least 5%;

·
the Trust qualifies as a REIT by reason of the modification of the rule requiring that no more than 50% of our shares be owned by five or fewer individuals that allows the beneficiaries of the pension trust to be treated as holding the Trust’s shares in proportion to their actuarial interests in the pension trust; and

·	either:

º	one pension trust owns more than 25% of the value of the Trust’s shares; or

º	a group of pension trusts individually holding more than 10% of the value of the Trust’s shares collectively owns more than 50% of the value of the Trust’s shares.
Certain restrictions on ownership and transfer of the Trust’s shares generally should prevent a tax-exempt entity from owning more than 10% of the value of the Trust shares, generally should prevent the Trust from becoming a pension trust and generally should prevent a pension trust from having to treat any of the dividends received from the Trust as UBTI.
Tax-exempt U.S. shareholders are urged to consult their own tax advisors regarding the U.S. federal, state, local and foreign tax consequences of owning our shares.
Taxation of Non-U.S. Shareholders
The term “non-U.S. shareholder” means a beneficial owner of our shares, as applicable (other than a partnership or entity that is treated as a partnership for U.S. federal income tax purposes), that is not a U.S. shareholder. The rules governing U.S. federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships, and other foreign shareholders are complex. This section is only a summary of such rules. Special rules may apply to certain non-U.S. shareholders such as “controlled foreign corporations” and “passive foreign investment companies.” We urge non-U.S. shareholders to consult their own tax advisors to determine the impact of federal, state, and local income tax laws on the purchase, ownership and sale of shares, including any reporting requirements.
A non-U.S. shareholder that receives a distribution that is not attributable to gain from the Trust’s sale or exchange of a U.S. real property interest (a “USRPI”) and that the Trust does not designate as a capital gain dividend or retained capital gain will recognize ordinary income to the extent that the Trust pays such distribution out of its current or accumulated earnings and profits. A withholding tax equal to 30% of the gross amount of the distribution ordinarily will apply to such distribution unless an applicable tax treaty reduces or eliminates the tax. However, if a distribution is treated as effectively connected with the non-U.S. shareholder’s conduct of a U.S. trade or business, the non-U.S. shareholder generally will be subject to U.S. federal income tax on the distribution at graduated rates, in the same manner as U.S. shareholders are taxed with respect to such distribution, and a non-U.S. shareholder that is a corporation also may be subject to the 30% branch profits tax with respect to that distribution. The Trust plans to withhold U.S. income tax at the rate of 30% on the gross amount of any such distribution paid to a non-U.S. shareholder unless either:

·	a lower treaty rate applies and the non-U.S. shareholder files an IRS Form W-8BEN or Form W-8BEN-E evidencing eligibility for that reduced rate with the Trust;

·	the non-U.S. shareholder files an IRS Form W-8ECI with the Trust claiming that the distribution is effectively connected income; or

·	the distribution is treated as attributable to a sale of a USRPI under FIRPTA (discussed below).
A non-U.S. shareholder will not incur tax on a distribution in excess of the Trust’s current and accumulated earnings and profits if the excess portion of such distribution does not exceed the adjusted basis of its shares. Instead, the excess portion of such distribution will reduce the adjusted basis of such shares. A non-U.S. shareholder will be subject to tax on such a distribution to the extent it exceeds the adjusted basis of its shares, if the non-U.S. shareholder otherwise would be subject to tax on gain from the sale or disposition of its shares, as described below. The Trust must withhold 15% of any distribution that exceeds its current and accumulated earnings and profits. Consequently, although the Trust intends to withhold at a rate of 30% on the entire amount of any distribution, to the extent that it does not do so, it will withhold at a rate of 15% on any portion of a distribution not subject to withholding at a rate of 30%. Because the Trust generally cannot determine at the time it makes a distribution whether the distribution will exceed its current and accumulated earnings and profits, the Trust normally will withhold tax on the entire amount of any distribution at the same rate as it would withhold on a dividend. However, a non-U.S. shareholder may claim a refund of amounts that the Trust withholds if the Trust later determines that a distribution in fact exceeded its current and accumulated earnings and profits.
For any year in which the Trust qualifies as a REIT, a non-U.S. shareholder may incur tax on distributions that are attributable to gain from our sale or exchange of a USRPI under the Foreign Investment in Real Property Act of 1980 (“FIRPTA”). The term USRPI includes certain interests in real property and stock in corporations at least 50% of whose assets consist of interests in real property. Under FIRPTA, a non-U.S. shareholder is taxed on distributions attributable to gain from sales of USRPIs as if such gain were effectively connected with a U.S. business of the non-U.S. shareholder. A non-U.S. shareholder thus would be taxed on such a distribution at the normal capital gains rates applicable to U.S. shareholders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of a nonresident alien individual. A non-U.S. corporation that is a shareholder not entitled to treaty relief or exemption also may be subject to the 30% branch profits tax on such a distribution. The Trust would be required to withhold 35% of any distribution that it could designate as a capital gain dividend. A non-U.S. shareholder may receive a credit against its tax liability for the amount the Trust withholds.
However, if common shares are regularly traded on an established securities market in the United States, capital gain distributions on common shares that are attributable to the Trust’s sale of a USRPI will be treated as ordinary dividends rather than as gain from the sale of a USRPI, as long as the non-U.S. shareholder did not own more than 10% of common shares at any time during the one-year period preceding the distribution. As a result, non-U.S. shareholders generally will be subject to withholding tax on such capital gain distributions in the same manner as they are subject to withholding tax on ordinary dividends. We believe that the Trust’s common shares are regularly traded on an established securities market in the United States. If common shares are not regularly traded on an established securities market in the United States or the non-U.S. shareholder owned more than 10% of common shares at any time during the one-year period preceding the distribution, capital gain distributions that are attributable to the Trust’s sale of USRPIs will be subject to tax under FIRPTA, as described in the preceding paragraph. Moreover, if a non-U.S. shareholder disposes of shares during the 30-day period preceding a dividend payment, and such non-U.S. shareholder (or a person related to such non-U.S. shareholder) acquires or enters into a contract or option to acquire shares within 61 days of the first day of the 30-day period described above, and any portion of such dividend payment would, but for the disposition, be treated as a USRPI capital gain to such non-U.S. shareholder, then such non-U.S. shareholder shall be treated as having USRPI capital gain in an amount that, but for the disposition, would have been treated as USRPI capital gain.
Although the law is not clear on the matter, it appears that amounts the Trust designates as retained capital gains in respect of shares held by U.S. shareholders generally should be treated with respect to non-U.S. shareholders in the same manner as actual distributions by it of capital gain dividends. Under this approach, a non-U.S. shareholder would be able to offset as a credit against its U.S. federal income tax liability resulting from its proportionate share of the tax paid by the Trust on such retained capital gains, and to receive from the IRS a refund to the extent the non-U.S. shareholder’s proportionate share of such tax paid by the Trust exceeds its actual U.S. federal income tax liability, provided that the non-U.S. shareholder furnishes required information to the IRS on a timely basis.
Non-U.S. shareholders could incur tax under FIRPTA with respect to gain realized upon a disposition of shares if the Trust is a United States real property holding corporation during a specified testing period. If at least 50% of a REIT’s assets are USRPIs, then the REIT will be a United States real property holding corporation. We believe that the Trust is a United States real property holding corporation based on its investment strategy. However, even if the Trust is a United States real property holding corporation, a non-U.S. shareholder generally would not incur tax under FIRPTA on gain from the sale of shares if the Trust is a “domestically controlled qualified investment entity.” A “domestically controlled qualified investment entity” includes a REIT in which, at all times during a specified testing period, less than 50% in value of its shares are held directly or indirectly by non-U.S. shareholders. We believe we are, and we expect to continue to be, a domestically controlled REIT and, therefore, the sale of our shares should not be subject to taxation under FIRPTA. However, because our common shares are widely held, we cannot assure our investors that we are or will remain a domestically controlled REIT.
In addition, if our common shares continues to be regularly traded on an established securities market, another exception to the tax under FIRPTA will be available with respect to common shares, even if the Trust does not qualify as a domestically controlled qualified investment entity at the time the non-U.S. shareholder sells common shares. Under that exception, the gain from such a sale by such a non-U.S. shareholder will not be subject to tax under FIRPTA if (1) common shares are treated as being regularly traded under applicable Treasury Regulations on an established securities market and (2) the non-U.S. shareholder owned, actually or constructively, 10% or less of common shares at all times during a specified testing period. As noted above, we believe that common shares are regularly traded on an established securities market. In addition, there are additional exceptions that may apply to a non-U.S. shareholder that is treated as a “qualified shareholder” or a “qualified pension fund,” as discussed below.
If the gain on the sale of shares were taxed under FIRPTA, a non-U.S. shareholder would be taxed on that gain in the same manner as U.S. shareholders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals, and the purchaser of shares could be required to withhold 15% of the purchase price and remit such amount to the IRS. Furthermore, a non-U.S. shareholder generally will incur tax on gain not subject to FIRPTA if (1) the gain is effectively connected with the non-U.S. shareholder’s U.S. trade or business, in which case the non-U.S. shareholder will be subject to the same treatment as U.S. shareholders with respect to such gain or (2) the non-U.S. shareholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, in which case the non-U.S. shareholder will incur a 30% tax on his or her capital gains.
Qualified Shareholders.  Subject to the exception discussed below, any distribution to a “qualified shareholder” who holds REIT stock directly or indirectly (through one or more partnerships) will not be subject to U.S. tax as income effectively connected with a U.S. trade or business and thus will not be subject to special withholding rules under FIRPTA. While a “qualified shareholder” will not be subject to FIRPTA withholding on REIT distributions, certain investors of a “qualified shareholder” (i.e., non-U.S. persons who hold interests in the “qualified shareholder” (other than interests solely as a creditor), and hold more than 10% of the stock of such REIT (whether or not by reason of the investor’s ownership in the “qualified shareholder”)) may be subject to FIRPTA withholding.
In addition, a sale of our shares by a “qualified shareholder” who holds such shares directly or indirectly (through one or more partnerships) will not be subject to federal income taxation under FIRPTA. As with distributions, certain investors of a “qualified shareholder” (i.e., non-U.S. persons who hold interests in the “qualified shareholder” (other than interests solely as a creditor), and hold more than 10% of the stock of such REIT (whether or not by reason of the investor’s ownership in the “qualified shareholder”)) may be subject to FIRPTA withholding on a sale of our shares.
A “qualified shareholder” is a foreign person that (1) either is eligible for the benefits of a comprehensive income tax treaty which includes an exchange of information program and whose principal class of interests is listed and regularly traded on one or more recognized stock exchanges (as defined in such comprehensive income tax treaty), or is a foreign partnership that is created or organized under foreign law as a limited partnership in a jurisdiction that has an agreement for the exchange of information with respect to taxes with the United States and has a class of limited partnership units representing greater than 50% of the value of all the partnership units that is regularly traded on the NYSE or NASDAQ markets, (2) is a qualified collective investment vehicle (defined below), and (3) maintains records on the identity of each person who, at any time during the foreign person’s taxable year, is the direct owner of 5% or more of the class of interests or units (as applicable) described in (1), above.
A qualified collective investment vehicle is a foreign person that (1) would be eligible for a reduced rate of withholding under the comprehensive income tax treaty described above, even if such entity holds more than 10% of the stock of such REIT, (2) is publicly traded, is treated as a partnership under the Code, is a withholding foreign partnership, and would be treated as a “United States real property holding corporation” if it were a domestic corporation, or (3) is designated as such by the Secretary of the Treasury and is either (a) fiscally transparent within the meaning of section 894, or (b) required to include dividends in its gross income, but is entitled to a deduction for distributions to its investors.
Qualified Foreign Pension Funds.  Any distribution to a “qualified foreign pension fund” (or an entity all of the interests of which are held by a “qualified foreign pension fund”) who holds REIT stock directly or indirectly (through one or more partnerships) will not be subject to U.S. tax as income effectively connected with a U.S. trade or business and thus will not be subject to special withholding rules under FIRPTA.  In addition, a sale of our shares by a “qualified foreign pension fund” that holds such shares directly or indirectly (through one or more partnerships) will not be subject to federal income taxation under FIRPTA.
A qualified foreign pension fund is any trust, corporation, or other organization or arrangement (1) which is created or organized under the law of a country other than the United States, (2) which is established to provide retirement or pension benefits to participants or beneficiaries that are current or former employees (or persons designated by such employees) of one or more employers in consideration for services rendered, (3) which does not have a single participant or beneficiary with a right to more than 5% of its assets or income, (4) which is subject to government regulation and provides annual information reporting about its beneficiaries to the relevant tax authorities in the country in which it is established or operates, and (5) with respect to which, under the laws of the country in which it is established or operates, (a) contributions to such organization or arrangement that would otherwise be subject to tax under such laws are deductible or excluded from the gross income of such entity or taxed at a reduced rate, or (b) taxation of any investment income of such organization or arrangement is deferred or such income is taxed at a reduced rate.
Taxation of Holders of Debt Securities
This section describes the material U.S. federal income tax consequences of owning the debt securities that the Operating Partnership may offer. This summary is for general information only and is not tax advice. The tax consequences of owning any particular issue of debt securities will be discussed in the applicable prospectus. This discussion assumes the debt securities will be issued with no more than a de minimis amount of original issue discount for United States federal income tax purposes. In addition, this discussion is limited to persons purchasing the debt securities for cash at original issue and at their original “issue price” within the meaning of Section 1273 of the Code (i.e., the first price at which a substantial amount of the debt securities is sold to the public for cash).
Taxation of U.S Debtholders
This discussion deals only with certain U.S. federal income tax consequences to a U.S. debtholder that acquires fixed rate debt securities issued by the Operating Partnership without original issue discount in their initial offering and at their issue price. For these purposes, a U.S. debtholder is a holder of our debt securities that is, for U.S. federal income tax purposes:

·	an individual who is a citizen or resident of the United States;

·	a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or of a political subdivision thereof;

·	a partnership, or any entity treated as a partnership for U.S. federal income tax purposes;

·	an estate, the income of which is includable in gross income for U.S. federal income tax purposes regardless of its source; or

·
any trust if (1) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.

If a partnership, including for this purpose any entity treated as a partnership for U.S. federal income tax purposes, holds debt securities issued by us, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. An investor that is a partnership and the partners in such partnership should consult their tax advisors about the U.S. federal income tax consequences of the acquisition, ownership and disposition of our debt securities.
Payments of Interest. U.S. holders generally will be required to recognize and include in gross income any stated interest as ordinary income at the time it is paid or accrued on the debt securities in accordance with such U.S. holder’s method of accounting for United States federal income tax purposes.
Sale, Exchange or Other Taxable Disposition of the Debt Securities. U.S. holders will recognize gain or loss on the sale, exchange, redemption (including a partial redemption), retirement or other taxable disposition of a debt security equal to the difference between the sum of the cash and the fair market value of any property received in exchange therefor (less a portion allocable to any accrued and unpaid stated interest, which generally will be taxable as interest if not previously included in such holder’s income) and the U.S. holder’s adjusted tax basis in the debt security. A U.S. holder’s adjusted tax basis in a debt security (or a portion thereof) generally will be the U.S. holder’s cost therefor. Any gain or loss will be capital gain or loss, and will be long-term capital gain or loss if the U.S. holder has held the debt security for more than one year at the time of such disposition. Otherwise, such gain or loss will be short-term capital gain or loss. Long-term capital gains recognized by certain non-corporate U.S. holders, including individuals, will be taxable at a reduced rate. The deductibility of capital losses is subject to limitation.

Information Reporting and Backup Withholding. A U.S. holder may be subject to information reporting and backup withholding when such holder receives payments on the debt securities or receives proceeds upon the sale or other disposition of such debt securities (including a redemption or retirement of the debt securities). Certain U.S. holders (including, among others, corporations and certain tax-exempt organizations) are exempt from backup withholding. A U.S. holder will be subject to backup withholding if such holder is not otherwise exempt and such holder:

•	fails to furnish its taxpayer identification number, or “TIN,” which for an individual is ordinarily his or her social security number;

•	furnishes an incorrect TIN;

•	is notified by the IRS that the holder previously failed to properly report payments of interest or dividends; or

•	fails to certify, under penalties of perjury, that such holder has furnished a correct TIN and that the IRS has not notified such holder that it is subject to backup withholding.
Taxation of Non-U.S. Debtholders
This section summarizes the taxation of non-U.S. debtholders.
Interest. A payment of interest on a debt security to a non-U.S. debtholder will generally not be subject to U.S. taxation, provided that:

i.	such interest is not effectively connected with the conduct of a trade or business in the United States by the non-U.S. debtholder;

ii.	such non-U.S. debtholder does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote;

iii.	such non-U.S. debtholder is not a controlled foreign corporation directly or indirectly related to us through stock ownership;

iv.	such non-U.S. debtholder is not a bank whose receipt of interest on the debt securities is described in section 881(c)(3)(A) of the Code;

v.
either (A) such non-U.S. debtholder provides its name and address, and certifies on IRS Form W-8BEN (or a substantially similar form), under penalties of perjury, that it is not a U.S. person or (B) a securities clearing organization or certain other financial institutions holding the debt security on behalf of the non-U.S. debtholder certifies on IRS Form W-8IMY, under penalties of perjury, that such certification has been received by it and furnishes us or our paying agent with a copy thereof; and

vi.	we or our paying agent do not have actual knowledge or reason to know that the beneficial owner of the debt security is a U.S. person.
If all of the foregoing requirements are not met, payments of interest on a debt security generally will be subject to U.S. withholding tax at the rate 30%, unless reduced or eliminated by treaty, subject to the discussion below under “-U.S. Trade or Business.”
Sale, Exchange, Retirement or Other Disposition of a Debt Security. Gain from the sale of a debt security generally will be taxable in the United States to a non-U.S. debtholder only in two cases: (1) if the non-U.S. debtholder’s investment in our debt securities is effectively connected with a U.S. trade or business conducted by such non-U.S. holder, such gain will be subject to tax in the manner described below under “-U.S. Trade or Business,” or (2) if the non-U.S. holder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, the nonresident alien individual will be subject to a 30% tax on the individual’s capital gain.
U.S. Trade or Business. In cases where interest in respect of, or gain from the sale of, our debt securities is, or is treated as, effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business, the non-U.S. holder generally will be subject to U.S. federal income tax at graduated rates, in the same manner as domestic holders of debt securities are taxed with respect to such interest or gain. Such income must generally be reported on a U.S.

income tax return filed by or on behalf of the non-U.S. holder. The income may also be subject to the 30% branch profits tax in the case of a non-U.S. holder that is a corporation.
Foreign Accounts
Pursuant to the Foreign Account Tax Compliance Act, or FATCA, a U.S. withholding tax at a 30% rate is imposed on dividends paid to certain non-U.S. shareholders if certain disclosure requirements related to U.S. accounts or ownership are not satisfied. In addition, if those disclosure requirements are not satisfied, a U.S. withholding tax at a 30% rate will be imposed, for payments received after December 31, 2018, on proceeds from the sale of our shares by U.S. shareholders who own our shares through foreign accounts or foreign intermediaries. In addition, we may be required to withhold a portion of capital gain distributions to any U.S. shareholders who fail to certify their non-foreign status to us. If payment of withholding taxes is required, non-U.S. shareholders that are otherwise eligible for an exemption from, or reduction of, U.S. withholding taxes with respect of such dividends will be required to seek a refund from the IRS to obtain the benefit or such exemption or reduction. We will not pay any additional amounts in respect of any amounts withheld.
Backup Withholding and Information Reporting
We will report to the Trust’s shareholders and to the IRS the amount of distributions we pay during each calendar year, and the amount of tax we withhold, if any. Under the backup withholding rules, a shareholder may be subject to backup withholding at a rate of 28% with respect to our distributions. Certain holders including, among others, corporations, financial institutions and certain tax-exempt organizations, are generally not subject to backup withholding. In addition, backup withholding will not apply to any U.S. shareholder that provides a social security or other taxpayer identification number in the prescribed manner unless:

·	the IRS notifies us or our paying agent that the taxpayer identification number provided is incorrect;

·	the U.S. shareholder fails to report interest and dividend payments received on the holder’s tax return and the IRS notifies us or our paying agent that backup withholding is required; or

·	the U.S. shareholder fails to certify under penalty of perjury that backup withholding does not apply to the holder.
A U.S. shareholder who does not provide us or our paying agent with his or her correct taxpayer identification number may be subject to penalties imposed by the IRS. If backup withholding does apply to any U.S. shareholder, that shareholder may request a refund of the amounts withheld or use the amounts withheld as a credit against the shareholder’s U.S. federal income tax liability as long as the U.S. shareholder provides the required information to the IRS. U.S. shareholders should consult their tax advisors as to their qualification for exemption from backup withholding and the procedures for obtaining the exemption. In addition, we may be required to withhold a portion of capital gain distributions to any shareholders who fail to certify their non-foreign status to us.
Backup withholding will generally not apply to payments of dividends made by us or our paying agents, in their capacities as such, to a non-U.S. shareholder provided that the non-U.S. shareholder furnishes to us or our paying agent the required certification as to its non-U.S. status, such as providing a valid IRS Form W-8BEN, Form W-8BEN-E or Form W-8ECI, or certain other requirements are met. Notwithstanding the foregoing, backup withholding may apply if either we or our paying agent has actual knowledge, or reason to know, that the holder is a U.S. person that is not an exempt recipient. Payments of the net proceeds from a disposition or a redemption effected outside the U.S. by a non-U.S. shareholder made by or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, information reporting (but not backup withholding) generally will apply to such a payment if the broker has certain connections with the U.S. unless the broker has documentary evidence in its records that the beneficial owner is a non-U.S. shareholder and specified conditions are met or an exemption is otherwise established. Payment of the net proceeds from a disposition by a non-U.S. shareholder of our shares made by or through the U.S. office of a broker is generally subject to information reporting and backup withholding unless the non-U.S. shareholder certifies under penalties of perjury that it is not a U.S. person and satisfies certain other requirements, or otherwise establishes an exemption from information reporting and backup withholding.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against the shareholder’s U.S. federal income tax liability if certain required information is furnished to the

IRS. Shareholders should consult their own tax advisors regarding application of backup withholding to them and the availability of, and procedure for obtaining an exemption from, backup withholding.
In addition, under FATCA, a U.S. withholding tax at a 30% rate will be imposed on dividends paid to U.S. shareholders who own their shares through foreign accounts or foreign intermediaries if certain disclosure requirements related to U.S. accounts or ownership are not satisfied. In addition, for taxable years beginning after December 31, 2018, if those disclosure requirements are not satisfied, a U.S. withholding tax at a 30% rate will be imposed on proceeds from the sale of our shares received by U.S. shareholders who own our shares through foreign accounts or foreign intermediaries. We will not pay any additional amounts in respect of any amounts withheld.

Tax Aspects of the Trust’s Investments in the Operating Partnership and Subsidiary Partnerships
The following discussion summarizes certain U.S. federal income tax considerations applicable to the Trust’s direct or indirect investments in the Operating Partnership and any subsidiary partnerships or limited liability companies that the Trust forms or acquires (each individually a “Partnership” and, collectively, the “Partnerships”). The discussion does not cover state or local tax laws or any federal tax laws other than income tax laws.
Classification as Partnerships
The Trust will be entitled to include in its income its distributive share of each Partnership’s income and to deduct its distributive share of each Partnership’s losses only if such Partnership is classified for U.S. federal income tax purposes as a partnership (or an entity that is disregarded for U.S. federal income tax purposes if the entity is treated as having only one owner or member for U.S. federal income tax purposes) rather than as a corporation or an association taxable as a corporation. An unincorporated entity with at least two owners or members will be classified as a partnership, rather than as a corporation, for U.S. federal income tax purposes if it:

·	is treated as a partnership under the Treasury Regulations relating to entity classification (the “check-the-box regulations”); and

·	is not a “publicly-traded partnership.”
Under the check-the-box regulations, an unincorporated entity with at least two owners or members may elect to be classified either as an association taxable as a corporation or as a partnership. If such an entity fails to make an election, it generally will be treated as a partnership (or an entity that is disregarded for U.S. federal income tax purposes if the entity is treated as having only one owner or member for U.S. federal income tax purposes) for U.S. federal income tax purposes. The Operating Partnership intends to continue to be classified as a partnership for U.S. federal income tax purposes and will not elect to be treated as an association taxable as a corporation under the check-the-box regulations.
A publicly-traded partnership is a partnership whose interests are traded on an established securities market or are readily tradable on a secondary market or the substantial equivalent thereof. A publicly-traded partnership will not, however, be treated as a corporation for any taxable year if, for each taxable year beginning after December 31, 1987 in which it was classified as a publicly-traded partnership, 90% or more of the partnership’s gross income for such year consists of certain passive-type income, including real property rents, gains from the sale or other disposition of real property, interest, and dividends, or the “90% passive income exception.” Treasury Regulations provide limited safe harbors from the definition of a publicly-traded partnership. Pursuant to one of those safe harbors, referred to as the “private placement exclusion,” interests in a partnership will not be treated as readily tradable on a secondary market or the substantial equivalent thereof if (1) all interests in the partnership were issued in a transaction or transactions that were not required to be registered under the Securities Act of 1933, as amended, and (2) the partnership does not have more than 100 partners at any time during the partnership’s taxable year. In determining the number of partners in a partnership, a person owning an interest in a partnership, grantor trust, or S corporation that owns an interest in the partnership is treated as a partner in such partnership only if (1) substantially all of the value of the owner’s interest in the entity is attributable to the entity’s direct or indirect interest in the partnership and (2) a principal purpose of the use of the entity is to permit the partnership to satisfy the 100-partner limitation. The Trust believes that the Operating Partnership and any other partnership in which it owns an interest qualify for the private placement exception.
The Trust has not requested, and does not intend to request, a ruling from the IRS that the Operating Partnership will be classified as a partnership for U.S. federal income tax purposes. If for any reason the Operating Partnership were taxable as a corporation, rather than as a partnership, for U.S. federal income tax purposes, the Trust likely would not be able to qualify as a REIT unless it qualified for certain relief provisions. See “- Gross Income Tests” and “- Asset Tests.” In addition, any change in a Partnership’s status for tax purposes might be treated as a taxable event, in which case the Trust might incur tax liability without any related cash distribution. See “- Distribution Requirements.” Further, items of income and deduction of such Partnership would not pass through to its partners, and its partners would be treated as shareholders for tax purposes. Consequently, such Partnership would be required to pay income tax at corporate rates on its net income, and distributions to its partners would constitute dividends that would not be deductible in computing such Partnership’s taxable income.
Partnership Audit Rules. The recently enacted Bipartisan Budget Act of 2015 changes the rules applicable to U.S. federal income tax audits of partnerships. Under the new rules (which are generally effective for taxable years beginning after December 31, 2017), among other changes and subject to certain exceptions, any audit adjustment to items of income, gain, loss, deduction, or credit of a partnership (and any partner’s distributive share thereof) is determined, and taxes, interest, or penalties attributable thereto are assessed and collected, at the partnership level. Although it is uncertain how these new rules will be implemented, it is possible that they could result in partnerships in which we directly or indirectly invest being required to pay additional taxes, interest and penalties as a result of an audit adjustment, and we, as a direct or indirect partner of these partnerships, could be required to bear the economic burden of those taxes, interest, and penalties even though we, as a REIT, may not otherwise have been required to pay additional corporate-level taxes as a result of the related audit adjustment. The changes created by these new rules are sweeping and in many respects dependent on the promulgation of future regulations or other guidance by the U.S. Treasury Department.
Income Taxation of the Partnerships and their Partners
Partners, Not the Partnerships, Subject to Tax. A partnership is not a taxable entity for U.S. federal income tax purposes. Rather, the Trust is required to take into account its allocable share of each Partnership’s income, gains, losses, deductions, and credits for any taxable year of such Partnership ending within or with its taxable year, without regard to whether the Trust has received or will receive any distribution from such Partnership. For taxable years beginning after December 31, 2017, however, the tax liability for adjustments to a Partnership’s tax returns made as a result of an audit by the IRS will be imposed on the Partnership itself in certain circumstances absent an election to the contrary.

Partnership Allocations.  Although a partnership agreement generally will determine the allocation of income and losses among partners, such allocations will be disregarded for tax purposes if they do not comply with the provisions of the U.S. federal income tax laws governing partnership allocations. If an allocation is not recognized for U.S. federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners’ interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. Each Partnership’s allocations of taxable income, gain, and loss are intended to comply with the requirements of the U.S. federal income tax laws governing partnership allocations.
Tax Allocations With Respect to Partnership Properties.  Income, gain, loss, and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated in a manner such that the contributing partner is charged with, or benefits from, respectively, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or unrealized loss, or “built-in gain” or “built-in loss,” is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution, or a “book-tax difference.” Any property purchased for cash initially will have an adjusted tax basis equal to its fair market value, resulting in no book-tax difference.
Allocations with respect to book-tax differences are solely for U.S. federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners. The U.S. Treasury Department has issued regulations requiring partnerships to use a “reasonable method” for allocating items with respect to which there is a book-tax difference and outlining several reasonable allocation methods. Under certain available methods, the carryover basis of contributed properties in the hands of the Operating Partnership (1) could cause the Trust to be allocated lower amounts of depreciation deductions for tax purposes than would be allocated to it if all contributed properties were to have a tax basis equal to their fair market value at the time of the contribution and (2) in the event of a sale of such properties, could cause the Trust to be allocated taxable gain in excess of the economic or book gain allocated to it as a result of such sale, with a corresponding benefit to the contributing partners. An allocation described in (2) above might cause the Trust to recognize taxable income in excess of cash proceeds in the event of a sale or other disposition of property, which might adversely affect its ability to comply with the REIT distribution requirements and may result in a greater portion of its distributions being taxed as dividends.
Basis in Partnership Interest.  Our adjusted tax basis in our partnership interest in our Operating Partnership generally is equal to:

·	the amount of cash and the basis of any other property contributed by us to our Operating Partnership;

·	increased by our allocable share of our Operating Partnership’s income and our allocable share of indebtedness of our Operating Partnership; and

·
reduced, but not below zero, by our allocable share of our Operating Partnership’s loss and the amount of cash distributed to us, and by constructive distributions resulting from a reduction in our share of indebtedness of our Operating Partnership.

If the allocation of our distributive share of our Operating Partnership’s loss would reduce the adjusted tax basis of our partnership interest below zero, the recognition of such loss will be deferred until such time as the recognition of such loss would not reduce our adjusted tax basis below zero. To the extent that our Operating Partnership’s distributions, or any decrease in our share of the indebtedness of our Operating Partnership, which is considered a constructive cash distribution to the partners, reduce our adjusted tax basis below zero, such distributions will constitute taxable income to us. Such distributions and constructive distributions normally will be characterized as long-term capital gain.
Sale of a Partnership’s Property.  Generally, any gain realized by a Partnership on the sale of property held by the Partnership for more than one year will be long-term capital gain, except for any portion of such gain that is treated as depreciation or cost recovery recapture. Under Section 704(c) of the Code, any gain or loss recognized by a Partnership on the disposition of contributed properties will be allocated first to the partners of the Partnership who contributed such properties to the extent of their built-in gain or loss on those properties for U.S. federal income tax purposes. The partners’ built-in gain or loss on such contributed properties will equal the difference between the partners’ proportionate share of the book value of those properties and the partners’ tax basis allocable to those properties at the time of the contribution as reduced for any decrease in the “book-tax difference.” See “- Income Taxation of the Partnerships and their Partners - Tax Allocations With Respect to Partnership Properties.” Any remaining gain or loss recognized by the Partnership on the disposition of the contributed properties, and any gain or loss recognized by the Partnership on the disposition of the other properties, will be allocated among the partners in accordance with their respective percentage interests in the Partnership.
The Trust’s share of any gain realized by a Partnership on the sale of any property held by the Partnership as inventory or other property held primarily for sale to customers in the ordinary course of the Partnership’s trade or business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. Such prohibited transaction income also may have an adverse effect upon The Trust’s ability to satisfy the income tests for REIT status. See “- Gross Income Tests.” The Trust does not presently intend to acquire or hold or to allow any Partnership to acquire or hold any property that represents inventory or other property held primarily for sale to customers in the ordinary course of its or such Partnership’s trade or business.
Other Tax Considerations
Legislative or Other Actions Affecting REITs
The present U.S. federal income tax treatment of REITs may be modified, possibly with retroactive effect, by legislative, judicial or administrative action at any time. The REIT rules are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department which may result in statutory changes as well as revisions to regulations and interpretations. Additionally, several of the tax considerations described herein are currently under review and are subject to change. Prospective shareholders are urged to consult with their own tax advisors regarding the effect of potential changes to the federal tax laws on an investment in our securities.
State, Local and Foreign Taxes
The Trust and/or you may be subject to taxation by various states, localities and foreign jurisdictions, including those in which it or a security holder transacts business, owns property or resides. The state, local and foreign tax treatment may differ from the U.S. federal income tax treatment described above. Consequently, you should consult your own tax advisors regarding the effect of state, local and foreign tax laws upon an investment in our securities.

SELLING SECURITY HOLDERS

Information about selling security holders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment or in filings we make with the SEC under the Exchange Act that are incorporated by reference.

PLAN OF DISTRIBUTION

The Trust and/or the Operating Partnership, as the case may be, and/or the selling security holders may sell the securities to one or more underwriters for public offering and sale by them or may sell the securities to investors directly or through agents. Any underwriter or agent involved in the offer and sale of the securities will be named in the applicable prospectus supplement. Underwriters and agents in any distribution contemplated hereby, including but not limited to “at the market” equity offerings, may from time to time be designated on terms to be set forth in the applicable prospectus supplement. Underwriters or agents could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an “at the market” offering as defined in Rule 415 promulgated under the Securities Act, which includes sales made directly on the NYSE, any existing trading market for our securities, or sales made to or through a market maker other than on an exchange.

Underwriters may offer and sell the securities at a fixed price or prices, which may be changed in relation to the prevailing market prices at the time of sale or at negotiated prices. The Trust and/or the Operating Partnership, as the case may be, also may, from time to time, authorize underwriters acting as their agent to offer and sell the securities upon the terms and conditions as are set forth in the applicable prospectus supplement. If indicated in the prospectus supplement, the Trust and/or the Operating Partnership, as the case may be, may authorize underwriters or other agents to solicit offers by institutions to purchase securities from the Trust and/or the Operating Partnership, as the case may be, pursuant to contracts providing for payment and delivery on a future date. Institutions with which the Trust and/or the Operating Partnership, as the case may be, may make these delayed delivery contracts include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. In connection with the sale of securities, underwriters may be deemed to have received compensation from the Trust and/or the Operating Partnership, as the case may be, in the form of underwriting discounts or commissions and may also receive commissions from purchasers of securities for whom they may act as agent. Underwriters may sell securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.

Any underwriting compensation paid by the Trust and/or the Operating Partnership, as the case may be, to underwriters or agents in connection with the offering of securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters, dealers and agents may be entitled, under agreements entered into with the Trust and the Operating Partnership, to indemnification against and contribution toward civil liabilities, including liabilities under the Securities Act.

Any securities issued hereunder (other than the Trust’s common shares or Series A Preferred Shares) will be new issues of securities with no established trading market. Any underwriters or agents to or through whom such securities are sold by the Trust and/or the Operating Partnership, as the case may be, or public offering and sale may make a market in such securities, but such underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice. We cannot assure you as to the liquidity of the trading market for any such securities.

The underwriters and their affiliates may be customers of, engage in transactions with and perform services for the Trust, the Operating Partnership and their subsidiaries in the ordinary course of business. The Trust and/or the Operating Partnership, as the case may be, may use underwriters with whom they have a material relationship. We will describe any such underwriters in the applicable prospectus supplement, naming the underwriter and the nature of any such relationship.

VALIDITY OF SECURITIES

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered by the Trust by this prospectus will be passed upon for us by Venable LLP and certain legal matters in connection with the securities offered by the Trust will be passed upon for us by Morgan, Lewis & Bockius LLP. Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered by the Operating Partnership by this prospectus will be passed upon for us by Morgan, Lewis & Bockius LLP.

EXPERTS

The combined statement of revenues and certain expenses (Historical Summary) of the Dividend Capital Portfolio for the year ended December 31, 2014, appearing in Gramercy Property Trust's Current Report (Form 8-K/A) filed with the SEC on December 22, 2015, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such combined financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of Gramercy Property Trust appearing in Gramercy Property Trust’s Annual Report (Form 10-K) for the year ended December 31, 2016, including schedules appearing therein, and the effectiveness of Gramercy Property Trust’s internal control over financial reporting as of December 31, 2016, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the SEC) given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of GPT Operating Partnership LP appearing in Gramercy Property Trust’s Current Report (Form 8-K) at December 31, 2016 and 2015 and for each of the three years in the period ended December 31, 2016, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the SEC) given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act and, in accordance therewith, we file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information we file at the SEC’s public reference room located at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public from commercial document retrieval services and at the website maintained by the SEC at http://www.sec.gov, which contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

We have filed with the SEC a registration statement on Form S-3, of which this prospectus is a part, under the Securities Act with respect to the securities. This prospectus does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information concerning us and the securities, reference is made to the registration statement. Statements contained in this prospectus as to the contents of any contract or other documents are not necessarily complete, and in each instance, reference is made to the copy of such contract or documents filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference herein is deemed to be part of this prospectus, except for any information superseded by information in this prospectus. This prospectus incorporates by reference the documents set forth below that the Trust has previously filed with the SEC. These documents contain important information about us, our business and our finances.

·	Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed with the SEC on March 1, 2017;

·	Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2017, filed with the SEC on May 2, 2017;

·	Current Reports on Form 8-K filed with the SEC on January 4, 2017, January 6, 2017, April 26, 2017, May 2, 2017, June 16, 2017, and two reports on June 29, 2017;

·
Current Report on Form 8-K/A filed with the SEC on December 22, 2015 (only with respect to the combined statement of revenues and certain expenses of the Dividend Capital Portfolio for the year ended December 31, 2014);

·
Definitive Proxy Statement on Schedule 14A for the 2017 annual meeting of shareholders, filed with the SEC on May 1, 2017 (only with respect to information specifically incorporated by reference into Part III of the Annual Report on Form 10-K for the fiscal year ended December 31, 2016);

·
The description of the Trust’s common shares contained in the Registration Statement on Form 8-A, filed with the SEC on May 17, 2013, as amended by Form 8-A/A filed with the SEC on June 26, 2013 and any other amendment or report filed with the SEC for purposes of updating such description; and;

·
The description of the Trust’s 7.125% Series A Cumulative Redeemable Preferred Shares set forth in the Registration Statement on Form 8-A, filed with the SEC on December 15, 2015, and any amendment or report filed for the purpose of updating such description.

All documents filed by the Trust and the Operating Partnership pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus but before the termination of any offering of securities made under this prospectus will also be considered to be incorporated by reference.

If you request, either orally or in writing, we will provide you with a copy of any or all documents that are incorporated by reference. Such documents will be provided to you free of charge, but will not contain any exhibits, unless those exhibits are incorporated by reference into the document. Requests with respect to the Trust or the Operating Partnership should be addressed to:

Gramercy Property Trust
90 Park Avenue, 32nd Floor
New York, New York 10016 (212) 297-1000
Attention: Corporate Secretary

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the sale and distribution of the securities being registered. All amounts except the Securities and Exchange Commission (“SEC”) registration fee are estimated.

SEC registration fee	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	(1)
Trustee, transfer agent and depositary fees and expenses	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	(2)
Accountant’s fees and expenses	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	(2)
Legal fees and expenses	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	(2)
Printing expenses	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	(2)
Miscellaneous expenses	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	(2)
TOTAL	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	.	(2)
(1)    In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the “Securities Act”), the registrants are deferring payment of all of the registration fee.
(2)    These fees and expenses are calculated based on the number of issuances and amount of securities offered and accordingly cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers.

Gramercy Property Trust

Gramercy Property Trust (the “Trust”) is governed by the laws of the State of Maryland. Maryland law permits a Maryland real estate investment trust (“REIT”) to include in its declaration of trust a provision eliminating the liability of its trustees and officers to the REIT and its shareholders for money damages, except for liability resulting from (i) actual receipt of an improper benefit or profit in money, property or services, or (ii) active and deliberate dishonesty established by a final judgment as being material to the cause of action. The Trust’s declaration of trust contains such a provision which eliminates such liability to the maximum extent permitted by Maryland law.

Maryland law permits a Maryland REIT to indemnify and advance expenses to its trustees, officers, employees and agents to the same extent as permitted for directors and officers of Maryland corporations. The Maryland General Corporation Law (the “MGCL”) permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made, or threatened to be made, a party by reason of their service in those or other capacities, unless it is established that (i) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty, (ii) the director or officer actually received an improper personal benefit in money, property or services, or (iii) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. Under the MGCL, a Maryland corporation may not indemnify a director or officer in a suit by the corporation or in its right in which the director or officer was adjudged liable to the corporation or in a suit in which the director or officer was adjudged liable on the basis that a personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by the corporation or in its right, or for a judgment of liability on the basis that a personal benefit was improperly received, is limited to expenses. In addition, the MGCL permits a Maryland corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of (1) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation, and (2) a written undertaking by or on his or her behalf to repay the amount paid or reimbursed by the corporation if it shall ultimately be determined that the standard of conduct was not met.

The Trust’s declaration of trust requires it, to the maximum extent permitted by Maryland law, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (i) any individual who is a present or former trustee or officer and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity, (ii) any individual who, while a trustee or officer and at the Trust’s request, serves or has served another REIT, corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity and (iii) CBRE Global Investors, LLC, a Delaware limited liability company, CBRE Advisors LLC and any of their affiliates, or any of their respective directors, officers, partners, managers, members, trustees or agents in connection with any proceeding including any third party proceeding brought derivatively on the Trust’s behalf, or in the Trust’s right, to which any of them is made or threatened to be made a party by reason of the performance of advisory, management, transitional or other services for the Trust under any written agreement in place on or prior to July 1, 2012 to which it was a party. The Trust’s declaration of trust also permits it to indemnify and advance expenses to any person who served its predecessor in any of the capacities described above and any employee or agent of it or the Trust’s predecessor. The rights to indemnification and advance of expenses set forth in the Trust's declaration of trust vest immediately upon an individual's election as a trustee or officer.

The Trust has entered into indemnification agreements with each of its trustees and executive officers. The indemnification agreements require, among other things, that the Trust indemnify such persons to the maximum extent permitted by law, and advance to such persons all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. Under these agreements, the Trust must also indemnify and advance all expenses incurred by such persons seeking to enforce their rights under the indemnification agreements, and may cover its trustees and executive officers under its trustees’ and officers’ liability insurance.

GPT Operating Partnership LP

GPT Operating Partnership LP (the “Operating Partnership”) is governed by the laws of the State of Delaware. The sole general partner of the Operating Partnership is the Trust.

Subject to any standards or restrictions set forth in a partnership agreement, Section 17-108 of the Delaware Revised Uniform Limited Partnership Act empowers a Delaware limited partnership to indemnify and hold harmless any partner or other persons from and against all claims and demands whatsoever.

The partnership agreement of the Operating Partnership provides for indemnification of the general partner, the limited partners, a trustee, director or officer of the Operating Partnership or the general partner, and such other persons (including affiliates of the general partner, a limited partner or the Operating Partnership) as the general partner may designate from time to time in its sole and absolute discretion, from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including, without limitation, attorneys’ fees and other legal fees and expenses), judgments, fines, settlements and other amounts arising from or in connection with any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative incurred by the indemnitee and relating to the Operating Partnership or the general partner or the formation or operations of, or the ownership of property by, either of them, as set forth in the partnership agreement in which any such indemnitee may be involved, or is threatened to be involved, as a party or otherwise, provided that the Operating Partnership will not indemnify such person, for (i) an act or omission of the indemnitee that was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty, (ii) any transaction for which the indemnitee actually received an improper personal benefit in money, property or services or (iii) in the case of a criminal proceeding, the person had reasonable cause to believe the act or omission was unlawful.

Item 16. Exhibits.
The exhibits filed (unless otherwise noted) as a part of this Registration Statement are as follows:

Exhibit    Description

1.1	Underwriting Agreement.*

3.1
Articles of Amendment and Restatement to the Declaration of Trust of Chambers Street Properties, incorporated by reference to the Trust’s Current Report on Form 8-K, filed with the SEC on June 26, 2013.

3.2	Articles of Amendment to the Declaration of Trust of Chambers Street Properties, incorporated by reference to the Trust’s Current Report on Form 8-K filed with the SEC on December 18, 2015.
3.3
Articles of Amendment to the Declaration of Trust of Gramercy Property Trust, dated December 30, 2016, converting every three issued and outstanding common shares of beneficial interest, par value $0.01 per share, into one issued and outstanding common share of beneficial interest, par value $0.03 per share, incorporated by reference to Exhibit 3.1 of the Trust’s Current Report on Form 8-K, filed with the SEC on January 4, 2017.

3.4
Articles of Amendment to the Declaration of Trust of Gramercy Property Trust, dated December 30, 2016, decreasing the par value of every common share of beneficial interest from $0.03 to $0.01 per share, incorporated by reference to Exhibit 3.2 of the Trust’s Current Report on Form 8-K, filed with the SEC on January 4, 2017.

3.5
Articles of Amendment to the Declaration of Trust of Gramercy Property Trust, dated December 30, 2016, decreasing the number of authorized common shares of beneficial interest from 990 million to 490 million, incorporated by reference to Exhibit 3.3 of the Trust’s Current Report on Form 8-K, filed with the SEC on January 4, 2017.

3.6
Articles Supplementary establishing and fixing the rights and preferences of the 7.125% Series A Cumulative Redeemable Preferred Shares, incorporated by reference to the Trust’s Current Report on Form 8-K filed with the SEC on December 18, 2015.

3.7	Amended and Restated Bylaws of Gramercy Property Trust, incorporated by reference to the Trust’s Current Report on Form 8-K, filed with the SEC on May 2, 2017.
3.8
Fourth Amended and Restated Agreement of Limited Partnership of GPT Operating Partnership LP, dated as of April 29, 2016, incorporated by reference to the Trust’s Quarterly Report on Form 10-Q, filed with the SEC on August 4, 2016.

3.9
First Amendment to the Fourth Amended and Restated Agreement of Limited Partnership of GPT Operating Partnership LP, dated as of September 29, 2016, incorporated by reference to the Trust’s Current Report on Form 8-K, filed with the SEC on October 5, 2016.

3.10
Second Amendment to the Fourth Amended and Restated Agreement of Limited Partnership of GPT Operating Partnership LP, dated as of December 30, 2016, incorporated by reference to the Trust’s Current Report on Form 8-K, filed with the SEC on January 4, 2017.

4.1	Form of Certificate for Common Shares, incorporated by reference to the Trust’s Registration Statement on Form S-3 ASR, filed with the SEC on November 6, 2013.
4.2
Form of Certificate for Series A Cumulative Redeemable Preferred Shares, incorporated by reference to Amendment No. 1 to the Trust’s Registration Statement on Form S-4/A, filed with the SEC on October 23, 2015.

4.3	Articles Supplementary with respect to any preferred shares issued pursuant to this registration statement.*
4.4	Form of Depositary Agreement.*
4.5	Form of Depositary Receipt.*
4.6	Form of Warrant Agreement.*
4.7	Form of Warrant Certificate.*
4.8	Form of Rights Agreement.*
4.9	Form of Rights Certificate.*
4.10	Form of Guaranty.*
4.11	Form of Indenture for Debt Securities of the Operating Partnership.
4.12	Form of Note.*
5.1	Opinion of Venable LLP regarding the legality of the securities of the Trust being registered.
5.2	Opinion of Morgan, Lewis & Bockius LLP regarding the legality of the securities of the Operating Partnership being registered.
8.1	Opinion of Morgan, Lewis & Bockius LLP as to certain tax matters.
12.1	Computation of ratio of earnings to fixed charges and preferred share dividends for the Trust.
12.2	Computation of ratio of earnings to fixed charges for the Operating Partnership.
23.1	Consent of Independent Registered Accounting Firm.
23.2	Consent of Venable LLP (included in Exhibit 5.1 hereto).

23.3	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.2 hereto).
23.4	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 8.1 hereto).
24.1	Power of Attorney (included on signature page)
25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of the Trustee under the Indenture (for Debt Securities).**
*	To be filed, if applicable, by amendment or pursuant to a document filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.
**	To be filed separately pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

Item 17. Undertakings.
The undersigned registrants hereby undertake:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
i.to include any prospectus required by Section 10(a)(3) of the Securities Act;
ii.to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
iii.to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;
provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2.
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.	That, for the purpose of determining liability under the Securities Act, to any purchaser:
i.Each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
ii.Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

5.
That, for the purpose of determining liability of a registrant under the Securities Act, to any purchaser in the initial distribution of the securities, the undersigned registrants undertake that in a primary offering of securities of an undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.Any preliminary prospectus or prospectus of an undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
ii.Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned registrant or used or referred to by an undersigned registrant;
iii.The portion of any other free writing prospectus relating to the offering containing material information about an undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and
iv.Any other communication that is an offer in the offering made by an undersigned registrant to the purchaser.

6.
That, for purposes of determining any liability under the Securities Act, each filing of an annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

7.
The undersigned registrants hereby undertake to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

8.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 15 above, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of a registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

9.
The undersigned registrants hereby undertake that for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

10.
The undersigned registrants hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (‘‘Act’’) in accordance with the rules and regulations prescribed by the SEC under section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Gramercy Property Trust certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, State of New York, on June 29, 2017.

GRAMERCY PROPERTY TRUST

By:    /s/ JON W. CLARK
Jon W. Clark
Chief Financial Officer

POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Jon W. Clark and Edward J. Matey Jr., and each of them, with full power to act without the other, as such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this registration statement, and any and all amendments thereto (including post-effective amendments), and to file the same, with exhibits and schedules thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or desirable to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in their capacities with Gramercy Property Trust and on the dates indicated.

Signature	Title	Date
/s/ GORDON F. DUGAN
Gordon F. DuGan	Chief Executive Officer and Trustee (principal executive officer)	June 29, 2017

/s/ JON W. CLARK
Jon. W. Clark	Chief Financial Officer (principal financial and accounting officer)	June 29, 2017

/s/ CHARLES E. BLACK
Charles E. Black	Chairman of the Board of Trustees	June 29, 2017

/s/ ALLAN J. BAUM
Allan J. Baum	Trustee	June 29, 2017

/s/ Z. JAMIE BEHAR
Z. Jamie Behar	Trustee	June 29, 2017

/s/ THOMAS D. ECKERT
Thomas D. Eckert	Trustee	June 29, 2017

/s/ JAMES L. FRANCIS
James L. Francis	Trustee	June 29, 2017

/s/ GREGORY F. HUGHES
Gregory F. Hughes	Trustee	June 29, 2017

/s/ JEFFREY E. KELTER
Jeffrey E. Kelter	Trustee	June 29, 2017

/s/ LOUIS P. SALVATORE
Louis P. Salvatore	Trustee	June 29, 2017

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, GPT Operating Partnership LP certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, State of New York, on June 29, 2017.

GPT OPERATING PARTNERSHIP LP

By:    GRAMERCY PROPERTY TRUST

By:    /s/ JON W. CLARK
Jon W. Clark
Chief Financial Officer

POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Jon W. Clark and Edward J. Matey Jr., and each of them, with full power to act without the other, as such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this registration statement, and any and all amendments thereto (including post-effective amendments), and to file the same, with exhibits and schedules thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or desirable to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in their capacities with Gramercy Property Trust, as sole general partner of GPT Operating Partnership LP, and on the dates indicated.

Signature	Title	Date
/s/ GORDON F. DUGAN
Gordon F. DuGan	Chief Executive Officer and Trustee (principal executive officer)	June 29, 2017

/s/ JON W. CLARK
Jon W. Clark	Chief Financial Officer (principal financial and accounting officer)	June 29, 2017

Exhibit	Description

1.1	Underwriting Agreement.*
3.1
Articles of Amendment and Restatement to the Declaration of Trust of Chambers Street Properties, incorporated by reference to the Trust’s Current Report on Form 8-K, filed with the SEC on June 26, 2013.

3.2	Articles of Amendment to the Declaration of Trust of Chambers Street Properties, incorporated by reference to the Trust’s Current Report on Form 8-K filed with the SEC on December 18, 2015.
3.3
Articles of Amendment to the Declaration of Trust of Gramercy Property Trust, dated December 30, 2016, converting every three issued and outstanding common shares of beneficial interest, par value $0.01 per share, into one issued and outstanding common share of beneficial interest, par value $0.03 per share, incorporated by reference to Exhibit 3.1 of the Trust’s Current Report on Form 8-K, filed with the SEC on January 4, 2017.

3.4
Articles of Amendment to the Declaration of Trust of Gramercy Property Trust, dated December 30, 2016, decreasing the par value of every common share of beneficial interest from $0.03 to $0.01 per share, incorporated by reference to Exhibit 3.2 of the Trust’s Current Report on Form 8-K, filed with the SEC on January 4, 2017.

3.5
Articles of Amendment to the Declaration of Trust of Gramercy Property Trust, dated December 30, 2016, decreasing the number of authorized common shares of beneficial interest from 990 million to 490 million, incorporated by reference to Exhibit 3.3 of the Trust’s Current Report on Form 8-K, filed with the SEC on January 4, 2017.

3.6
Articles Supplementary establishing and fixing the rights and preferences of the 7.125% Series A Cumulative Redeemable Preferred Shares, incorporated by reference to the Trust’s Current Report on Form 8-K filed with the SEC on December 18, 2015.

3.7	Amended and Restated Bylaws of Gramercy Property Trust, incorporated by reference to the Trust’s Current Report on Form 8-K, filed with the SEC on May 2, 2017.
3.8
Fourth Amended and Restated Agreement of Limited Partnership of GPT Operating Partnership LP, dated as of April 29, 2016, incorporated by reference to the Trust’s Quarterly Report on Form 10-Q, filed with the SEC on August 4, 2016.

3.9
First Amendment to the Fourth Amended and Restated Agreement of Limited Partnership of GPT Operating Partnership LP, dated as of September 29, 2016, incorporated by reference to the Trust’s Current Report on Form 8-K, filed with the SEC on October 5, 2016.

3.10
Second Amendment to the Fourth Amended and Restated Agreement of Limited Partnership of GPT Operating Partnership LP, dated as of December 30, 2016, incorporated by reference to the Trust’s Current Report on Form 8-K, filed with the SEC on January 4, 2017.

4.1	Form of Certificate for Common Shares, incorporated by reference to the Trust’s Registration Statement on Form S-3 ASR, filed with the SEC on November 6, 2013.
4.2
Form of Certificate for Series A Cumulative Redeemable Preferred Shares, incorporated by reference to Amendment No. 1 to the Trust’s Registration Statement on Form S-4/A, filed with the SEC on October 23, 2015.

4.3	Articles Supplementary with respect to any preferred shares issued pursuant to this registration statement.*
4.4	Form of Depositary Agreement.*
4.5	Form of Depositary Receipt.*
4.6	Form of Warrant Agreement.*
4.7	Form of Warrant Certificate.*
4.8	Form of Rights Agreement.*
4.9	Form of Rights Certificate.*
4.10	Form of Guaranty.*
4.11	Form of Indenture for Debt Securities of the Operating Partnership.
4.12	Form of Note.*
5.1	Opinion of Venable LLP regarding the legality of the securities of the Trust being registered.
5.2	Opinion of Morgan, Lewis & Bockius LLP regarding the legality of the securities of the Operating Partnership being registered.
8.1	Opinion of Morgan, Lewis & Bockius LLP as to certain tax matters.
12.1	Computation of ratio of earnings to fixed charges and preferred share dividends for the Trust.
12.2	Computation of ratio of earnings to fixed charges for the Operating Partnership.
23.1	Consent of Independent Registered Accounting Firm.
23.2	Consent of Venable LLP (included in Exhibit 5.1 hereto).
23.3	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.2 hereto).
23.4	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 8.1 hereto).
24.1	Power of Attorney (included on signature page)
25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of the Trustee under the Indenture (for Debt Securities).**

*	To be filed, if applicable, by amendment or pursuant to a document filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.
**	To be filed separately pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.